Exhibit 10.9

OFFICE LEASE

by and between

KBSIII ALMADEN FINANCIAL PLAZA, LLC

a Delaware limited liability company

(“Landlord”)

and

ZOOM VIDEO COMMUNICATIONS, INC.

a Delaware corporation

(“Tenant”)

Dated as of

August 1, 2016

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between KBSIII ALMADEN FINANCIAL PLAZA, LLC a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached here to, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”).

BASIC LEASE PROVISIONS

1. Tenant:	ZOOM VIDEO COMMUNICATIONS, INC., a Delaware corporation (“Tenant”)

2. Building:	The Almaden 55 Almaden Boulevard San Jose, California 95113

3. Description of Premises:	Suite: 500

Rentable Area:	17 639 square feet; provided, however, pursuant to Paragraph 1(d) of the Lease Tenant is currently subleasing that certain space containing 17,514 square feet of Rentable Area designated as Suite 600 (the “Suite 600 Space”) in the Building. Upon both the expiration of the Tenants Sublease and the Armanino Lease (each as defined in Paragraph l(d) below) with respect to the Suite 600 Space, the “Premises” shall be expanded to include the Suite 600 Space for a total of 35,153 square feet of Rentable Area. The Armanino Lease and the Tenant’s Sublease are currently scheduled to expire on October 31, 2018 so that the commencement date with respect to the Suite 600 Space is estimated to occur on or about November 1, 2018 (the “Estimated Suite 600 Commencement Date”).

Building Size:	140,220 square feet (subject to Paragraph 18)

Project Size:	416,126 square feet (subject to Paragraph 18)

4. Tenant’s Proportionate Share of Building:	12.5795% (17,639 rsf / 140,220 rsf) (See Paragraph 3)

Tenant’s Proportionate Share of Project:

4.2389% (17,639 rsf / 416,126 rsf) (See Paragraph 3)

Commencing on the Suite 600 Commencement Date (as defined in Paragraph 1(d) below) and continuing thereafter through the remainder of the Lease Term, (i) the Tenant’s Proportionate Share of the Building shall be amended to be 25.0699% (35 153 rsf / 140 220 rsf) and (ii) the Tenant’s Proportionate Share of the Project shall be amended to be 8.4477% (35,153 rsf/ 416,126 rsf).

5. Basic Annual Rent:	(See Paragraph 2)

Months 01 to 12*. inclusive: Monthly Installment:	$31,311.00* ($3.55/square foot of Rentable Area/month)

*If the Commencement Date is a day other than the first day of a calendar month, then this period shall be twelve (12) full calendar months plus the partial month in which the Commencement Date occurs so that each subsequent rental period shall occur on the first day of a calendar month.

*During this period the Basic Annual Rent shall be calculated only on 8,820 square feet of Rentable Area and the Basic Annual Rent attributable to the remaining 8,819 square feet of Rentable Area shall be abated. For purposes of calculating the Termination Fee payable in connection with Addendum Three attached hereto, the total Basic Annual Rent abated rent during this period is estimated to be $375 689.40. To the extent the Suite 600 Commencement Date occur during this period then the monthly installment of Basic Annual Rent payable by Tenant shall be increased in accordance with Paragraph 1(d) below.

Months 13 to 24, inclusive: Monthly Installment:	$64,558.74* ($3.66/square foot of Rentable Area/month)

*To the extent the Suite 600 Commencement Date occurs during this period, then the monthly installment of Basic Annual Rent payable by Tenant shall be increased in accordance with Paragraph 1(d) below.

Months 25 to 36, inclusive: Monthly Installment:

$66,499.03 ($3.77/square foot of Rentable Area/month); provided, however from and after the Estimated Suite 600 Commencement Date and continuing for the remainder of this period the monthly installment of Basic Annual Rent shall be equal to $132,526.81 (which is equal to $3.77/square foot of Rentable Area/month for the initial Premises plus the Suite 600 Space)

Months 37 to 48, inclusive: Monthly Installment:	$136,393.64 ($3.88/square foot of Rentable Area/month)

Months 49 to 60, inclusive: Monthly Installment:	$140,612.00 ($4.00/square foot of Rentable Area/month)

6. Installment Payable Upon Execution:	$31,311.00 (to be applied towards the initial installment of Basic Annual Rent due hereunder)

7. Security Deposit Payable Upon Execution:	$175,000.00, in the form of a letter of credit (See Paragraph 2(c))

8. Base Year for Operating Costs:	2016 (See Paragraph 3)

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9. Initial Term:	Sixty (60) full calendar months plus, if the Commencement Date occurs on a day other than the first day of a calendar month the partial month in which the Commencement Date occurs (See Paragraph 1)

10. Estimated Commencement Date:	September 1, 2016

11. Estimated Termination Date:	August 31, 2021

12. Broker(s) (See Paragraph 19(k)):

Landlord’s Broker:	Cushman & Wakefield 300 Santana Row, Fifth Floor San Jose, California 95128

Tenant’s Broker:	Newmark Cornish & Carey 2804 Mission College Blvd. Suite 120 Santa Clara, California 95054

13. Number of Parking Spaces:	A total of fifty-four (54) unreserved parking spaces at an additional charge equal to the then prevailing rate charged by Landlord for the use of such spaces (which as of the Date of this Lease is equal to $120.00 per unreserved space per month) as such rate is subject to change from time to time, plus applicable taxes; provided, however during the Initial Term the parking rate charged for such unreserved space shall not increase by more than the greater of (i) three percent (3%) per year, cumulative and compounding or (ii) the CPI Increase (as defined in Paragraph 18(a) below). Notwithstanding the foregoing to the contrary, the parking rate for twenty-seven (27) of such parking spaces shall be abated during the initial twelve (12) month period following the Commencement Date (and such parking charge abatement shall be factored into the Termination Fee payable under Addendum Three hereof). Commencing on the Suite 600 Commencement Date, Tenant shall be allocated an additional fifty-four (54) unreserved parking spaces (i. e. which are allocable to the Suite 600 Space) at an additional charge equal to the then prevailing rate charged by Landlord for the use of such spaces, as such rate is subject to change from time to time plus applicable taxes. (See Paragraph 18)

14. Addresses for Notices:

To: TENANT: Prior to occupancy of the Premises: Zoom Video Communications. Inc. 55 Almaden, Suite 600 San Jose, California 95113	To: LANDLORD: Project Management Office: KBSIII Almaden Financial Plaza, LLC c/o Embarcadero Realty Services LP One Almaden Boulevard Suite 501 San Jose California 95113 Attention: Property Manager

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After occupancy of the Premises: Zoom Video Communications. Inc. 55 Almaden, Suite 500 San Jose, California 95113	With a copy to: KBS Capital Advisors, LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: Brent Carroll, Senior Vice President

15. Place of Payment:	All payments payable under this Lease shall be sent to Landlord at the Project Management Office at the address specified in Item 14 or to such other address as Landlord may designate in writing.

16. Guarantor:	None

17. Date of this Lease:	See cover page

18. Tenant Improvements:	See Exhibit B

19. The “State” is the State of California.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through Paragraph 19 which follow) and Exhibits A-I through Exhibit A-3 and Exhibits B through Exhibit J, and the following Addenda: Addendum One: Two Renewal Options al Market, Addendum Two: One-Time Right of First Offer, and Addendum Three: Cancellation Option, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

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STANDARD LEASE PROVISIONS

1.	TERM

(a)    The Initial Term of this Lease and the Rent (defined below) shall commence on the earliest of (i) the date that the Tenant Improvements are Substantially Completed, or (ii) the date the Tenant Improvements would have been Substantially Completed except for Tenant Delays or (iii) the date that Tenant, or any person occupying any of the Premises with Tenants permission, commences business operations from the Premises or (iv) September 1, 2016 (the “Commencement Date”), and the Termination Date shall mean the last day of the calendar month following the sixtieth (60th) full calendar month anniversary of the Commencement Date (the “Termination Date”). Unless earlier terminated in accordance with the provisions hereof the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provision. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B Work Letter. “Tenant Delays” consist of those delays defined in Exhibit B.

(b)    The Premises will be delivered to Tenant when the Tenant Improvement have been Substantially Completed. If delivery of the Premises is delayed or otherwise does not occur on the Estimated Commencement Date, set forth in Item 10 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom and in no event shall the Commencement Date be deferred (i.e., in no event shall the Commencement Date be later than September I 2016 even if the Tenant Improvements are not Substantially Completed by such date). Beginning no earlier than fourteen {14) days prior to the date on which the Landlord estimates the Tenant Improvements will be Substantially Completed will occur (such date being referred to herein as the “Pre-Completion Access Date”) and ending on the day immediately preceding the date that the Tenant Improvements have been Substantially Completed (such period being referred to as the “Pre-Completion Access Period”), Tenant, and Tenant’s contractors reasonably approved by Landlord may access the Premises (the “Pre-Completion Access”) for the sole purpose of installing Tenant’s furniture equipment computer and phone cabling and wiring systems in the Premises ; provided, however Tenant and/or Tenant’s contractors, must coordinate all access to the Premises during such Pre-Completion Access Period with the Property Manager of the Building prior to such access. All terms, conditions rules regulations and obligations of Tenant, as set forth in this Lease, shall apply during the Pre-Completion Access Period. Tenant, and its approved contractors, shall not interfere with the completion of construction of the Tenant Improvement or cause any labor dispute as a result of such Pre-Completion Access, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss or damage to such property and all liability loss or damage arising from any injury to the Project Building or the property of Landlord its contractors, subcontractors or materialmen and any death or personal injury to any person or persons arising out of such Pre-Completion Access EVEN IF SUCH LOSS DAMAGE, LIABILITY, DEATH, OR PERSONAL INJURY WAS CAUSED SOLELY OR IN PART BY LANDLORDS NEGLIGENCE, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. Any such Pre-Completion Access shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such Pre-Completion Access Period prior to the commencement of the Pre-Completion Access Period, including such insurance from Tenant’s contractors, as required by Landlord for third party contractors working in the Building. Any delay in putting Tenant in possession of the Premises due to such Pre-Completion Access Period shall not serve to extend the Lease Term of this Lease or to make Landlord liable for any damages arising therefrom.

(c)    Upon Substantial Completion of the Tenant Improvements, Landlord shall prepare and deliver to Tenant, a Tenant Commencement Certificate in the form of Exhibit F attached hereto (the “Certificate”) which Tenant shall acknowledge by executing a copy and returning it to Landlord. If upon receipt of the Certificate, Tenant believes Substantial Completion of the Tenant Improvements has not occurred, Tenant shall provide written notice (“Incompletion Notice”) to Landlord specifying the particular Tenant Improvements which have not been Substantially Completed. Landlord shall then Substantially Complete the Tenant Improvements specified in the Incompletion Notice or, if Landlord disagrees with die Incompletion Notice, refer the matter to the Architect (as defined in the Work Letter attached hereto as Exhibit B) for resolution of whether Substantial Completion has occurred. If Tenant fails to sign and return the Certificate or an Incompletion Notice to Landlord within ten (10) days

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of receipt of the Certificate from Landlord the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate. Failure of Landlord to send the Certificate shall have no effect on the Commencement Date.

(d)    Landlord is currently leasing the Suite 600 Space to Armanino LLP (“Armanino”) pursuant to a lease agreement (the “Armanino Lease”) scheduled to expire on October 31, 2018. Tenant is leasing the Suite 600 Space from Armanino pursuant to a sublease agreement (the “Tenant’s Sublease”) which is also scheduled to expire on October 31, 2018. The parties hereby anticipate that upon the expiration of the Armanino Lease and the Tenant’s Sublease that the Premises shall be expanded to include the Suite 600 Space. Landlord shall deliver the Suite 600 Space to Tenant upon the date that the Armanino Lease expires or is earlier terminated and Armanino surrenders the Suite 600 Space to Landlord. The date of delivery of the Suite 600 Space to Tenant by Landlord shall be known as the “Suite 600 Commencement Date” and Tenant acknowledges that such Suite 600 Commencement Date may occur prior to the Estimated Suite 600 Commencement Date in the event the Armanino Lease is terminated prior to its scheduled expiration date. ln the event the Suite 600 Commencement Date occurs prior to the Estimated Suite 600 Commencement Date, then, for the time period commencing on the Suite 600 Commencement Date and continuing thereafter through the day preceding the Estimated Suite 600 Commencement Date in addition to the Basic Annual Rent, Additional Rent and other sums payable hereunder with respect to the initial Premises, Tenant shall also pay to Landlord an additional sum for the Suite 600 Space equal to the amount that Armanino would have been required to pay to Landlord under the Armanino Lease during such period had the Armanino Lease not been terminated prior to its scheduled expiration. From and after the Estimated Suite 600 Commencement Date through the remainder of the Lease Term, the Basic Annual Rent rate and Base Year attributable to the Suite 600 Space shall be the same Basic Annual Rent rate and Base Year that is then attributable to the initial Premises leased hereunder during such time period (subject to periodic escalations as set forth herein). Tenant hereby acknowledges that its right to lease the Suite 600 Space from Landlord is subject and subordinate to any rights of renewal that Armanino has in the Armanino Lease.

2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT

(a)    Tenant agrees to pay during each Lease Year (defined below) of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. For purposes of this Lease, a “Lease Year” shall be each twelve (12) calendar month period commencing on the Commencement Date (or anniversary thereof); provided, however, that if the Commencement Date is not the first of a month, then the first Lease Year shall also include the partial month in which the Commencement Date occurred.

(b)    Except as expressly provided to the contrary here in, Basic Annual Rent shall be payable in consecutive monthly installments, in advance without demand, deduction or offset commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date other than the payment of Basic Annual Rent in the same manner as if delivery had occurred on the Commencement Date.

(c)    Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord a Letter of Credit (the “Letter of Credit”), in form and substance as set forth in Exhibit H attached hereto or otherwise satisfactory to Landlord in its reasonable discretion, from a bank acceptable to Landlord in Landlord s reasonable determination in the initial amount of the Security Deposit, as set forth in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant, if applicable. At a minimum the Letter of Credit shall provide for the following: (i) it shall terminate no sooner than thirty days following the actual expiration date of the Lease Term, or, if it shall terminate earlier the Letter of Credit shall provide that it will automatically renew or be replaced annually unless Landlord (the beneficiary thereof) is notified in writing by the issuer at least thirty (30) days prior to the expiry date that the Letter of Credit will not be renewed or replaced; and if Landlord is so notified of such non-renewal/non-replacement,

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Landlord (the beneficiary thereof) shall have the right to draw the full amount of such Letter of Credit prior to such earlier expiry date and the amounts so drawn shall be held by Landlord as a Security Deposit, and applied and disbursed in accordance with the terms of the next following paragraph; (b) it shall be irrevocable and (c) it shall be transferable to any successor to Landlord’s interest under this Lease. If at any time during the Lease Term the bank or financial institution that issues the letter of credit is declared insolvent or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if there is a material adverse change in the financial or business condition of the bank or financial institution from the date of the Lease as reasonably determined by Landlord, then following written notice from Landlord, Tenant shall have ten (10) business days to replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord in Landlord’s reasonable discretion. If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord within such ten (10) business day period, then notwithstanding anything in the Lease to the contrary, Tenant shall be in default and Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit and apply the proceeds thereof in accordance with the terms and conditions of this Paragraph 2(c).

If Tenant defaults with respect to any provision of this Lease, including, without limitation the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the provisions of Section 1951.2 of the California Civil Code Landlord may draw down the Letter of Credit and use, apply or retain such portion of the proceeds from the Letter of Credit as may be necessary (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant s default hereunder or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. The use or application of the proceed from the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event Landlord draws down the Letter of Credit pursuant to the terms of this Lease, Landlord shall riot be required to keep the proceeds of the Letter of Credit separate from its general funds and Tenant shall not be entitled to interest thereon.

If any portion of the Letter of Credit is so used or applied Tenant shall upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit within five (5) business days to the appropriate amount as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration or sooner termination of this Lease; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full.

(d)    The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Upon the request of Landlord Landlord’s space planner shall verify the exact number of square feet of Rentable Area in the Premises. In the event there is a variation of three percent (3%) or more from the number of square feet specified in Item 3 of the Basic Lease Provisions Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Basic Annual Rent, the Security Deposit, Tenant’s Proportionate Share and such other provisions hereof as shall be appropriate under the circumstances. Landlord calculated the Rentable Area described in Item 3 of the Basic Lease Provisions using the definition of Rentable Area contained in Exhibit A-3 of this Lease.

3.	ADDITIONAL RENT

(a)    If Operating Costs (defined below) for the Project for any calendar year during the Lease Term exceed Base Operating Costs (defined below), Tenant shall pay to Landlord as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess.

(b)    “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building or the Project, as determined

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by Landlord pursuant to Paragraph 18. Notwithstanding the foregoing to the contrary, subject to the terms of Paragraph 1(d) above, during the initial twelve (12) month period following the Commencement Date, the Additional Rent shall be abated for that portion of the Premises consisting of 8,819 square feet of Rentable Area (i.e., being the same portion that the Basic Annual Rent is abated during this period as set forth in Item 5 of the Basic Lease Provisions), so that for purposes of calculating the Additional Rent during this Period (i) the Tenant’s Proportionate Share of the Building shall be amended to be 6.2901% (8,820 rsf / 140,220 rsf) and (ii) the Tenant’s Proportionate Share of the Project shall be amended to be 2.1196% (8,820 rsf / 416,126 rsf).

(c)    “Base Operating Costs” means all Operating Costs incurred or payable by Landlord during the calendar year specified as Tenant s Base Year in Item 8 of the Basic Lease Provisions.

(d)    “Operating Costs” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term including without limitation, the following:

(i)    Any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city county, state or federal government or any school agricultural lighting, drainage or other improvement or special assessment district thereof or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or Project (collectively, (“Real Estate Taxes”). Real Estate Taxes shall also include, without limitation:

(A)    any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(B)    any assessment, tax, fee, levy or charge in substitution, partially or totally of any assessment, tax, fee, levy or charge previously included within the definition of real property tax it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Estate Taxes” for the purposes of this Lease;

(C)    any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession leasing operation management, maintenance, alteration, repair use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(D)    any assessment tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(E)    any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part; and/or

(F)    any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Real Estate Taxes.

Notwithstanding the foregoing, in no event shall Real Estate Taxes included in Operating Costs for any year subsequent to the Base Year be less than Real Estate Taxes included in Operating Costs for the Base Year.

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(ii)    The cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, including, without limitation water, power gas, sewer waste disposal, telephone and cable television facilities fuel supplies, equipment tools, materials service contracts janitorial services, waste and refuse disposal window cleaning, maintenance and repair of sidewalks and Building exterior and services areas gardening and landscaping; insurance, including, but not limited to, public liability, fire property damage, wind, hurricane earthquake, terrorism, flood, rental loss rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk Causes of Loss - Special Form coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located to the extent carried by Landlord in its discretion and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services for Landlord to the extent such services are connected with the operation, maintenance repair or replacement of the Project; any association assessments, costs dues and/or expenses relating to the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project ; repair and replacement of window coverings provided by Landlord in the premises of tenant s in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager); the maintenance of any easements or ground leases benefiting the Project whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable la w, for any reason, including capital improvements whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses and the costs to replace items which Landlord would be obligated to maintain under the Lease (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine together with interest thereon at the rate of ten percent (10%) per annum or such other rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord.

The following items shall be excluded from Operating Costs:

(A)    leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project (including, without limitation, the costs of the Tenant Improvements being constructed pursuant to Exhibit B attached hereto);

(B)    costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C)    Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or other occupant;

(D)    any depreciation or amortization of the Project except as expressly permitted herein;

(E)    costs incurred due to a violation of Law (defined below) by Landlord relating to the Project;

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(F)    interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(G)    all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Costs;

(H)    repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible); and

(I)    repairs resulting from any defect in the original design or construction of the Project.

(e)    Operating Costs for any calendar year during which actual occupancy of the Project is less than ninety-five percent (95%) of the Rentable Area of the Project shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours. Operating Costs for the Base Year (as defined in Item 8 of the Basic Lease Provisions) shall not include (i) Operating Costs attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges boycotts, embargoes, or other shortages, (ii) one-time special assessments, charges costs or fees or extraordinary charges or costs incurred in the Base Year only, or (iii) amortization of any capital items including, but not limited to, capital improvements capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years). In no event shall the components of Operating Costs for any calendar year related to any utility costs (including, without limitation, electrical costs) be less than the components of Operating Costs related to such utility costs in the Base Year. In addition, if in any calendar year subsequent to the Base Year, the amount of Operating Costs decreases due to a reduction in the cost of providing utilities, security and/or other services to the Project for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities and/or service providers, then for purposes of the calendar year in which such decrease in Operating Costs occurred and all subsequent calendar years, the Operating Costs for the Base Year shall be decreased by an amount equal to such decrease. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. In addition Landlord shall have the right from time to time to equitably allocate and prorate some or all of the Operating Costs among different tenants and /or different buildings of the Project and/or on a building-by-building basis (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Project.

(f)    Prior to the commencement of each calendar year of the Lease Term following the Commencement Date Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of the projected excess if any, of the Operating Costs for the Project for the ensuing year over the Base Operating Costs. Tenant shall pay such estimated amount to Landlord in equal monthly installments in advance on the first day of each month. Within a reasonable period after the end of each calendar year Landlord shall furnish Tenant a statement indicating in reasonable detail the excess of Operating Costs over Base Operating Costs for such period, and the parties shall, within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant if requested by Tenant.

(g)    All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales, or privilege tax, assessment levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand at the option of Landlord, as additional rent to be allocated to monthly Operating Costs.

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(h)    Tenant shall pay ten (10) days before delinquency all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises (other than Landlord’s income taxes), and (iii) levied for any business, professional or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(i)    Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenants Proportionate Share of excess Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. lo the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm of accountants or any person to audit Landlord a set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlords accounting records at Landlord’s accounting office. If after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request there for, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Costs to which Tenant is now objecting or an accountant regularly employed by Land lo rd. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant s Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant s next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenants Proportionate Share of Operating Costs, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto; provided, however if it is determined that Landlord’s original statement was in error in Landlord’s favor by more than five percent (5%), then Landlord agrees to reimburse Tenant up to a maximum of $3,500 towards Tenant’s actual out-of-pocket costs incurred in connection with such certification and investigation. Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants advisor attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(j)    Even though the Lease Term has expired and Tenant has vacated the Premises when the final determination is made of Tenant’s Proportionate Share of excess Operating Costs for the year in which this Lease terminates Tenant shall immediately pay any increase due over the estimated Operating Costs paid, and conversely any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

(k)    Tenant shall pay all sales and use tax levied or assessed against all Basic Annual Rent, Tenant s Proportionate Share of Operating Costs and any other payments due under this Lease simultaneously with each installment of Basic Annual Rent Tenant’s Proportionate Share of Operating Costs and any other payment required hereunder.

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(l)    Tenant shall not be obligated to pay for Controllable Operating Costs in any year to the extent they have increased by more than five percent (5%) per annum compounded annually on a cumulative basis from the first calendar year during the Lease Term. For purposes of this Lease Controllable Operating Costs shall mean all Operating Costs except for Real Estate Taxes, insurance premiums, janitorial costs, wages and salaries affected by the minimum wage costs arising from change in laws, utility costs and snow and ice removal for the Building and the Project. Controllable Operating Costs shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Costs shall be determined on Operating Costs as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

(m)    The Basic Annual Rent, as adjusted pursuant to Paragraph 2, Paragraph 3 and Paragraph 7 and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS

(a)    Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; provided, however, and notwithstanding the foregoing to the contrary Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit B. In addition, with respect to the area in the Suite 600 Space generally shown in Exhibit I attached hereto and incorporated herein for all purposes, Landlord at its sole cost and expense, agrees (i) to add five 12” Building standard cooling only VAV boxes, (ii) that a new supply air plenum will be added to the box and the supply air tap-outs will be cut in, (iii) that a total of four 12-inch supply air diffusers will be installed in a quadrant pattern, and (iv) that all thermostats will be relocated to their respective zones.

(b)    Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Alterations. Tenant shall reimburse Landlord for all out-of-pocket sums, if any paid by Landlord for third party examination of Tenant’s plans and specifications for any Alterations. In addition, Tenant shall be obligated to pay Landlord a coordination fee equal to ten percent (10%) of the actual costs of any of such Alterations, which coordination fee shall be paid to Landlord promptly following the completion of the construction of the Alterations. Such coordination fee will be deemed to cover all of Landlord’s costs and expenses for Landlord’s employees or contractors, including but not limited to management personnel, engineers and other consultants involved in review, approval coordination and/or supervision of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor Landlord may take into account the desirability of maintaining harmonious labor relations at the Project. Landlord may also require that all life safety related work and all mechanical electrical plumbing and roof related work be performed by contractors designated by Landlord. Landlord shall have the right, in its sole discretion to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord (ii) were not built in conformance with the plans and specifications approved by Landlord or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. Except as set forth in the preceding sentence, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If upon the termination of this Lease, Landlord require Tenant to remove any or all of such Alterations from the Premises, then Tenant, al Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of

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all persons performing work or supplying materials, prior to beginning such construction and Landlord may post on and about the Premises and record any notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors.

(c)    Tenant shall keep the Premises the Building and the Project free from any and all liens arising out of any Alterations, work performed materials furnished, or obligations incurred by or for Tenant; provided, however, that Tenant shall not be responsible for any liens attributable to Landlord failing to make timely payments of contractor in voices up to the Landlord Amount (as defined in the Work Letter attached hereto as Exhibit B) for Tenant Improvements specified in the Work Letter attached hereto as Exhibit B. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant s indemnification shall not include any damages losses or costs attributable to Landlord’s failure to make timely payments up to the Landlord Amount for Tenant Improvements specified in the Work Letter. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d)    EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE OR THE WORK LETTER NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

5.	REPAIRS

(a)    Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition. Subject to subparagraph (b) below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building, and to the Common Areas and to public corridors and other public areas of the Project not constituting a portion of any tenant s premises and shall use reasonable efforts to keep all Building standard equipment used by Tenant in common with other tenants in good condition and repair and to replace same at the end of such equipment’s normal and useful life reasonable wear and tear and casualty loss excepted. Except as expressly provided in Paragraph 9 of this Lease there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. Tenant waives the right to make repairs at Landlord’s expense under any law statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

(b)    Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises including, without limitation, lavatory, shower toilet, wash basin and kitchen facilities and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling,

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alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to ten percent (10%) of such costs.

(c)    Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Prior to the expiration or earlier termination of this Lease, Tenant shall remove from the Premises (i) all trade fixtures, furnishings and other personal property of Tenant, except as otherwise set forth in Paragraph 4(b) of this Lease, and (ii) all computer and phone cabling and wiring installed by or on behalf of Tenant, and Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.	USE OF PREMISES

(a)    Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b)    Tenant shall not at any time use or occupy the Premises or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to Tenant s execution of any subordination agreements requested by a mortgagee (which for purposes of this Lease includes any lender or grantee under a deed of trust) of the Premises, the Building or the Project.

(c)    Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premise s, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants Tenant shall, upon five (5) business days’ written notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use within five (5) business days of written notice shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d)    Tenant shall not do or perm it to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss - Special Form or other insurance policy covering the Building the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

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(e)    Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper immoral unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than five (5) persons per 1,000 square feet of Rentable Area. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in on, upon or about the Premises, the Building or the Project.

(f)    Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

(g)    As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a “hazardous waste,” “pollutant,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local Law or administrative code promulgated thereunder (B) petroleum or (C) asbestos.

(i)    Tenant agrees that all operations or activities upon or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees representatives and contractors (collectively referred to herein as “Tenant Affiliates”), throughout the Lease Term, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials.

(ii)    Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

(iii)    In the event any investigation or monitoring of site conditions or any clean up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv)    Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

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7.	UTILITIES AND SERVICES

(a)    Provided that Tenant is not in default hereunder, Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in Exhibit C attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

(b)    Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit C. Landlord shall not be liable to Tenant for the failure of any other tenant or its assignees subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.

(c)    If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside Building Hours, or consumption of extraordinary amounts of electricity at any time, such as for the operation of a server, for dedicated HVAC equipment for the Premises, or for other equipment requiring power in excess of standard 120 volt outlet power. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation). In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall upon reasonable prior notice by Tenant, furnish to the Premises additional elevator heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Project.

(d)    Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord’s sole negligence or willful misconduct), including, without limitation when caused by accident, breakage, water leakage, flooding repairs, Alterations or other improvements to the Project strikes lockouts or other labor disturbances or labor disputes of any character, governmental regulation moratorium or other governmental action inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Buildings ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law ordinance or governmental regulation permitting the termination of this Lease due to an interrupt ion, failure or inability to provide any services. Notwithstanding anything in this Paragraph 7 to the contrary if an interruption or cessation of a utility service to the Premises from a cause within the reasonable control of Landlord results in the Premises being unusable by Tenant for the conduct of Tenant’s business, then Basic Annual Rent shall be abated commencing on that date which is five (5) consecutive business days following the date Tenant delivers written notice to Landlord of such interruption and

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continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant’s business. If however, Tenant reoccupies any portion of the Premises during such abatement period, the Basic Annual Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Basic Annual Rent shall be Tenant’s sole and exclusive remedy at law or in equity in the event of an interruption or cessation of a utility service to the Premises.

(e)    Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services.

8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a)    Neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster steam, gas, electricity water or rain which may leak from any part of the Building or the Project or from the pipes appliances appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever (iv) any diminution or shutting off of light air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project or (v) any latent or other defect in the Premises the Building or the Project. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b)    Tenant hereby agrees to indemnify protect defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries and all of their respective officers directors, shareholders, employees servants, partners, representatives, insurers and agents (collectively “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons damages to property, losses liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity directly or indirectly arising out of, caused by or resulting from (in whole or part) (1) Tenant’s construction of or use, occupancy or enjoyment of the Premises, (2) any activity work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission negligence or willful misconduct of Tenant or any of its agents, contractors, employees business invitee or licensees or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees located in or about the Premises caused by Tenant and its agents and employees (collectively, “Liabilities”). This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c)    Tenant shall promptly advise Landlord in writing of any action administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant at Tenant s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided however, that any Landlord Indemnitee shall have the right at its option to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees benefit acts.

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(d)    Insurance.

(i)    Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease including death resulting therefrom, bodily injury and property damage to a $1,000,000 per occurrence with a $2,000,000 aggregate which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, with an Excess Limits (Umbrella) Policy in the amount of $5,000,000; (B) worker s compensation insurance to the statutory limit if any, and employer s liability insurance to the limit of $1,000,000 per occurrence; and (C) All Risk Causes of Loss - Special form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism malicious mischief, wind and/or hurricane coverage. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in California and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Date of this Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums there for, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii)    It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant “obligations contained in this Lease, including without limitation Tenant s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant hall be solely responsible for any premiums, assessments, penalties, deductible assumptions retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the San Jose, California metropolitan area.

(iii)    Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein or that is faulty in any respect such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(iv)    Throughout the Lease Term Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value

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thereof. subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office buildings in San Jose, California metropolitan area and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs.

(e)    Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement Tenant and Landlord shall obtain the approval and consent of their respective insurers in writing, to the terms of this Lease. Tenant agrees to indemnify, protect defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of or in the name of Tenant including, but not limited to, claims for contribution, indemnity or subrogation brought in contravention of this paragraph. Landlord agrees to indemnify protect, defend and hold harm less Tenant from and against any claim, suit or cause of action asserted or brought by Landlord’s insurers for, on behalf of, or in the name of Landlord, including but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(f)    Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(g)    Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.

(h)    Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.

(i)    Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease hall constitute an event of default hereunder and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option and without relieving Tenant of its obligations hereunder may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9.	FIRE OR CASUALTY

(a)    Subject to the provisions of this Paragraph 9, in the event the Premises or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants conditions

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and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other item installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the Lease Term or any extension of the Lease Term.

(b)    Landlord may elect to terminate this Lease in any of the follow in g cases of damage or destruction to the Premises the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord exceeds $500,000; or (iii) where in the case of any damage or destruction to the Premises or access thereto by uninsured casualty the cost of Restoration of the Premises or access thereto in the reasonable opinion of Landlord exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within ninety (90) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premise or a portion there of, are rendered untenantable, the Basic Annual Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant s business in the Premises); provided however Tenant shall have the right to terminate this Lease if more than fifty percent (50%) of the Premises are rendered untenantable for a period of two hundred seventy (270) days after the date of damage or destruction (the “270 Day Period”) by delivering written notice to Landlord of its intent to terminate this Lease after the 270 Day Period but prior to the substantial completion of the Restoration of the Building. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises the Building or the Project. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

10.	EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall in the reasonable opinion of Landlord, substantially interfere with Landlord operation thereof, Landlord may terminate this Lease upon thirty (30) days written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated Landlord shall to the extent of proceeds paid to Landlord as a result of the Taking with reasonable diligence use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures and above-standard tenant improvements) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord any compensation in connection with any such Taking, and Landlord shat I be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenants sole and

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exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a Taking.

11.	ASSIGNMENT AND SUBLETTING

(a)    Tenant shall not directly or indirectly voluntarily or involuntarily, by operation of law or otherwise, assign sublet, mortgage hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment subletting, license, mortgage hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b)    No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning Tenant and the proposed assignee or subtenant. Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c)    At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder.

(d)    Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i)    The assignee or sublessee (or any affiliate of the assignee or sublessee) is not in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii)    The intended use of the Premises by the assignee or sublessee is not for general office use;

(iii)    The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv)    Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v)    The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project;

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(vi)    The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project;

(vii)    the proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term;

(viii)    the net effective rent payable by the assignee or sublessee (adjusted on a square foot of Rentable Area basis) is less than the net effective rent then being quoted by Landlord for new leases in the Building for comparable size space for a comparable period of time; or

(ix)    In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sub lease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11 their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant on behalf of itself and, to the extent permitted by law, such proposed assignee /sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

(e)    Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half (1/2) of all such excess Rent and other excess consideration (after deducting Tenant’s reasonable and actual out-of-pocket costs incurred in connection with such sublease or assignment) within ten (10) days following receipt thereof by Tenant.

(f)    If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and except to the extent set forth in the preceding paragraph apply the amount collected to the next Rent payable hereunder and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations hereunder.

(g)    If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent. Acceptance of the One Thousand Dollar ($1,000.00) administrative fee and/or reimbursement of Landlord’s attorneys and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(h)    Notwithstanding any provision of this Lease to the contrary in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

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12.	DEFAULT

(a)    Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (herein so called) under this Lease by Tenant: (i) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, where such failure continues for three (3) business days after written notice thereof from Landlord that such payment was not received; (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant other than monetary failures as specified in clause (i) Paragraphs 12(a)(i) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, or (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; (vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or (ix) the vacation or abandonment of the Premises by Tenant.

Any notice sent by Landlord to Tenant pursuant to this Paragraph 12(a) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

(b)    Landlord’s Remedies; Termination. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i)    the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii)    the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)    the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenants failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal properly, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in subparagraphs (i) and (ii) of Paragraph 12(b) above, the “worth at the time of award” is computed by allowing interest at the Default Rate (as defined below). As used in subparagraph (iii) of Paragraph 12(b) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank

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of San Francisco at the time of award plus one percent (1%). The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its “prime rate” or “reference rate”, plus three percent (3%), or (B) the maximum rate of interest permitted by applicable law.

(c)    Landlords Remedies; Re-Entry Rights. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Paragraph 5(c) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(c), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d)    Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant. Landlord may from time to time without terminating this Lease enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(e)    Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) business days with respect to monetary obligations (or ten (10) day with respect to non-monetary obligations, except in case of emergencies, in which such case such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant s obligations make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

(f)    Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

(g)    Late Charges. Tenant acknowledges that in addition to interest costs the late payments by Tenant to Landlord of any monthly installment of Basic Annual Rent Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly if any monthly installment of Annual Basic Rent Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord s processing administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

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(h)    Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenants indemnification of Landlord pursuant to any provision of this Lease.

(i)    Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenants right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

(j)    Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13.	ACCESS; CONSTRUCTION

Landlord reserves from the lease hold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, Landlord also reserves the right to install use maintain, repair replace and relocate equipment machinery, meters, pipes, ducts plumbing conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours prior notice (except in the event of an emergency, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder to exhibit the Premises to prospective purchasers, lenders or tenants to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

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14.	BANKRUPTCY

(a)    If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b)    If, after the Commencement Date or if at any time during the Lease Term, there shall be filed against Tenant in any court tribunal, administrative agency or any other forum having jurisdiction pursuant to any applicable law either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damage any Rent Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(c)    In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise or by applicable law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control. and (ii) neither Tenant as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures or provides adequate assurance that the latter will promptly cure, any exiting default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including without limitation attorneys’ fees and disbursements) resulting from such default and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that for such purposes any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond.

15.	SUBSTITUTION OF PREMISES

Subject to the conditions specified in this Paragraph 15, Landlord reserves the right without Tenant’s consent, on thirty (30) days’ prior written notice to Tenant, to substitute other premises within the Project for the Premises. ln each such case, the substituted premises shall (a) contain at least substantially the same Rentable Area as the Premises, (b) contain comparable tenant improvements, and (c) be made available to Tenant at the then current rental rate for such space, which in no event, shall exceed the per square foot rental rate for the Premises in effect under this Lease for the Premises at the time of such substitution. Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

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16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a)    Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust security interests, mortgages, master leases ground leases or other security documents and any and all modifications renewals, extensions consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest. Furthermore, Tenant shall within ten (10) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within ten (10) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder provide d, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease.

(b)    lf any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same a Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired Lease Term then remaining). Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c)    In addition to any statutory lien for Rent in Landlord’s favor Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory and other tangible personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property. Ln the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days’ notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represent to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this paragraph without the prior written consent of Landlord. Notwithstanding the provisions of this Paragraph 16(c) to the contrary, if Tenant desires to obtain a loan secured by Tenant’s personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith, Landlord shall, in its reasonable discretion, based upon Landlord’s review of Tenant’s financial condition, agree to subordinate its lien rights to the rights of Tenant’s lender pursuant to a lien subordination on Landlord’s standard form, provided that Tenant delivers such request in writing to Landlord together with a non-refundable processing fee in the amount of Five Hundred Dollars ($500.00). Notwithstanding the foregoing, however if Landlord incurs processing costs (including attorneys’ fees) in connection with any such request which exceed Five Hundred Dollars ($500.00), then Tenant shall reimburse Landlord for such excess within three (3) business days following Tenant’s receipt of invoice(s) therefor from Landlord. Nothing in this Paragraph 16(c) shall permit Tenant to encumber its leasehold interest in the Premises.

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(d)    Tenant shall, upon not less than ten (10) days’ prior notice by Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.

17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a)    In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b)    Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Project and not thereafter. All obligations of Landlord hereunder shall be construed as covenants not conditions and, except as may be otherwise expressly provided in this Lease Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c)    Notwithstanding anything contained in this Lease to the contrary the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord and/or any Landlord Indemnitee in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord its partners, directors, officers, trustees, members shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

(d)    As a condition to the effectiveness of any notice of default given by Tenant to Landlord Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of

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the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate commencement of foreclosure proceedings).

18.	PARKING; COMMON AREAS

(a)    Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces and valet assisted parking. Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charges the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant which cost shall be immediately payable upon demand by Landlord. As used herein, the term “Adjustment Date” shall mean each anniversary of the Commencement Date. As used herein the term “CPI Increase” shall mean for a particular twelve (12) calendar month period, the percentage increase (rounded to two (2) decimal places), if any, in (A) the Cost of Living Index (hereinafter defined) published for the month that is two (2) months prior to the applicable Adjustment Date, over (B) the Cost of Living Index published for the month that is fourteen (14) months prior to the applicable Adjustment Date. For purposes of this Lease, the term “Cost of Living Index” shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the Bureau of Labor Statistics, U.S. Department of Labor or any successor thereto (the “BLS”), or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease (adjusted to reflect a 12 month period). If the BLS changes the base reference period for the Cost of Living Index from 1982-1984 = 100 the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of, the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Landlord.

(b)    Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities parking and ingress and egress by Tenant and

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its employees, agents representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation constructing new buildings and making changes in the location size shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided however, that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant s use of the Premises. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design appearance construct ion, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

(c)    Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs (i) Tenant’s Proportionate Share of the Building shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Building (as then defined) represented by the Premises and (ii) Tenant’s Proportionate Share of the Project shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. The Rentable Area of the Project is subject to adjustment by Landlord from time to time to reflect any re-measurement thereof by Landlord’s architect, at Landlord’s request, and/or as a result of any additions or deletions to any of the buildings in the Project as designated by Landlord. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant’s Proportionate Share of Operating Costs increase due to Landlord redefining the term “Project.” Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building bas is, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. Landlord shall have the exclusive rights to the airspace above and around and the subsurface below, the Premises and other portions of the Building and Project.

19.	MISCELLANEOUS

(a)    Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including without limitation court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b)    Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be

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deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c)    Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

(d)    Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.

(e)    Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will in Landlord’s judgment, be adequate to light said space as storage space.

(f)    Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election, become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period an amount equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payments of Additional Rent) shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

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(g)    Condition of Premises. EXCEPT AS OTHER WISE EXPRESSLY PROVIDED IN THIS LEASE LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i)    ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii)    ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii)    WAIVES ANY DEFECTS TN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK IT EMS THAT DO NOT INTERFERE WITH TENANTS OCCUPANCY OF THE PREMISES; AND

(iv)    WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h)    Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants conditions and provisions on Tenant’s part to be observed and performed hereunder Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provision s of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i)    Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matter affecting Landlord s title to the Project recorded in the Real Property Records of the County in which the Project is located prior to and subsequent to the date hereof including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j)    Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k)    Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. Landlord shall pay a commission to the brokers named in Item 12 of the Basic Lease Provisions pursuant to a separate written agreement.

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(l)    Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify add to or otherwise alter the name, number, or designation of the Building and/or the Project and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(m)    Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n)    Time. Time is of the essence of this Lease and each and all of its provisions.

(o)    Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Article 5, Article 7, Article 13 and Article 18, the term Landlord shall include Landlord its employees, contractors and agents. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p)    Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of California. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease and such remaining provisions shall remain in full force and effect.

(q)    Authority. If Tenant is a corporation or limited liability company each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company that Tenant has and is qualified to do business in the State that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request including, without limitation, resolutions certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r)    Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several and all notices payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s)    Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t)    Rules and Regulations. Tenant agrees to comply with all rules and regulation of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.

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(u)    Joint Product. This Lease is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v)    Financial Statements. Upon Landlord’s written request Tenant shall promptly furnish Landlord, from time to time with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct reflecting Tenant s then current financial condition.

(w)    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions tire, flood earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Section 19(f) of this Lease and any extension of the Construction Termination Date as set forth in Paragraph (d) of Exhibit B to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease shall excuse the performance of such party for a period equal to any such prevention delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x)    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

(y)    Landlord Reserved Rights. Notwithstanding anything in this Lease to the contrary, Landlord shall have the following rights exercisable at any time without notice to Tenant, without Landlord being in breach of any provision of this Lease or any implied warranty, without liability to Tenant for damage or injury to property or business and without being deemed an eviction or disturbance of Tenants use or possession of the Premises or giving rise to any claim for setoff or abatement of any Rent: (i) to change the name of the Project or Building, (ii) to designate and/or approve prior to installation all types of signs, window shades, blinds or other similar items, and all internal lighting that may be visible from the exterior of the Premises (including, without limitation, outside of the Building), and (iii) to install, affix and maintain, and enter into or act as a lessor or licensor in leases or licenses with third parties to install, affix and maintain, any signs in or about the interior or exterior of the Project or Building including, without limitation affixing any signs to the outside, exterior walls of the Building or of any parking facilities or other structures within the Project, as Landlord may, in Landlord s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

(z)    Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (the “Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services or any equipment or facilities used in the furnishing thereof; or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation alteration, repair, maintenance, furnishing, operation adjustment or removal of any such services, equipment or facilities and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease the obligations of Tenant here under and the rights of Landlord hereunder and, without limiting the foregoing, no default or failure of Provider with respect to any such services equipment or facilities, or under any

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contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder or entitle Tenant to any abatement of Basic Annual Rent or Additional Rent or any other payment required to be made by Tenant hereunder or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(aa)    Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(bb)    WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(cc)    OFAC Compliance.

(i)    Certification. Tenant certifies, represents, warrants and covenants that:

(A)    It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B)    It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii)    Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(dd)    CASp Disclosure. As of the Date of this Lease, the Building has not undergone inspection by a Certified Access Specialist (CASp).

(ee)    Energy Disclosures. Tenant shall reasonably cooperate with Landlord in furnishing any information that may be required in connection with Landlord s obligations to furnish energy disclosures as may be required under applicable law, including, without limitation, providing any information that may be required in order to enroll in the US Environmental Protection Agency’s Energy Star Portfolio Manager.

(ff)    Building Exterior Signage. Provided that (x) Tenant is the Tenant originally named herein, (y) Tenant is leasing and actually occupies the entirety of the Premises initially demised under this Lease and the Suite 600 Space (either under the Tenant’s Sublease or as a direct tenant hereunder), and (z) no event of default or event which but for the passage of time or the giving of notice, or both would constitute an event of default has occurred and is continuing (items (x) - (z) being the “Signage Conditions”), then, subject to all applicable laws, ordinances restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Project (collectively, the “Applicable Rules and Restrictions”), Tenant shall have the non-exclusive right throughout the Initial Term to install one sign on the fascia of the Building (“Fascia Sign”) provided that Landlord, acting reasonably, approves the Fascia Sign (including all structural engineering and aesthetic aspects thereof) and the exact location where the same is to be installed. Landlord hereby pre-approves the location for the Tenant s Fascia sign shown in Exhibit J attached hereto; provided however in the event that the Applicable Rules and Restrictions and/or applicable laws codes or ordinances or applicable governmental authority do not permit the Fascia Sign to be installed in such location, then the Fascia Sign shall be installed in such other location on the fascia of the Building that is either approved by or designated by Landlord in writing. The engineering, manufacture, installation, maintenance and

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removal of, and the procurement of all required approvals for, the Fascia Sign shall be at Tenant’s sole cost and expense. The installation of the Fascia Sign shall be in compliance with all Applicable Rules and Restrictions. Prior to the manufacturing or installing the Fascia Sign, Tenant shall submit to Landlord, for Landlord’s approval which shall not be unreasonably withheld delayed or, except as expressly provided here in, conditioned, (i) a report from a structural engineer reasonably acceptable to Landlord providing that (A) the Building can adequately support the installation of the Fascia Sign and (B) the Fascia Sign can and will be installed in a manner that will not damage, or otherwise affect or diminish the structural integrity of the Building, and (ii) a detailed drawing indicating the size, layout, design, configuration, lettering and/or graphics and color of the proposed Fascia Sig n, together with the proposed location where the Fascia Sign is to be installed. In the event Landlord approves the structural report, the Fascia Sign and the location, Landlord shall evidence such approval in writing. Tenant shall install, repair maintain, and remove the Fascia Sign with contractors approved by Landlord. Any such contractors shall satisfy Landlord’s insurance and indemnification requirements prior to performing any work. Tenant agrees that the installation, maintenance, repair and removal of the Fascia Sign shall be at Tenant’s sole risk. Tenant agrees to maintain the Fascia Sign in good condition and repair and, prior to the expiration of the Lease Term or the earlier termination of this Lease or Tenant s right of possession under this Lease, Tenant shall remove the Fascia Sign and restore the Building to the condition immediately prior to the installation of the Fascia Sign, at Tenant s sole cost and expense. In the event Tenant fails to repair or remove the Fascia Sign Landlord shall have the right to repair or remove the Fascia Sign, as the case may be, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, DEMANDS LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES) INCURRED OR SUFFERED BY LANDLORD AND EXISTING OUT OF OR IN ANY WAY RELATED TO THE INSTALLATION MAINTENANCE, REPAIR OR REMOVAL OF THE FASCIA SIGN EVEN IF THE SAME IS CAUSED IN PART (BUT NOT SOLELY) BY THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES AGENTS OR REPRESENTATIVES. Notwithstanding anything herein to the contrary Landlord shall have the right to terminate Tenant’s rights under this Paragraph 19(ff) by providing written notice of termination to Tenant if, at any time Tenant (1) assigns this Lease, (2) subleases any portion of the Premises (including the Suite 600 Space), or (3) suffers an event of default of any term or condition of this Lease. In the event Landlord terminates Tenant s rights under this Paragraph 19(ff) as provided for in the immediately preceding sentence Tenant shall remove the Fascia Sign from the Building and repair any damage to the Building caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlords written notice of termination, and, in the event Tenant fails to timely remove the Fascia Sign and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the Fascia Sign and Landlord shall have the right to dispose of the Fascia Sign in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto). In no event does Landlord make any representation or warranty to Tenant that the Fascia Sign shall be permitted under the Applicable Rules and Restrictions and, to the extent the Fascia Sign is not permitted by the Applicable Rules and Restrictions, Tenant acknowledges and agrees that this Lease shall remain in full force and effect despite Tenant not being permitted to install such Fascia Sign. Tenant shall be responsible, at its cost and expense, to obtain any necessary approvals or permits from the applicable governmental authorities for the purposes of installing and maintaining such Fascia Sign (the “Fascia Sign Approvals”), provided, however, at Landlord s option it can apply for such Fascia Sign Approvals on Tenant’s behalf, at Tenants cost and expense. Promptly following obtaining such Fascia Sign Approvals (and in no event later than thirty (30) days following obtaining such Fascia Sign Approvals) Tenant shall install such Fascia Sign in accordance with the terms of this Paragraph 19(ff). In no event shall Landlord be required to remove any existing fascia sign or other signage present existing in order to accommodate any approvals required by the Applicable Rules and Restrictions affecting the Building for the Fascia Sign. The terms and provisions of this Paragraph 19(ff) shall survive the expiration or earlier termination of this Lease. As consideration for Tenant’s right to install and maintain the Fascia Sign, commencing on the date that the Fascia Sign Approvals are obtained and the Fascia Sign has been installed and continuing thereafter for the remainder of the Lease Term, Tenant shall pay to Landlord $5,500.00 per month (the “Fascia Sign Rent”), with such Fascia Sign Rent being payable in advance on the first day of the month in the same manner and time as Tenant is obligated to pay Basic Annual Rent (provided, however, any abatement of the Basic Annual Rent shall not apply with respect to the Fascia Sign Rent).

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(gg)    Monument Sign. Provided that the Signage Conditions are satisfied, but subject to the Applicable Rules and Restrictions, Tenant shall have the non-exclusive right to display its signage in a new monument sign (the “New Monument Sign”) to be constructed by Tenant, at Tenant’s sole cost and expense, in a location designated by Landlord in its sole and absolute discretion. Landlord may, at its option, elect to manage the construction of the New Monument Sign, in which case Tenant shall reimburse Landlord within thirty (30) days after receipt of an invoice for any and all costs incurred by Landlord in connection with the installation and construction of such New Monument Sign. All costs associated with the installation, fabrication, repair and maintenance of such New Monument Sign shall be paid for by Tenant. The style, type, color, size, design, engineering, precise location and the means and method of attachment of the New Monument Sign shall all be subject to Landlord’s prior written approval, which approval shall by in Landlord’s sole and absolute discretion; provided, however, such New Monument Sign shall comply with Landlord’s signage guidelines and criteria (if any). The engineering, manufacture, installation, maintenance and removal of, and the procurement of all required approvals for, the New Monument Sign shall be at Tenant’s sole cost and expense. The New Monument Sign shall be in compliance with all Applicable Rules and Restrictions. Tenant agrees to maintain the New Monument Sign in good condition and repair and, prior to the expiration of the Lease Term or the earlier termination of the Lease or Tenant’s right of possession under the Lease, Tenant shall be required remove the New Monument Sign and restore any damage arising from such removal, at Tenant’s sole cost and expense. In the event Tenant fails to repair or remove the New Monument Sign, Landlord shall have the right to repair or remove the New Monument Sign, as the case may be, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee, and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate Tenant’s rights under this Paragraph 19(gg) by providing written notice of termination to Tenant if, at any time, Tenant (1) assigns this Lease, (2) subleases any portion of the Premises (including the Suite 600 Space), or (3) suffers an event of default of any term or condition of this Lease. In the event Landlord terminates Tenant’s rights under this Paragraph 19(gg) as provided for in the immediately preceding sentence, Tenant shall remove the New Monument Sign, and repair any damage caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlord’s written notice of termination, and, in the event Tenant fails to timely remove the New Monument Sign and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the New Monument Sign and Landlord shall have the right to dispose of the New Monument Sign in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto). In no event does Landlord make any representation or warranty to Tenant that the New Monument Sign shall be permitted under the Applicable Rules and Restrictions and, to the extent the New Monument Sign is not permitted by the Applicable Rules and Restrictions, Tenant acknowledges and agrees that this Lease shall remain in full force and effect despite Tenant not being permitted to install such New Monument Sign. Tenant shall be responsible, at its cost and expense, to obtain any necessary approvals or permits from the applicable governmental authorities for the purposes of installing and maintaining such New Monument Sign (the “New Monument Sign Approvals”); provided, however, at Landlord’s option it can apply for such New Monument Sign Approvals on Tenant’s behalf, at Tenant’s cost and expense. Promptly following obtaining such New Monument Sign Approvals (and in no event later than thirty (30) days following obtaining such New Monument Sign Approvals), Tenant shall install such New Monument Sign in accordance with the terms of this Paragraph 19(gg). In no event shall Landlord be required to remove any existing monument sign or other signage present existing in order to accommodate any approvals required by the Applicable Rules and Restrictions affecting the Building for the New Monument Sign. The terms and provisions of this Paragraph 19(gg) shall survive the expiration or earlier termination of this Lease. As consideration for Tenant’s right to install and maintain the New Monument Sign, commencing on the date that the New Monument Sign Approvals are obtained and the New Monument Sign has been installed and continuing thereafter for the remainder of the Lease Term, Tenant shall pay to Landlord $1,000.00 per month (the “New Monument Sign Rent”), with such New Monument Sign Rent being payable in advance on the first day of the month in the same manner and time as Tenant is obligated to pay Basic Annual Rent (provided, however, any abatement of the Basic Annual Rent shall not apply with respect to the New Monument Sign Rent).

[SIGNATURE PAGE TO FOLLOW}

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SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN

KBSIII ALMADEN FINANCIAL PLAZA, LLC, AS LANDLORD, AND

ZOOM VIDEO COMMUNICATIONS, INC., AS TENANT

IN WITNESS WHEREOF, intended to be legally bound hereby, the parties hereto, by their duly authorized representatives, have executed and sealed this Lease with the intention that this Lease constitutes an instrument under seal, and that the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”			“TENANT”

KBSIII ALMADEN FINANCIAL PLAZA, LLC,			ZOOM VIDEO COMMUNICATIONS, INC.,
a Delaware limited liability company			a Delaware corporation

By:	KBS Capital Advisors, LLC,
a Delaware limited liability company,
	as its authorized agent		By:	/s/ Roy Benhorin
			Name:	Roy Benhorin
			Title:	Head of Finance
	By:	/s/ Brent Carroll
	Name:	Brent Carroll,
Senior Vice President
8/1/16

39.

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

Suite 500:

A-1 — 1

Suite 600 Space:

A-1 — 2

EXHIBIT A-2

LEGAL DESCRIPTION OF THE PROJECT

The land situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

ALL OF PARCEL 1 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGE(S) 26 AND 27, SANTA CLARA COUNTY RECORDS.

PARCEL TWO:

ALL OF PARCEL 2 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGE(S) 26 AND 27, SANTA CLARA COUNTY RECORDS.

PARCEL THREE:

ALL OF PARCEL 3 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGES 26 AND 27, SANTA CLARA COUNTY RECORDS.

PARCEL THREE-A:

AN IRREVOCABLE PERPETUAL PARKING EASEMENT ON, OVER ABOVE, THROUGH AND WITHIN PARCEL 4, AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGES 26 AND 27, AND AN IRREVOCABLE PERPETUAL EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS, EGRESS AND PASSAGE OVER AND UPON SAID PARCEL 4 AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN IRREVOCABLE PERPETUAL PARKING EASEMENT GRANTED BY W-S-D, A PARTNERSHIP AND WOLFF-SESNON DEVELOPMENT COMPANY, DATED AUGUST 28, 1979, AND RECORDED ON AUGUST 31, 1979 IN BOOK E763. PAGE 215, INSTRUMENT NO. 6486434 IN THE SANTA CLARA COUNTY OFFICIAL RECORDS.

PARCEL FOUR:

A PORTION OF PARCEL 4 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGE S 26 AND 27, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERLY CORNER OF SAID PARCEL 4; THENCE ALONG THE EAST LINE OF SAID PARCEL. SOUTH 29° 54’ 59” EAST 312.55 FEET TO A CORNER; THENCE SOUTH 60°07’ 07’’ WEST 25.21 FEET; THENCE NORTH 29° 51’ 11” WEST 275.88 FEET TO THE WEST LINE OF SAID PARCEL 4 ON THE GUADALUPE PARKWAY; THENCE ALONG SAID WEST LINE NORTH 07° 47’ 35” WEST 39.57 FEET TO THE NORTHWEST LINE OF SAID PARCEL; THENCE ALONG SAID PARCEL LINE NORTH 60° 06’ 24” EAST 10 FEET TO THE POINT OF BEGINNING.

PARCEL FIVE:

ALL OF PARCEL 5 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGES 26 AND 27, SANTA CLARA COUNTY RECORDS.

PARCEL FIVE-A:

A NONEXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AS GRANTED IN THAT CERTAIN DOCUMENT ENTITLED “AMENDED AND RESTATED RECIPROCAL EASEMENT AGREEMENT” RECORDED DECEMBER 9, 2014 AS INSTRUMENT NO. 2-795060. OFFICIAL RECORDS.

A-2 — 1

APN: 259-39-113 (Affects Parcel One)

259-39-114 (Affects Parcel Two)

259-39-115 (Affects Parcel Three)

259-39-119 (Affects Parcel Four) and

259-39-112 (Affects Parcel Five)

A-2 — 2

EXHIBIT A-3

RENTABLE AREA

The term “Rentable Area” as used in the Lease shall mean:

(a)    As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant (hereinafter referred to as “Single Tenant Floor”), Rentable Area shall be the entire area bounded by the inside surface of the four exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) on such floor, including (i) all areas used for elevator lobbies, corridors, or special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns, and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant and (ii) if the Building has more than one floor, a pro rata portion (calculated on the basis of the entire Rentable Area of the Building) of the area of the mailroom premises and entry lobby located on the first floor of the Building (as bounded by the inside surface of the walls thereof, but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts).

(b)    As to each floor of the Building on which space is or will be leased to more than one tenant (hereinafter referred to as “Multi-Tenant Floor”), Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Premises, the exterior of all walls separating such Premises from public corridors or other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floor, (ii) a pro rata portion (calculated on the basis of the Rentable Area of the floor) of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floor and (iii) if the Building has more than one floor, a pro rata portion (calculated on the basis of the entire Rentable Area of the Building) of the area of the mailroom premises and entry lobby located on the main entry floor of the Building (as bounded by the inside surface of the walls thereof).

(c)    As to any storage space leased to a tenant, the Rentable Area shall be the entire area included within the storage space covered by such lease, being the area bounded by the inside surface of any permanent exterior wall of the Building bounding such storage space, the exterior of all walls separating such storage space from public corridors or other public areas on such floor, and the centerline of all walls separating such storage space from other areas leased or to be leased to other tenants on such floor. The Rentable Area of storage space shall not be included within the Premises for purposes of determining Tenant’s Proportionate Share of Operating Costs.

A-3 — 1

EXHIBIT B

WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Office Lease between KBSIII Almaden Financial Plaza, LLC, a Delaware limited liability company, as Landlord, and Zoom Video Communications, Inc., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a)    Landlord agrees to furnish or perform, at Landlord’s sole cost and expense up to the maximum amount of $352,780.00 (being $20.00 per square foot of the initial Premises (i.e., being Suite 500 only) being leased hereunder) (the “Landlord Amount”), those items of construction and those improvements (the “Tenant Improvements”) as set forth on the plans mutually approved by Landlord and Tenant as shown on Exhibit B-1 attached hereto and incorporated herein for all purposes, using building standard materials and methods of construction. For the avoidance of doubt, the Tenant Improvements shall only be performed on the initial Premises (i.e., being Suite 500 only) being leased hereunder and in no event shall Landlord have any obligation whatsoever to perform any Tenant Improvements with respect to the Suite 600 Space. Notwithstanding anything to the contrary in this Lease, in the event that the total cost of the Tenant Improvements (the “Cost of the Work”) exceeds the Landlord Amount (the “Excess”), then prior to commencement of construction of the Tenant Improvements, Tenant shall forward to Landlord any such Excess. For purposes of determining the Cost of the Work, a construction management fee payable to Landlord equal to three percent (3%) of the hard and soft costs of the Tenant Improvements shall be factored into the Cost of the Work. Landlord shall obtain a written non-binding itemized estimate of the costs of all Tenant Improvements shown in Exhibit B-1 as prepared by a general contractor selected by Landlord. Tenant acknowledges that any cost estimates are prepared by the general contractor and Landlord shall not be liable to Tenant for any inaccuracy in any such estimate. Within five (5) business days after receipt of the written non-binding cost estimate prepared by the general contractor, Tenant shall either (A) give its written approval thereof and authorization to proceed with construction or (B) immediately request the Landlord’s space planner to modify or revise the scope of the Tenant Improvements in any manner desired by Tenant to decrease the cost of the Tenant Improvements. If Tenant is silent during such five (5) business day period, then Tenant shall be deemed to have approved such non-binding cost estimate as set forth in Clause (A) above. If the scope of the Tenant Improvements are revised pursuant to Clause (B) above, then Landlord shall request that the general contractor provide a revised cost estimate to Tenant based upon the revisions to the scope of the Tenant Improvements. Such modifications and revisions shall be subject to Landlord’s reasonable approval. Within ten (10) business days after receipt of the general contractor’s original written cost estimate and the description, if any, of any Tenant Delay, Tenant shall give its final approval of the general contractor bid to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with Exhibit B-1, as modified or revised. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements, no later than the due dates reflected in the contractor invoices, up to the amount of the Landlord Amount and notwithstanding anything herein to the contrary, in no event shall Landlord be required to spend any monies in excess of the Landlord Amount in connection with completion of the Tenant Improvements. If the amount of the lowest qualified bid to perform the Tenant Improvements exceeds the Landlord Amount, Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction of such Tenant Improvements and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are completed. If the Cost of the Work is less than the Landlord Amount, then, subject to Paragraph (f) below, Tenant shall not receive any credit whatsoever for the difference between the actual Cost of the Work and the Landlord Amount. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Tenant Improvements.

(b)    If Tenant shall desire any changes in the Tenant Improvements, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements (including a coordination fee payable to Landlord in the amount of three percent (3%) of the cost of such changes) which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order (provided, however, to the extent any portion of the Landlord’s Amount is then unused and available, Tenant may apply such unused amounts of the Landlord’s Amount towards such change orders). Any such change orders requested by Tenant to the scope of the Tenant Improvements shall be subject to Landlord’s prior written approval. Landlord hereby agrees that such change

B-1

orders (which are at Tenant’s cost and expense but subject to application of any unused portion of the Landlord’s Amount) may include a request by Tenant to repair or upgrade the air conditioning system in Suite 600 or to upgrade the access control system for the Premises; provided, however, such change orders shall be subject to Landlord’s review and reasonable approval.

(c)    Landlord shall proceed with and complete the construction of the Tenant Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. The Tenant Improvements shall be deemed substantially completed (“Substantially Completed”) when, in the opinion of the Landlord’s architect (whether an employee or agent of Landlord or a third party architect) (“Architect”), the initial Premises (i.e., the Suite 500 portion) being leased by Tenant are substantially completed except for punch list items which do not prevent in any material way the use of such Premises for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such Tenant Improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Architect, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant’s request for any changes in the plans, Tenant’s request for long lead items or Tenant’s interference with the construction of the Tenant Improvements (each of the foregoing, a “Tenant Delay”), and such Tenant Delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to the Tenant Improvements, including the Commencement Date, the certificate of the Architect shall be conclusive absent manifest error.

(d)    The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant. Delay in putting Tenant in possession of the Premises shall not serve to extend the Lease Term of this Lease or to make Landlord liable for any damages arising therefrom.

(e)    Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

(f)    Under Budget Amounts. Notwithstanding anything herein to the contrary, if the total Cost of the Work is less than the Landlord Amount (the difference between the Cost of the Work and the Landlord Amount being referred to herein as the “Under Budget Amount”), then Landlord agrees that, upon Tenant’s written request and subject to the further terms of this Paragraph (f), Tenant shall have the right to have up to (but not to exceed) $88,195.00 out of such Under Budget Amount disbursed to Tenant as a reimbursement of the actual out-of-pocket expenses paid by Tenant to third parties in connection with Tenant’s move to the Premises, including space planning and design, built-in and movable furniture and the installation of Tenant’s wiring and cabling in the Premises (the “Moving Reimbursement”); provided, however, in no event shall (x) the total amount advanced by Landlord to Tenant for the Moving Reimbursement exceed the lesser of the amount of the Under Budget Amount or $88,195.00, and (y) the amount advanced by Landlord for the Cost of the Work and/or the Moving Reimbursement exceed the Landlord Amount. In the event Tenant desires any such reimbursement, Tenant shall notify Landlord of the amounts that Tenant wants reimbursed (which such request shall include actual copies of paid invoices reflecting amounts Tenant desires to have reimbursed) within sixty (60) days following the Commencement Date, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have reimbursed within said sixty (60) day period, Tenant shall not be entitled to any such reimbursement and all such Under Budget Amount shall belong to Landlord and Tenant shall have no rights thereto.

B-2

EXHIBIT B-1

Description of Tenant Improvements

B-1-1

B-1-2

EXHIBIT C

STANDARDS FOR UTILITIES AND SERVICES

The following are the Project Standards for Utilities and Services. Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

1.    As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C:

(a)    Provide automatic elevator facilities on Monday through Friday from 8:00 A.M. to 7:00 P.M., excepting state and federal holidays (hereinafter referred to as “Business Hours”), and provide one (1) automatic elevator at all other times.

(b)    Provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning (HVAC), when and to the extent, in the judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in Paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays.

(c)    Furnish to the Premises, during Business Hours, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority.

(d)    Provide janitorial services to the Premises Monday through Friday (except state and federal holidays), provided the same are used exclusively for the uses permitted under the foregoing Lease, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes.

2.    No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord’s supervision.

3.    Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord.

4.    Tenant will not, without the prior written consent of Landlord, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

5.    Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

C-1

EXHIBIT D

BUILDING RULES AND REGULATIONS

1.    The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord.

3.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5.    The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.    No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7.    No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

8.    The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9.    No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10.    No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

11.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.    All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord, Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.    No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord.

14.    Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15.    Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

16.    Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17.    All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18.    The requirements of Tenant will be attended to only upon application to the Project Management Office.

19.    Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

20.    All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21.    No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.    There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23.    No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

24.    The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

25.    If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

26.    The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

27.    The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas and parking areas for the Building, including any attached parking garage structure. This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other public/common area, as well as to all areas within the Leased Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.

28.    The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building.

EXHIBIT E

FORM ESTOPPEL CERTIFICATE

The undersigned,                 , a                      (“Tenant”), the tenant under that certain Office Lease dated                     , between Tenant and                     , a                     , as landlord (“Landlord”) hereby certifies as follows:

1.    The Premises (the “Premises”) under the Lease is Suite         ,                     .

2.    The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated                      (copies of which are attached).

3.    The Lease has not been assigned, encumbered, subleased or  transferred in any manner other than:

                                                                                          .

4.    The Commencement Date of the Lease is                      and the expiration date of the Lease is                     . There are no options to extend the Lease Term beyond such expiration date other than                     .

5.    The present monthly rental under the Lease is $        . The sum of $        , representing      month’s Rent has been paid in advance.

6.    The security deposit held by Landlord under the Lease is $        .

7.    Rent under the Lease has been paid through the month of                     . Tenant’s estimated share of Operating Costs payments have been paid through                     .

8.    The Premises are presently occupied by Tenant.

9.    Tenant has accepted the Premises without condition or qualification under the Lease and Landlord has completed and complied with all conditions of such acceptance.

10.    To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows:

11.    Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant.

12.    Tenant makes this statement for the benefit and protection of                      with the understanding that                      intends to rely on this statement in connection with                     .

E-1

IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of                     .

“TENANT”

,
a

By:
Name:
Title:

E-2

EXHIBIT F

TENANT COMMENCEMENT CERTIFICATE

To:                      (“Landlord”)

From:                      (“Tenant”)

Date:             , 20

RE: Property Address:

The undersigned, as an authorized representative of the Tenant under that certain Lease (the “Lease”) dated             , 20    , as modified (if applicable) by amendment(s) dated             , 20    , hereby certified that:

1.	Tenant has accepted possession and entered into occupancy of the Premises described in the Lease as of , 20 .

2.	The Commencement Date of the Lease [or the commencement of the term for the expansion of the Premises] was/is: , 20 .

3.	The Termination Date of the Lease is: , 20 .

4.	The Lease is in full force and effect.

Very truly yours,

TENANT

,
a

By:
Name:
Title:

F-1

EXHIBIT G

AMERICANS WITH DISABILITIES ACT

Tenant agrees to comply with all requirements of the Americans With Disabilities Act of 1990 (Public Law 101-336 {July 26, 1990}), and any other applicable or related law, code or ordinance applicable to the Premises and the Project, as the same are amended from time to time (collectively, the “Disability Acts”), to accommodate its employees, invitees and customers. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises to cause the same to comply with the Disability Acts. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under any of the Disability Acts and any provision to the Lease which could arguably be construed as authorizing a violation of any of the Disability Acts shall be interpreted in a manner which permits compliance with such Disability Acts.

G-1

EXHIBIT H

FORM OF LETTER OF CREDIT

[BANK]

BENEFICIARY:	APPLICANT:

KBSIII Almaden Financial Plaza, LLC	Zoom Video Communications, Inc., a Delaware
corporation

AMOUNT: USD $250,473.80 (TWO HUNDRED FIFTY THOUSAND FOUR HUNDRED SEVENTY-THREE AND 80/100 DOLLARS)

Ladies and Gentlemen:

We hereby issue this Irrevocable Standby Letter of Credit No.                      (“Letter of Credit”) in your favor for the account of Zoom Video Communications, Inc., a Delaware corporation (“Tenant”) for a sum not to exceed an aggregate amount of $250,473.80 effective immediately and expiring at our office at on (“Expiry Date”). Notwithstanding anything herein to the contrary, this Letter of Credit shall automatically renew on a year-to-year basis, the first such renewal commencing on the day immediately following the Expiry Date unless we notify you (Beneficiary) in writing at least thirty (30) days prior to the Expiry Date (or the applicable subsequent Expiry Date, following any such renewal) that we will not renew this Letter of Credit. Partial Drawings are permitted hereunder, and each drawing under this Letter of Credit shall permanently reduce the face amount of this Letter of Credit by the amount of such drawing.

We undertake that drawings under this Letter of Credit will be duly honored upon presentation to us at our office indicated above on any Business Day (as defined below) on or before the Expiry Date of your sight draft(s) drawn on us, bearing the clause: “Drawn under                      Irrevocable Standby Letter of Credit No.                     ”, together with a statement in the form of Annex A (as stated below) purportedly executed by your authorized officer and regardless of whether Tenant disputes the content of such statement. Payment will be made hereunder not later than 1:00 p.m. Pacific Standard time on the third Business Day (as defined below) following the date such demand for payment is presented as aforesaid. Payment of any amount drawn under this Letter of Credit will be made in immediately available funds by wire transfer to such account as you shall specify or in such other manner as you specify in the sight draft presented to us with respect to such payment. For purposes of this Letter of Credit, the term “Business Day” shall mean a day upon which banks in San Francisco, California are open for commercial business.

This Letter of Credit is transferable or assignable, with notice to, but without permission or approval of                      Bank, in full and not in part.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference to any document or instrument.

Except as stated herein, this undertaking is not subject to any condition or qualification. Our obligations under this Letter of Credit shall be the individual obligation of                      Bank, in no way contingent upon reimbursement with respect thereto.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 (“ISP 98”) and, to the extent not inconsistent with the ISP 98, the laws of the State of California.

ANNEX A

CERTIFICATE RELATING TO                     BANK

IRREVOCABLE LETTER OF CREDIT NO.

KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company (“Landlord”) hereby requests payment of                      United States Dollars (U.S. $        ) pursuant to Letter of Credit No.                      (“Letter of Credit”) dated                     .

In connection with such request, the Landlord hereby certifies that either (i) Tenant has not complied with the terms and conditions of that certain Lease dated                     , 2016, entered into by and between KBSIII ALMADEN FINANCIAL PLAZA, LLC, as landlord, and Zoom Video Communications, Inc., a Delaware corporation, as tenant, or (ii) Landlord has received written notice that the Letter of Credit will not be renewed.

“LANDLORD”

KBSIII ALMADEN FINANCIAL PLAZA, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC,
a Delaware limited liability company,
as its authorized agent

By:
Name:
Title:

Dated:	, 20

EXHIBIT I

LOCATION OF ADDITIONAL SUITE 600 VAV BOXES

I-1

EXHIBIT J

PRE-APPROVED LOCATION OF SIGNAGE

J-1

ADDENDUM ONE

TWO RENEWAL OPTIONS AT MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

KBSIII ALMADEN FINANCIAL PLAZA, LLC

and

ZOOM VIDEO COMMUNICATIONS, INC.

(a)    Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises (including the Suite 600 Space), and (iii) no event of default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for the entirety of the Premises for an additional term of five (5) years (such additional term is hereinafter called the “First Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the First Extension Term”). Tenant must give Landlord notice (hereinafter called the “First Extension Notice”) of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the Lease Term.

(b)    Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises (including the Suite 600 Space), and (iii) no event of default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for the entirety of the Premises for an additional term of five (5) years (such additional term is hereinafter called the “Second Extension Term”) commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the “Commencement Date of the Second Extension Term”). Tenant must give Landlord notice (hereinafter called the “Second Extension Notice”) of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the First Extension Term.

(c)    The Basic Annual Rent payable by Tenant to Landlord during the First Extension Term shall be the then prevailing market rate for comparable space in the Project and comparable buildings in the Downtown San Jose area, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Basic Annual Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least five (5) months prior to the expiration of the Lease, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

(d)    The Basic Annual Rent payable by Tenant to Landlord during the Second Extension Term shall be the then prevailing market rate for comparable space in the Project and comparable buildings in the Downtown San Jose area, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Basic Annual Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least five (5) months prior to the expiration date of the First Extension Term, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate at the end of the First Extension Term.

Addendum One-1

(e)    The determination of Basic Annual Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Operating Costs and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Costs and other items with respect to the Premises during the First Extension Term and/or the Second Extension Term without regard to any cap on such costs and/or expenses set forth in the Lease.

(f)    Except for the Basic Annual Rent during the First Extension Term as determined above, Tenant’s occupancy of the Premises during the First Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease. Except for the Basic Annual Rent during the Second Extension Term as determined above, Tenant’s occupancy of the Premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the First Extension Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease.

(g)    If Tenant does not give the First Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in Paragraph (b) above, Tenant’s right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and the Second Extension Notice.

(h)    Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term and/or the Second Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and the Commencement Date of the Second Extension Term in “as-is”, “where-is”, and “with all faults” condition.

(i)    If the Lease is extended for either the First Extension Term or the Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

(j)    If Tenant exercises its right to extend the term of the Lease for the First Extension Term or the Second Extension Term pursuant to this Addendum One, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the First Extension Term or the Second Extension Term, as applicable, except as provided in Paragraph (f) above.

Addendum One-2

ADDENDUM TWO

ONE-TIME RIGHT OF FIRST OFFER

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

KBSIII ALMADEN FINANCIAL PLAZA, LLC

and

ZOOM VIDEO COMMUNICATIONS, INC.

(a)    “Offered Space” shall mean a minimum of one (1) full floor of leasable area in the Building, which is not already included in the Premises. For the avoidance of doubt, this one-time right of first offer shall not be triggered unless at least one (1) full floor in the Building is available (i.e., meaning if less than a full floor is available then Landlord shall be permitted to lease such partial floor without triggering Tenant’s right of first offer hereunder); provided, however, as set forth below in Paragraph (d), if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space. This is a one-time right and Landlord shall only be required to provide one (1) First Offer Notice to Tenant, irrespective if Tenant ultimately elects to exercise its right of first offer in response to such First Offer Notice or waive its rights under this Addendum Two in response to this First Offer Notice.

(b)    Provided that as of the date of the giving of the First Offer Notice, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (iii) no event of default or event which but for the passage of time or the giving of notice, or both, would constitute an event of default has occurred and is continuing, if at any time during the Lease Term any portion of the Offered Space is vacant and unencumbered by any rights of any third party, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease. Notwithstanding anything to the contrary in the Lease, the right of first offer granted to Tenant under this Addendum Two shall be subject and subordinate to (i) the rights of all tenants at the Project under existing leases, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates), whether pursuant to a renewal or extension option in such lease or otherwise.

(c)    Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum Two with respect to the Offered Space designated in the First Offer Notice and execute the Amendment (defined below) within thirty (30) days after the delivery of the First Offer Notice, then Landlord shall be under no further obligation with respect to this Addendum Two. In addition, if Tenant does timely deliver a Tenant’s Notice in response to a First Offer Notice and thereafter timely executes an Amendment, this Addendum Two shall similarly be deemed deleted and of no further force or effect since this right of first offer is only a one-time right.

(d)    Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

Addendum Two-1

(e)    If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum Two, and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

(f)    In the event that Tenant exercises its rights to any Offered Space pursuant to this Addendum Two, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “Amendment”).

Addendum Two-2

ADDENDUM THREE

CANCELLATION OPTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

KBSIII ALMADEN FINANCIAL PLAZA, LLC

and

ZOOM VIDEO COMMUNICATIONS, INC.

Provided no event of default shall then exist under the Lease and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an event of default under the Lease, Tenant shall have the right at any time on or before the last day of the thirtieth (30th) full calendar month following the Commencement Date to send Landlord irrevocable written notice (the “Termination Notice”) that Tenant has elected to terminate this Lease, effective on the last day of the thirty-sixth (36th) full calendar month following the Commencement Date (“Termination Date”).

If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord, simultaneously with Tenant’s delivery of the Termination Notice to Landlord, a termination fee equal to the sum of $321,753.64 (collectively the “Termination Fee”). Such Termination Fee is consideration for Tenant’s option to terminate and shall not be applied to Rent or any other obligation of Tenant. Except as otherwise expressly set forth in this Lease, Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the Termination Date, but not any obligations accruing under the Lease prior to the effective date of such termination. Both Landlord and Tenant acknowledge and agree that it would be impracticable or extremely difficult to affix damages if Tenant terminates this Lease and that the Termination Fee set forth above represents a reasonable estimate of Landlord’s damages in the event Tenant terminates this Lease under this Addendum. If Tenant does not timely deliver the Termination Notice or Termination Fee to Landlord, then this termination option shall become null and void and the Lease shall continue in full force and effect.

Addendum Three-1

LEASE OF PREMISES		2
BASIC LEASE PROVISIONS		2
STANDARD LEASE PROVISIONS		6
1.	TERM	6
2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT	7
3.	ADDITIONAL RENT	8
4.	IMPROVEMENTS AND ALTERATIONS	13
5.	REPAIRS	14
6.	USE OF PREMISES	15
7.	UTILITIES AND SERVICES	17
8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	18
9.	FIRE OR CASUALTY	20
10.	EMINENT DOMAIN	21
11.	ASSIGNMENT AND SUBLETTING	22
12.	DEFAULT	24
13.	ACCESS; CONSTRUCTION	26
14.	BANKRUPTCY	27
15.	SUBSTITUTION OF PREMISES	27
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	28
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	29
18.	PARKING; COMMON AREAS	30
19.	MISCELLANEOUS	31

LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)
Exhibit A-2	Legal Description of the Project
Exhibit A-3	Rentable Area
Exhibit B	Work Letter
Exhibit B-1	Description of Tenant Improvements
Exhibit C	Utilities and Services
Exhibit D	Building Rules and Regulations
Exhibit E	Form Estoppel Certificate
Exhibit F	Tenant Commencement Certificate
Exhibit G	ADA
Exhibit H	Form of Letter of Credit
Exhibit I	Location of Suite 600 VAV Boxes
Exhibit J	Pre-Approved Location of Signage

Addendum One Two Renewal Options at Market

Addendum Two One-Time Right of First Offer

Addendum Three Cancellation Option

-i-

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “First Amendment”) is entered into by and between KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company (“Landlord”), and ZOOM VIDEO COMMUNICATIONS, INC., a Delaware corporation (“Tenant”), and shall be effective on the date that Landlord executes this First Amendment (the “Effective Date”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Office Lease (the “Lease”), pursuant to which Tenant leases from Landlord certain premises containing 35,153 square feet of Rentable Area, designated as Suites 500 and 600, in the building located at 55 Almaden Boulevard, San Jose, California (the “Building”); and

WHEREAS, Tenant desires an increased allowance with respect to the Moving Reimbursement, and Landlord has agreed to permit the same in accordance with the terms of this First Amendment.

NOW, THEREFORE, pursuant to the foregoing, and for valuable consideration and in consideration of the mutual agreements contained herein and in the Lease, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended as follows:

(a)	Defined Terms: Lease. Capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment, and the recitals above are agreed to be true.

(b)

Moving Reimbursement. Landlord and Tenant agree that Tenant’s maximum reimbursement, as originally set forth in Paragraph (f) of Exhibit B to the Lease, from the Under Budget Amount shall be increased from $88,195.00 to $132,292.50. For the avoidance of doubt, the Landlord Amount shall remain at $352,780.00. In addition, (i) the phrase “within sixty (60) days following the Commencement Date” as set forth in the last sentence of Paragraph (f) of Exhibit B to the Lease shall be revised to be “by July 31, 2017” and (ii) the phrase “within said sixty (60) day period” as set forth in the last sentence of Paragraph (f) of Exhibit B to the Lease shall be revised to be “by July 31, 2017.”

(c)

Landlord Amount Allocation. Subject to Tenant, at Tenant’s sole cost and expense, obtaining written consent satisfactory to Landlord from Armanino LLP, which consent confirms that Landlord may construct a portion of the Tenant Improvements in the Suite 600 Space in accordance with the terms of Exhibit B, Landlord shall allow up to $100,000.00 of the Landlord Amount to be used toward the Cost of the Work in connection with the Suite 600 Space. Landlord may require Armanino LLP to enter into a side-letter agreement with Landlord to confirm Armanino LLP’s consent prior to constructing any Tenant Improvements in the Suite 600 Space. In the event Tenant is unable to obtain satisfactory evidence of Armanino LLP’s consent to Landlord constructing a portion of the Tenant Improvements in the Suite 600 Space, then Landlord shall have no obligation to perform any work in the Suite 600 Space and this Paragraph (c) shall be rendered null and void.

(d)

Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.

(e)

Counterparts/Facsimiles. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

[Signature Page Follows]

LANDLORD:		TENANT:
KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company		ZOOM VIDEO COMMUNICATIONS, INC., a Delaware corporation

By:	KBS Capital Advisors, LLC a Delaware limited liability company

	By:	/s/ Brent Carroll	By:	/s/ Roy Benhorin
		Brent Carroll, Senior Vice President	Name:	Roy Benhorin
			Title:	Head of Finance
Date:		10/31/16	Date:	10/26/16

2

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease (this “Second Amendment”) is made and entered into by and between KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company (“Landlord”), and ZOOM VIDEO COMMUNICATIONS, INC., a Delaware corporation (“Tenant”), and shall be effective for all purposes as of the date that Landlord executes this Second Amendment as reflected in the signature page below (the “Effective Date”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated August 1, 2016 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated October 31, 2016 (the “First Amendment;” the Original Lease, as so amended, being the “Lease”), pursuant to which Tenant is currently leasing from Landlord certain premises containing a total of 17,639 square feet of Rentable Area designated as Suite 500 (the “Suite 500 Space”) in the building known as 55 Almaden Boulevard San Jose, California (the “Building”);

WHEREAS, pursuant to the terms of the Lease, on November 1, 2018 (the “Suite 600 Commencement Date”), Tenant will commence to lease from Landlord on a direct basis that certain 17,514 square feet of Rentable Area designated as Suite 600 (the “Suite 600 Space”) in the Building;

WHEREAS, Tenant desires to further expand the “Premises” under the Lease;

WHEREAS, Landlord and Tenant desire to expand the Premises and further amend the Lease as more particularly described hereinbelow;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained herein and in the Lease, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended as follows:

1.	Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Second Amendment.

2.	Expansion of Premises.

(a)

Suite 400 Space. Landlord is currently leasing certain space containing approximately 17,576 square feet of Rentable Area designated as Suite 400 (the “Suite 400 Space”) to Western Alliance Bank (“Western Bank”) pursuant to a lease agreement (the “Western Bank Lease”) scheduled to expire at a future date. Tenant is leasing the Suite 400 Space from Western Bank pursuant to a sublease agreement (the “Tenant’s Sublease”), which is scheduled to expire on August 31, 2019. Concurrently herewith, Landlord is amending the Western Bank Lease in order to reduce the premises leased by Western Bank under the Western Bank Lease by the Suite 400 Space and as of the Effective Date hereof the Premises under the Lease is hereby deemed expanded by the Suite 400 Space (such date shall be known as the “Suite 400 Commencement Date”). The Suite 400 Space is more particularly shown in Exhibit A attached hereto and incorporated herein for all purposes.

(b)

Suite 900 Space in One Almaden Boulevard. Effective as of January 1, 2019 (the “Suite 900 Commencement Date”), the Premises shall be expanded to include that certain 13,291 square foot of Rentable Area (the “Suite 900 Space”) in that certain office building located in the Project having an address of One Almaden, San Jose, California (the “One Almaden Building”), for a term that is coterminous with the Lease Term, as extended pursuant to

1

Paragraph 3 below. The Suite 900 Space is more particularly shown in Exhibit A-1 attached hereto and incorporated herein for all purposes. Landlord shall relocate an existing tenant that is currently occupying a portion of the Suite 900 Space. Upon completing such relocation, then Landlord shall deliver possession of the Suite 900 Space to Tenant in order for Tenant to construct the Tenant Improvements pursuant to the work letter attached hereto as Exhibit B. In no event shall Landlord be liable to Tenant, nor shall Landlord be in default under this Lease in the event there is any delay in delivery of the Suite 900 Space to Tenant as a result of any holding over by any tenant currently occupying the Suite 900 Space. Notwithstanding the foregoing, if Landlord has not delivered possession of the Suite 900 Space to Tenant in the condition required herein on or before the date that is sixty (60) days following full execution of this Second Amendment, then, as Tenant’s sole and exclusive remedy, for each day thereafter that Landlord has failed to deliver possession of the Suite 900 Space to Tenant, the Suite 900 Commencement Date shall be extended for one (1) day. With respect to the references to “Building” in the Lease, such references shall mean and refer to the One Almaden Building as the context requires with respect to the Suite 900 Space.

3.

Lease Term. The Lease Term, which is currently scheduled to expire on August 31, 2021 (the “Existing Expiration Date”), is hereby extended for an additional period of time, commencing on September 1, 2021 (the “Extension Term Commencement Date”) and continuing through and expiring on February 28, 2027 (the “Extension Term”).

4.

Confirmation of the Premises. For the time period from the Effective Date through the day immediately preceding the Suite 600 Commencement Date, the “Premises” under the Lease shall be deemed to contain a total of 35,215 square feet of Rentable Area consisting of the Suite 400 Space and the Suite 500 Space. Thereafter, commencing on the Suite 600 Space Commencement Date and continuing thereafter through the day immediately preceding the Suite 900 Commencement Date, the “Premises” shall contain a total of 52,729 square feet of Rentable Area consisting of the Suite 400 Space, Suite 500 Space and Suite 600 Space. Thereafter, commencing on the Suite 900 Space Commencement Date and continuing thereafter through the remainder of the Extension Term, the “Premises” shall contain a total of 66,020 square feet of Rentable Area, consisting of the Suite 400 Space, Suite 500 Space, Suite 600 Space and Suite 900 Space.

5.	Basic Annual Rent.

(a)

Suite 500 Space. Tenant shall continue to pay Basic Annual Rent with respect to the Suite 500 Space in accordance with the terms and conditions of the Lease through the Existing Expiration Date. Notwithstanding the foregoing to the contrary, in the event that Tenant elects the disbursement of the Landlord’s Construction Allowance (as defined in Paragraph 6 below) allocable to the Suite 500 Space prior to the Existing Expiration Date, then, effective as of the date that Landlord disburses any portion of the Landlord’s Construction Allowance attributable to the Suite 500 Space through the Existing Expiration Date, the Basic Annual Rent payable by Tenant with respect to the Suite 500 Space shall be equal to the following: (i) if such disbursement occurs prior to September 30, 2019, then from the date of the disbursement through September 30, 2019, Tenant shall pay Basic Annual Rent for the Suite 500 Space in an amount equal to $73,201.85 (which is equal to $4.15 per square foot of Rentable Area per month), (ii) if the disbursement has occurred, then, for the time period from October 1, 2019 through September 30, 2020, Tenant shall pay Basic Annual Rent for the Suite 500 Space in an amount equal to $75,397.91 per month (which is equal to approximately $4.27 per square foot of Rentable Area per month), and (iii) if the disbursement has occurred, then, for the time period from October 1, 2020 through the Existing Expiration Date, Tenant shall pay Basic Annual Rent for the Suite 500 Space in an amount equal to $77,659.84 per month (which is equal to approximately $4.40 per

2

square foot of Rentable Area per month). Any partial month shall be prorated on a per diem basis. In the event Landlord disburses any portion of the Landlord’s Construction Allowance attributable to the Suite 500 Space prior to the Existing Expiration Date resulting in an adjustment of the Basic Annual Rent payable prior to the Existing Expiration Date as more particularly set forth above, then Landlord and Tenant shall execute a mutually agreeable rent confirmation letter agreement to document the date of such disbursement and the Basic Annual Rent payable for the Suite 500 Space prior to the Existing Expiration Date. Thereafter, commencing on the Extension Term Commencement Date and continuing thereafter through the Extension Term, the Basic Annual Rent payable with respect to the Suite 500 Space shall be as follows

Period	Rate/rsf/month		Monthly Installment
09/01/2021 – 12/31/2022	Approx. $	4.40	$77,659.84
01/01/2023 – 12/31/2023	Approx. $	4.53	$79,989.64
01/01/2024 – 12/31/2024	Approx. $	4.67	$82,389.33
01/01/2025 – 12/31/2025	Approx. $	4.81	$84,861.01
01/01/2026 – 12/31/2026	Approx. $	4.96	$87,406.84
01/01/2027 – 02/28/2027	Approx. $	5.10	$90,029.04

(b)

Suite 400 Space. The parties hereby agree that the intent is for the Tenant to continue to pay for the Suite 400 Space at the same rate that Tenant would have been obligated to pay under the Tenant’s Sublease for the Suite 400 Space through August 31, 2019 (i.e., being the date that the Tenant’s Sublease would have naturally expired upon its terms), which the parties stipulate and agree is equal to: (i) for the time period from the Effective Date through December 31, 2018, Tenant shall pay Basic Annual Rent for the Suite 400 Space in an amount equal to $67,843.36 per month (which is equal to $3.86 per square foot of Rentable Area per month), and (ii) for the time period from January 1, 2019 through August 31, 2019, Tenant shall pay Basic Annual Rent for the Suite 400 Space in an amount equal to $69,952.48 per month (which is equal to $3.98 per square foot of Rentable Area per month). Notwithstanding the foregoing to the contrary, in the event that Tenant elects the disbursement of the Landlord’s Construction Allowance (as defined in Paragraph 7 below) allocable to the Suite 400 Space prior to September 1, 2019, then, effective as of the date that Landlord disburses any portion of the Landlord’s Construction Allowance attributable to the Suite 400 Space through August 31, 2019, the Basic Annual Rent payable by Tenant with respect to the Suite 400 Space shall be equal to $72,940.40 per month (which is equal to $4.15 per square foot of Rentable Area per month). In the event Landlord disburses any portion of the Landlord’s Construction Allowance attributable to the Suite 400 Space prior September 1, 2019 resulting in an adjustment of the Basic Annual Rent payable prior to such date as more particularly set forth above, then Landlord and Tenant shall execute a mutually agreeable rent confirmation letter agreement to document the date of such disbursement and the Basic Annual Rent payable for the Suite 400 Space prior to September 1, 2019. Thereafter, commencing on September 1, 2019 and continuing thereafter through the Extension Term, the Basic Annual Rent payable with respect to the Suite 400 Space shall be as follows:

Period	Rate/rsf/month		Monthly Installment
09/01/2019 – 12/31/2020		$4.15	$72,940.40
01/01/2021 – 12/31/2021	Approx. $	4.27	$75,128.61
01/01/2022 – 12/31/2022	Approx. $	4.40	$77,382.47
01/01/2023 – 12/31/2023	Approx. $	4.53	$79,703.94
01/01/2024 – 12/31/2024	Approx. $	4.67	$82,095.06
01/01/2025 – 12/31/2025	Approx. $	4.81	$84,557.91
01/01/2026 – 12/31/2026	Approx. $	4.96	$87,094.65
01/01/2027 – 02/28/2027	Approx. $	5.10	$89,707.49

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(c)

Suite 600 Space. Effective as of the Suite 600 Commencement Date and continuing thereafter through December 31, 2018, Tenant shall pay Basic Annual Rent for the Suite 600 Commencement Date in accordance with the terms and conditions of the Lease. Thereafter, commencing on January 1, 2019 (the “Rent Change Date”) and continuing thereafter through the Extension Term, the Basic Annual Rent payable with respect to the Suite 600 Space shall be amended so that Tenant shall also pay Basic Annual Rent with respect to the Suite 600 Space as follows:

Period	Monthly Installment
01/01/2019 – 12/31/2019	$98,423.10	*
01/01/2020 – 12/31/2020	$100,603.59
01/01/2021 – 12/31/2021	$102,849.50
01/01/2022 – 12/31/2022	$105,162.79
01/01/2023 – 12/31/2023	$107,545.47
01/01/2024 – 12/31/2024	$109,999.63
01/01/2025 – 12/31/2025	$112,527.42
01/01/2026 – 12/31/2026	$115,131.05
01/01/2027 – 02/28/2027	$117,812.78

*

Provided that Tenant is not in default under the Lease past applicable notice and cure periods, then Landlord hereby agrees to partially abate the Basic Annual Rent with respect to the Suite 600 Space for the full three (3) month period from January 1, 2019 through March 31, 2019 so that during this partial abatement period the Basic Annual Rent payable by Tenant for the Suite 600 Space shall equal $25,740.00 per month. Notwithstanding anything herein to the contrary, prior to the occurrence of the scheduled abatement of the Basic Annual Rent, Landlord may pay to Tenant the sum scheduled to be abated, in which case the abatement of Basic Annual Rent shall not occur and Tenant shall pay Basic Annual Rent in the amount required in the Basic Annual Rent schedule above.

(d)

Suite 900 Space. Effective as of the Suite 900 Commencement Date and continuing thereafter through the Extension Term, Tenant shall also pay Basic Annual Rent with respect to the Suite 900 Space as follows:

Period	Monthly Installment
01/01/2019 – 12/31/2019	$63,737.65	*
01/01/2020 – 12/31/2020	$65,392.38
01/01/2021 – 12/31/2021	$67,096.75
01/01/2022 – 12/31/2022	$68,852.25
01/01/2023 – 12/31/2023	$70,660.42
01/01/2024 – 12/31/2024	$72,522.83
01/01/2025 – 12/31/2025	$74,441.12
01/01/2026 –12/31/2026	$76,416.95
01/01/2027 – 02/28/2027	$78,452.06

*

Provided that Tenant is not in default under this Lease past applicable notice and cure periods, then Landlord hereby agrees to partially abate the Basic Annual Rent with respect to the Suite 900 Space for full four (4) month period commencing on the first day of the

4

second (2nd) full calendar month following the Suite 900 Commencement Date and continuing through the last day of the fifth (5th) full calendar month following the Suite 900 Commencement Date so that during this partial abatement period, the Basic Annual Rent payable by Tenant for the Suite 900 Space shall equal $8,580.00 per month. Notwithstanding anything herein to the contrary, prior to the occurrence of the scheduled abatement of the Basic Annual Rent, Landlord may pay to Tenant the sum scheduled to be abated, in which case the abatement of Basic Annual Rent shall not occur and Tenant shall pay Basic Annual Rent in the amount required in the Basic Annual Rent schedule above.

6.	Additional Rent.

(a)

Suite 600 Space. For the time period commencing the Suite 600 Commencement Date through the day immediately preceding the Rent Change Date, Tenant shall pay Additional Rent with respect to the Suite 600 Space in accordance with the terms of the Lease. Thereafter, commencing on the Rent Change Date and continuing thereafter through the Extension Term, Tenant shall pay, as Additional Rent, the Tenant’s Proportionate Share of Operating Costs attributable to the Suite 600 Space in excess of those Operating Costs incurred in the Base Year and for purposes of performing such calculations: (i) the Tenant’s Proportionate Share of the Building with respect to the Suite 600 Space shall be deemed to equal 12.4904% (17,514 rsf / 140,220 rsf), (ii) the Tenant’s Proportionate Share of the Project with respect to the Suite 600 Space shall be deemed to equal 4.2088% (17,514 rsf / 416,126 rsf), and (iii) the Base Year with respect to the Suite 600 Space shall be deemed to be the calendar year 2019. The cap on Controllable Operating Costs set forth in Paragraph 3(l) of the Lease shall apply with respect to the Suite 600 Space, however, for purposes of calculating such cap, the phrase “first calendar year” as set forth in the third line of Paragraph 3(l) shall be amended to be “2019 calendar year”.

(b)

Suite 500 Space. Tenant shall continue to pay Additional Rent with respect to the Suite 500 Space in accordance with the terms and provisions of the Lease through the Existing Expiration Date. Commencing on the Extension Term Commencement Date and continuing thereafter through the remainder of the Extension Term, for the purposes of calculating the Additional Rent payable with respect to the Suite 500 Space, the Base Year shall be amended to be the calendar year 2022. Notwithstanding the foregoing to the contrary, in the event that the Tenant requests the disbursement of the Landlord’s Construction Allowance allocable to the Suite 500 Space prior to the Existing Expiration Date, then, effective as of the date that Landlord disburses any portion of the Landlord’s Construction Allowance with respect to the Suite 500 Space, the Base Year shall be amended to be the calendar year in which Landlord disburses such portion of Landlord’s Construction Allowance with respect to the Suite 500 Space; provided, however, if such disbursement occurs after September 30th, the Base Year shall be amended to be the calendar year subsequent the year Landlord disburses the Landlord’s Construction Allowance for purposes of calculating the Additional Rent for the Suite 500 Space. The cap on Controllable Operating Costs set forth in Paragraph 3(l) of the Lease shall continue to apply with respect to the calculation of the Additional Rent payable for the Suite 500 Space; provided, however, effective as of the date that the Base Year is reset for the Suite 500 Space, the phrase “first calendar year” as set forth in the third line of Paragraph 3(l) shall be amended to be the applicable calendar year as calculated above.

(c)

Suite 400 Space. With respect to the Suite 400 Space, commencing on the Suite 400 Commencement Date and continuing through the Extension Term, Tenant shall be obligated to pay, as Additional Rent, Tenant’s Proportionate Share of Operating Costs in excess of those Operating Costs allocable to Base Year. For purposes of making such

5

calculations: (i) the Tenant’s Proportionate Share of the Building with respect to the Suite 400 Space shall be deemed to equal 12.5346% (17,576 rsf / 140,220 rsf) and (ii) the Tenant’s Proportionate Share of the Project with respect to the Suite 400 Space shall be deemed to equal 4.2237% (17,576 rsf / 416,126 rsf). Unless earlier triggered as set forth below, the Base Year for the Suite 400 Space for the time period from the Suite 400 Commencement Date through August 31, 2019 shall be deemed to be the calendar year 2014. Effective as of September 1, 2019 and continuing thereafter for the remainder of the Extension Term, for the purposes of calculating the Additional Rent allocable to the Suite 400 Space, the Base Year shall be amended to be the calendar year 2020 and the cap on Controllable Operating Costs set forth in Paragraph 3(l) of the Lease shall apply with respect to the Suite 400 Space, however, for purposes of calculating such cap, the phrase “first calendar year” as set forth in the third line of Paragraph 3(l) shall be amended to be “2020 calendar year”. Notwithstanding the foregoing to the contrary, in the event that the Tenant requests the disbursement of the Landlord’s Construction Allowance allocable to the Suite 400 Space prior to September 1, 2019, then, effective as of the date that Landlord disburses any portion of the Landlord’s Construction Allowance with respect to the Suite 400 Space, the Base Year shall be amended to be the calendar year in which Landlord disburses such portion of Landlord’s Construction Allowance with respect to the Suite 400 Space; provided, however, if such disbursement occurs after September 30th, the Base Year shall be amended to be the calendar year subsequent the year Landlord disburses the Landlord’s Construction Allowance for purposes of calculating the Additional Rent for the Suite 400 Space.

(d)

Suite 900 Space. With respect to the Suite 900 Space, commencing on the Suite 900 Commencement Date and continuing thereafter through the Extension Term, Tenant shall pay, as Additional Rent, the Tenant’s Proportionate Share of Operating Costs attributable to the Suite 900 Space in excess of those Operating Costs incurred in the Base Year and for purposes of performing such calculations: (i) the Tenant’s Proportionate Share of the One Almaden Building with respect to the Suite 900 Space shall be deemed to equal 8.4985% (13,291 rsf / 156,392 rsf), (ii) the Tenant’s Proportionate Share of the Project with respect to the Suite 900 Space shall be deemed to equal 3.1940% (13,291 rsf / 416,126 rsf), (iii) the Base Year with respect to the Suite 900 Space shall be deemed to be the calendar year 2019, and (iv) any references to the “Building” in the Lease shall mean and refer to the One Almaden Building. The cap on Controllable Operating Costs set forth in Paragraph 3(l) of the Lease shall apply with respect to the Suite 900 Space, however, for purposes of calculating such cap, the phrase “first calendar year” as set forth in the third line of Paragraph 3(l) shall be amended to be “2019 calendar year”.

(e)

Earthquake Insurance Deductibles. In the event there is any earthquake insurance deductible payable by Landlord during the Lease Term, such earthquake insurance deductible shall be included in Operating Costs, however, it shall be amortized over a ten (10) year period for purposes of calculating the Additional Rent payable by Tenant under the Lease (as herein amended).

7.

Condition of Premises. Notwithstanding anything in the Lease to the contrary, Tenant is currently in possession of the entirety of the Suite 400 Space (other than the portion of the Suite 400 Space currently occupied by Western Bank, which Landlord shall deliver to Tenant following Western Bank’s surrender of the same), Suite 500 Space and Suite 600 Space and agrees to accept the entirety of the Premises (inclusive of the Suite 900 Space) from Landlord, in their existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and, except as provided in the Lease, Landlord shall have no obligation whatsoever to refurbish or otherwise improve any portion of the Premises at any time during the Lease Term; provided, however, Landlord hereby agrees to provide to Tenant an allowance equal to $5,147,765.00 (which is equal to (i) $125.00 per square foot of

6

Rentable Area for the Suite 600 Space, plus (ii) $75.00 per square foot of Rentable Area for the Suite 500 Space, plus (iii) $25.00 per square foot of Rentable Area for the Suite 400 Space, plus (iv) $90.00 per square foot of Rentable Area for the Suite 900 Space) (collectively, the “Landlord’s Construction Allowance”), which shall be utilized for the construction of certain improvements to the Premises in accordance with the terms and conditions of the work letter attached hereto as Exhibit B. In no event shall the Landlord’s Construction Allowance allocable to the Suite 500 Space be available prior to the Existing Expiration Date unless Tenant requests disbursement of the same prior to such date, in which case, effective as of the date Landlord disburses any portion of the Landlord’s Construction Allowance allocable to the Suite 500 Space, the Basic Annual Rent and Base Year with respect to the Suite 500 Space shall be adjusted as set forth in Sections 5(a) and 6(b) above. In addition, in no event shall the Landlord’s Construction Allowance allocable to the Suite 400 Space be available prior to September 1, 2019 unless Tenant requests disbursement of the same prior to such date, in which case, effective as of the date that Landlord disburses any portion of the Landlord’s Construction Allowance allocable to the Suite 400 Space, the Basic Annual Rent and Base Year with respect to the Suite 400 Space shall be adjusted as set forth in Sections 5(a) and 6(c) above. Tenant acknowledges and agrees that any obligations of Landlord originally existing in the Lease to complete leasehold improvements and/or furnish allowance with respect to the Suite 500 Space, if any, have been completed and/or satisfied in their entirety, and any provisions in the Lease providing for such obligations are hereby null and void and of no further force or effect. With respect to the Suite 900 Space, Landlord agrees that upon delivery of the same to Tenant, such space shall be clean and the base Building systems serving the Suite 900 Space shall be in good working order based on the then existing condition and configuration of the Suite 900 Space.

8.

Permitted Transfers. Provided no event of default has occurred and is continuing under this Lease, upon ten (10) days prior written notice to Landlord (provided however, if Tenant is prohibited by applicable law or a confidentiality agreement to give such prior notice, then Tenant shall give such notice within ten (10) days following such transfer), Tenant may, without Landlord’s prior written consent, assign the Lease to an entity into which Tenant is merged or consolidated or assign this Lease or sublease the Premises to an entity to which substantially all of Tenant’s assets are transferred or to an entity controlled by or is commonly controlled with Tenant (such sublease or assignment being a “Permitted Transfer”), provided (i) such merger, consolidation, or transfer of assets is for a good faith business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (ii) the assignee or successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in accordance with generally accepted accounting principles) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer. The term “controlled by” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. Landlord’s recapture rights or rights to participate in any sublease proceeds shall not apply with respect to Permitted Transfers.

9.

Parking. Notwithstanding anything to the contrary in the Lease, Tenant’s parking rights shall be governed by the terms of the Lease, except that in lieu of the ratio set forth in the Lease, Tenant shall receive a parking ratio of four (4) unreserved parking spaces per 1,000 square feet of Rentable Area in the Premises then being leased by Tenant. Thereafter, commencing on January 1, 2019 and continuing for the remainder of the Lease Term, Tenant’s parking rights shall be as set forth below:

(a)	Standard Parking Allocation. Tenant shall receive a total of four (4) unreserved parking spaces per 1,000 rentable square feet (the “Standard Parking Allocation”) at no charge for

7

the term of the Lease; provided, however, if Landlord’s prevailing rate for parking increases above the rate in effect as of the Effective Date hereof, Tenant shall be responsible for any increase above such rate (plus any applicable taxes on such amounts) for all of the parking spaces in the Standard Parking Allocation, and Tenant shall be invoiced accordingly.

(b)

Month to Month Parking Spaces. Subject to availability as reasonably determined by Landlord (provided Tenant shall have the priority to any available spaces over any third parties who are not tenants or occupants of the Project, other than Adobe or employees or invitees of the SAP Center) Tenant shall be permitted to lease Month to Month Parking Spaces (i.e. over Tenant’s Standard Parking Allocation) on a month to month basis at the then prevailing rate charged for such unreserved parking spaces plus any applicable taxes. The current rate for said Month to Month Parking Spaces is $130.00 per space per month (plus any applicable taxes). Parking rates are subject to increase (not more than once annually) at the prevailing market rate. Tenant shall be invoiced for any increase in the parking rate.

10.

Additional Security Deposit. Landlord and Tenant hereby agree that the Security Deposit (as set forth in Item 7 of the Basic Lease Provisions) is hereby amended and increased to be $1,144,180.41 (the “New Security Deposit Amount”). Tenant has heretofore delivered to Landlord a Letter of Credit in the sum of $175,000.00 (the “Existing Letter of Credit”), and Tenant shall, concurrently with the execution of this Second Amendment, deliver to Landlord either (i) an amendment to the Existing Letter of Credit (such amendment being in a form acceptable to Landlord and otherwise consistent with the terms of Paragraph 2(c) of the Lease) increasing the amount of such Existing Letter of Credit to equal the New Security Deposit Amount or (ii) deliver to Landlord a new Letter of Credit in the total amount of the New Security Deposit Amount (such new Letter of Credit being in a form acceptable to Landlord and otherwise consistent with the terms of Paragraph 2(c) of the Lease). In the event Tenant delivers a replacement Letter of Credit in accordance with clause (ii) of the preceding sentence, then Landlord agrees to surrender the Existing Letter of Credit to Tenant within five (5) business days after receipt of such replacement Letter of Credit.

11.	Density. The fourth (4th) sentence of Paragraph 6(e) of the Original Lease is hereby amended and restated in its entirety as follows:

“Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) seven (7) persons per 1,000 square feet of Rentable Area, or (ii) the maximum permitted by applicable laws, codes and ordinances; however, Tenant acknowledges that the Building HVAC system is not designed to properly cool working environments that exceed a density of five (5) persons per 1,000 square feet of Rentable Area and, to the extent the working environment within the Premises exceeds such density, except as noted below with respect to the FANWALL system, Landlord shall be responsible for the installation and cost of any modifications to the base Building HVAC that is required in order to be able to furnish the Premises with HVAC service consistent with the HVAC service provided at other Class A office buildings in the downtown San Jose area. Notwithstanding the foregoing to the contrary, to the extent that Tenant’s density in the Premises exceeds five (5) persons per 1,000 square feet of Rentable Area and either (i) the use of the third floor of the Building changes from its current usage as of the Effective Date or (ii) Landlord is required to modify the base Building HVAC system pursuant to the preceding sentence, then Tenant shall be responsible for the cost to install a FANWALL system, which Landlord shall design and install and invoice Tenant for the cost thereof. It is hereby agreed that Landlord may design (and Tenant shall pay) for such FANWALL system to be a supply plug fan

8

array, capable of delivering 150,000 CFM at 7.0” W.G> (Static pressure) complete with a new filter bank with 12-inch cartridge filters (min. Merv 14) and 2 inch pleaded pre-filters (min Merv 7), in v-shape form if needed to limit air velocity at below 500 FPM (feet per minute). In no event shall Landlord be responsible for any costs required to install supplemental HVAC units or capacity with respect to any server room of Tenant in the Premises. In addition, Tenant shall be responsible for all reasonable costs associated with such above-standard density, including, without limitation, any additional services required to be provided by Landlord (e.g., extra janitorial services), any modifications or alterations to the Premises or Common Areas to the extent required by applicable law, and any additional electricity or other utilities that may be used by Tenant. Landlord, at its option, may elect to cause the Premises to be separately metered for electricity and, in such case, Tenant shall pay for all electricity utilized by Tenant in the Premises as invoiced by Landlord from time to time. The costs to install, repair, maintain and replace any such separate meters or submeters shall be Tenants’ responsibility.”

12.	Signage.

(a)

Monument Signage. The parties hereby agree that Paragraph 19(gg) of the Original Lease is hereby deleted in its entirety and of no further force and effect and Tenant shall no longer have any rights to install the New Monument Sign.

(b)

Existing Fascia Sign/55 Almaden Building. Pursuant to Paragraph 19(ff) of the Original Lease, Tenant has installed a fascia sign on the Building (the “Existing Fascia Sign”). Subject to (i) prior written approval of Landlord as to the exact location, specifications, size, color, design and method of attachment, which approval shall not be unreasonably withheld, delayed or conditioned, (ii) Tenant obtaining all approvals from the applicable governmental and quasi-governmental authorities and otherwise complying with all Applicable Rules and Restrictions (as defined below), and (iii) otherwise subject to the terms and conditions of Paragraph 19(ff), because the parties anticipate that the adjacent property owner will be constructing a building in the future that may affect the visibility of Tenant’s Existing Fascia Sign, Tenant, at its sole cost and expense, shall be permitted to relocate the Existing Fascia Sign to another location on the fascia of the Building. Tenant shall pay for all costs associated with the relocation of the Existing Fascia Sign as well as the restoration of the Building to the condition existing prior to the installation of the Existing Fascia Sign, reasonable wear and tear excepted, upon the removal of the Existing Fascia Sign at its current location following such relocation. Tenant shall continue to be obligated to pay the Fascia Sign Rent in accordance with the terms of Paragraph 19(ff) of the Original Lease; provided, however, following any such relocation, in the event Tenant believes that the market rental rate for the Existing Fascia Sign has diminished as a result of its decreased visibility, then Tenant may provide written notice to Landlord (a “Sign Rent Adjustment Notice”). Within thirty (30) days after receipt of the Sign Rent Adjustment Notice, Landlord may either (i) elect to negotiate a different Fascia Sign Rent rate with Tenant if Landlord agrees that the market rate for the Existing Fascia Sign has decreased and if the parties are unable to reach agreement within such thirty (30) day period, then submit the determination to the arbitration process noted below or (ii) elect to market to third parties (including any tenant or occupant of the Project) the right to install a fascia sign in the then current location of the Existing Fascia Sign. If Landlord selects the option described in clause (ii) of the preceding sentence, then Landlord shall have a six (6) month period to market the right to install a fascia sign to third parties (including any existing tenants of the Project). If Landlord and a third party come to terms for the right for such third party to install a fascia sign in the then existing space of the Existing Fascia Sign, then Landlord shall provide written notice (the “Sign Offer Notice”) to Tenant outlining

9

the rental rate proposed to be paid by such third party. Tenant shall have a period of ten (10) business days following receipt of such Sign Offer Notice in which to elect in writing to either match the terms set forth in the Sign Offer Notice or terminate its rights to such Existing Fascia Sign. If Tenant fails to respond within such ten (10) business day period, then Tenant shall be deemed to have terminated its rights to such Existing Fascia Sign. If Tenant terminates (or is deemed to have terminated) the rights to such Existing Fascia Sign, then Tenant shall be required to remove the Existing Fascia Sign within thirty (30) days after deliver of its written notice terminating its Existing Fascia Sign rights (or, in the event of a deemed termination, within thirty (30) days after expiration of such ten (10) business day period). If, within the six (6) period following Landlord’s receipt of the Sign Rent Adjustment Notice, Landlord is unable to locate a third party that is willing to lease the right to install a fascia sign in the then existing location of the Existing Fascia Sign, then Landlord and Tenant shall each appoint an independent real estate broker with at least ten (10) years experience negotiating leases in Class A office buildings in downtown San Jose, who has not represented either Landlord or Tenant in the preceding five (5) year period. The two designated brokers shall meet and confer for a period of ten (10) business days in order to determine the then prevailing market rate for the right to install a fascia sign in the then existing location of the Existing Fascia Sign. If the two (2) brokers are unable to arrive at a decision, then they shall mutually appoint a third broker meeting the foregoing qualifications. Thereafter, the initial two (2) broker shall each submit to the third broker their respective determinations of the fair market rent for such fascia sign and the third broker shall select the rental rate that he/she believes is closest to the prevailing rental rate for such signage location. After such determination has been made, then the parties shall enter into an amendment in order to document the adjustment to the rental rate for the Existing Fascia Sign. Tenant shall only be permitted to deliver one Sign Rent Adjustment Notice and Tenant shall continue to pay the existing Fascia Sign Rent set forth in Paragraph 19(ff) until the date that the arbitrators reach their decision on a different rental rate for the Existing Fascia Sign.

(c)

Additional Fascia Sign/55 Almaden Building. Provided that (x) Tenant is the Tenant originally named herein or an assignee pursuant to a Permitted Transfer, (y) Tenant is leasing and actually occupies at least seventy-five percent (75%) of the Premises initially demised under this Second Amendment (i.e., the Suite 400 Space, Suite 500 Space and Suite 600 Space), and (z) no event of default has occurred and is continuing beyond applicable notice and cure periods (items (x) – (z) being the “Signage Conditions”), then, subject to all applicable laws, ordinances, restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Project (collectively, the “Applicable Rules and Restrictions”), Tenant shall have the non-exclusive right throughout the Lease Term to install one sign on the Almaden-facing fascia of the Building (“Additional Fascia Sign”) provided that Landlord, acting reasonably, approves the Additional Fascia Sign (including all structural engineering and aesthetic aspects thereof) and the exact location where the same is to be installed. Tenant hereby acknowledges and understands that in no event is Landlord representing or guarantying that any such Additional Fascia Sign is permitted under Applicable Rules and Restrictions and, in the event the Applicable Rules and Restrictions do not permit any such Additional Fascia Sign, then this Second Amendment shall continue in full force and effect except that this Paragraph 12(c) shall be deemed null and void. Landlord hereby approves the location generally shown in Exhibit E attached hereto and the size, type and design set forth in Exhibit E attached hereto. The engineering, manufacture, installation, maintenance and removal of, and the procurement of all required approvals for, the Additional Fascia Sign shall be at Tenant’s sole cost and expense. The installation of the Additional Fascia Sign shall be in compliance with all Applicable Rules and Restrictions. Prior to the

10

manufacturing or installing the Additional Fascia Sign, Tenant shall submit to Landlord, for Landlord’s approval which shall not be unreasonably withheld, delayed or, except as expressly provided herein, conditioned, (i) a report from a structural engineer reasonably acceptable to Landlord providing that (A) the Building can adequately support the installation of the Additional Fascia Sign, and (B) the Additional Fascia Sign can and will be installed in a manner that will not damage, or otherwise affect or diminish the structural integrity of, the Building, and (ii) a detailed drawing indicating the size, layout, design, configuration, lettering and/or graphics and color of the proposed Additional Fascia Sign, together with the proposed location where the Additional Fascia Sign is to be installed. In the event Landlord approves the structural report, the Additional Fascia Sign and the location, Landlord shall evidence such approval in writing. Tenant shall install, repair, maintain, and remove the Additional Fascia Sign with contractors reasonably approved by Landlord. Any such contractors shall satisfy Landlord’s insurance and indemnification requirements prior to performing any work. Tenant agrees that the installation, maintenance, repair and removal of the Additional Fascia Sign shall be at Tenant’s sole risk. Tenant agrees to maintain the Additional Fascia Sign in good condition and repair and, prior to the expiration of the Lease Term or the earlier termination of this Lease or Tenant’s right of possession under this Lease, Tenant shall remove the Additional Fascia Sign and restore the Building to the condition immediately prior to the installation of the Additional Fascia Sign, at Tenant’s sole cost and expense. In the event Tenant fails to repair or remove the Additional Fascia Sign, Landlord shall have the right to repair or remove the Additional Fascia Sign, as the case may be, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee, and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES) INCURRED OR SUFFERED BY LANDLORD AND EXISTING OUT OF OR IN ANY WAY RELATED TO THE INSTALLATION, MAINTENANCE, REPAIR OR REMOVAL OF THE ADDITIONAL FASCIA SIGN, except to the extent caused by the gross negligence or willful misconduct of Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate Tenant’s rights under this Paragraph 12(c) by providing written notice of termination to Tenant if, at any time, Tenant (1) assigns this Lease other than in connection with a Permitted Transfer, (2) subleases more than forty-nine percent (49%) of the Premises other than in connection with a Permitted Transfer, or (3) suffers an event of default of any term or condition of this Lease beyond applicable notice and cure periods. In the event Landlord terminates Tenant’s rights under this Paragraph 12(c) as provided for in the immediately preceding sentence, Tenant shall remove the Additional Fascia Sign from the Building and repair any damage to the Building caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlord’s written notice of termination, and, in the event Tenant fails to timely remove the Additional Fascia Sign and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the Additional Fascia Sign and Landlord shall have the right to dispose of the Additional Fascia Sign in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto). In no event does Landlord make any representation or warranty to Tenant that the Additional Fascia Sign shall be permitted under the Applicable Rules and Restrictions and, to the extent the Additional Fascia Sign

11

is not permitted by the Applicable Rules and Restrictions, Tenant acknowledges and agrees that this Second Amendment shall remain in full force and effect despite Tenant not being permitted to install such Additional Fascia Sign. Tenant shall be responsible, at its cost and expense, to obtain any necessary approvals or permits from the applicable governmental authorities for the purposes of installing and maintaining such Additional Fascia Sign (the “Additional Fascia Sign Approvals”); provided, however, at Landlord’s option it can apply for such Additional Fascia Sign Approvals on Tenant’s behalf, at Tenant’s cost and expense. Promptly following obtaining such Additional Fascia Sign Approvals (and in no event later than one hundred eighty (180) days following obtaining such Additional Fascia Sign Approvals), Tenant shall install such Additional Fascia Sign in accordance with the terms of this Paragraph 12(c). In no event shall Landlord be required to remove any existing fascia sign or other signage present existing in order to accommodate any approvals required by the Applicable Rules and Restrictions affecting the Building for the Additional Fascia Sign. The terms and provisions of this Paragraph 12(c) shall survive the expiration or earlier termination of this Lease. As consideration for Tenant’s right to install and maintain the Additional Fascia Sign, commencing on the date that the Additional Fascia Sign Approvals are obtained and the Additional Fascia Sign has been installed and continuing thereafter for the remainder of the Lease Term, Tenant shall pay to Landlord $6,500.00 per month (the “Additional Fascia Sign Rent”), with such Additional Fascia Sign Rent being payable in advance on the first day of the month in the same manner and time as Tenant is obligated to pay Basic Annual Rent (provided, however, any abatement of the Basic Annual Rent shall not apply with respect to the Additional Fascia Sign Rent). The Additional Fascia Sign Rent is in addition to the Fascia Sign Rent payable under Paragraph 19(ff) of the Original Lease.

(d)

One Almaden Fascia Sign. Provided that all Signage Conditions are satisfied, then, subject to all Applicable Rules and Restrictions, Tenant shall have the non-exclusive right throughout the Lease Term to install one sign on the fascia of the One Almaden Building (“One Almaden Sign”) provided that Landlord, acting reasonably, approves the One Almaden Sign (including all structural engineering and aesthetic aspects thereof) and the exact location where the same is to be installed. Tenant hereby acknowledges and understands that in no event is Landlord representing or guarantying that any such One Almaden Sign is permitted under Applicable Rules and Restrictions and, in the event the Applicable Rules and Restrictions do not permit any such One Almaden Sign, then this Second Amendment shall continue in full force and effect except that this Paragraph 12(d) shall be deemed null and void. The engineering, manufacture, installation, maintenance and removal of, and the procurement of all required approvals for, the One Almaden Sign shall be at Tenant’s sole cost and expense. Landlord hereby approves the location of the One Almaden Sign shown in Exhibit E attached hereto and the size, type and design of the One Almaden Sign shown on Exhibit E attached hereto. The installation of the One Almaden Sign shall be in compliance with all Applicable Rules and Restrictions. Prior to the manufacturing or installing the One Almaden Sign, Tenant shall submit to Landlord, for Landlord’s approval which shall not be unreasonably withheld, delayed or, except as expressly provided herein, conditioned, (i) a report from a structural engineer reasonably acceptable to Landlord providing that (A) the One Almaden Building can adequately support the installation of the One Almaden Sign, and (B) the One Almaden Sign can and will be installed in a manner that will not damage, or otherwise affect or diminish the structural integrity of, the One Almaden Building, and (ii) a detailed drawing indicating the size, layout, design, configuration, lettering and/or graphics and color of the proposed One Almaden Sign, together with the proposed location where the One Almaden Sign is to be installed. In the event Landlord approves the structural report, the One Almaden Sign and the location, Landlord shall evidence such approval in writing. Tenant shall install,

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repair, maintain, and remove the One Almaden Sign with contractors reasonably approved by Landlord. Any such contractors shall satisfy Landlord’s insurance and indemnification requirements prior to performing any work. Tenant agrees that the installation, maintenance, repair and removal of the One Almaden Sign shall be at Tenant’s sole risk. Tenant agrees to maintain the One Almaden Sign in good condition and repair and, prior to the expiration of the Lease Term or the earlier termination of this Lease or Tenant’s right of possession under this Lease, Tenant shall remove the One Almaden Sign and restore the One Almaden Building to the condition immediately prior to the installation of the One Almaden Sign, at Tenant’s sole cost and expense. In the event Tenant fails to repair or remove the One Almaden Sign, Landlord shall have the right to repair or remove the One Almaden Sign, as the case may be, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee, and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES) INCURRED OR SUFFERED BY LANDLORD AND EXISTING OUT OF OR IN ANY WAY RELATED TO THE INSTALLATION, MAINTENANCE, REPAIR OR REMOVAL OF THE ONE ALMADEN SIGN, except to the extent caused by the gross negligence or willful misconduct of Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate Tenant’s rights under this Paragraph 12(d) by providing written notice of termination to Tenant if, at any time, Tenant (1) assigns this Lease other than in connection with a Permitted Transfer, (2) subleases more than forty-nine percent (49%) of the Premises other than in connection with a Permitted Transfer, or (3) suffers an event of default of any term or condition of this Lease beyond applicable notice and cure periods. In the event Landlord terminates Tenant’s rights under this Paragraph 12(d) as provided for in the immediately preceding sentence, Tenant shall remove the One Almaden Sign from the One Almaden Building and repair any damage to the One Almaden Building caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlord’s written notice of termination, and, in the event Tenant fails to timely remove the One Almaden Sign and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the One Almaden Sign and Landlord shall have the right to dispose of the One Almaden Sign in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto). In no event does Landlord make any representation or warranty to Tenant that the One Almaden Sign shall be permitted under the Applicable Rules and Restrictions and, to the extent the One Almaden Sign is not permitted by the Applicable Rules and Restrictions, Tenant acknowledges and agrees that this Second Amendment shall remain in full force and effect despite Tenant not being permitted to install such One Almaden Sign. Tenant shall be responsible, at its cost and expense, to obtain any necessary approvals or permits from the applicable governmental authorities for the purposes of installing and maintaining such One Almaden Sign (the “One Almaden Sign Approvals”); provided, however, at Landlord’s option it can apply for such One Almaden Sign Approvals on Tenant’s behalf, at Tenant’s cost and expense. Promptly following obtaining such One Almaden Sign Approvals (and in no event later than one hundred eighty (180) days following obtaining such One Almaden Sign Approvals), Tenant shall install such One Almaden Sign in accordance with the terms of this Paragraph 12(d). In no event shall Landlord be required to remove any existing fascia sign or other signage

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present existing in order to accommodate any approvals required by the Applicable Rules and Restrictions affecting the Building for the One Almaden Sign. The terms and provisions of this Paragraph 12(d) shall survive the expiration or earlier termination of this Lease. As consideration for Tenant’s right to install and maintain the One Almaden Sign, commencing on the date that the One Almaden Sign Approvals are obtained and the One Almaden Sign has been installed and continuing thereafter for the remainder of the Lease Term, Tenant shall pay to Landlord $6,500.00 per month (the “One Almaden Sign Rent”), with such One Almaden Sign Rent being payable in advance on the first day of the month in the same manner and time as Tenant is obligated to pay Basic Annual Rent (provided, however, any abatement of the Basic Annual Rent shall not apply with respect to the One Almaden Sign Rent).

(e)

Right of First Offer to Western Bank Fascia Signage Location. In the event that Western Bank ever relinquishes and removes its signage rights on the fascia of the Building and thereafter Landlord intends to offer to another third party tenant or occupant the right to install fascia signage in the location previously surrendered by Western Bank, then, so long as Tenant is leasing and occupying at least seventy-five percent (75%) of the Rentable Area of the Suite 400 Space, Suite 500 Space and Suite 600 Space and provided further that all other Signage Conditions (as defined in Paragraph 19(ff) of the Original Lease) are satisfied, then Landlord shall first offer to Tenant the right to install fascia signage in the location where Western Bank previously had its fascia sign (the “Fascia Sign Offer”). The Fascia Sign Offer shall be upon the terms and conditions that Landlord intends to offer to third parties the right to install such replacement fascia sign (which may include the payment of signage rent and/or the requirement to lease certain space in the Building or Project). Tenant shall be required to accept any such Fascia Sign Offer on the terms set forth therein by providing a written acceptance to Landlord no later than ten (10) business days following receipt of the Fascia Sign Offer. Tenant’s failure to provide a timely acceptance to the Fascia Sign Offer shall forfeit Tenant’s rights to install any fascia signage and shall entitle Landlord to offer any such fascia sign rights to any third party, including on terms that may be less favorable to Landlord than those set forth in the Fascia Sign Offer. Landlord shall only be required to provide Tenant with one Fascia Sign Offer (it being agreed that if Western Bank had more than one sign, that Tenant is only receiving a right of first offer with respect to the first sign that Western Bank surrenders that Landlord intends to replace with the signage of another tenant or occupant). Unless otherwise set forth in the Fascia Sign Offer, any fascia signage of Tenant shall be subject to all Applicable Rules and Restrictions and otherwise subject to all of the terms and conditions of Paragraph 12(c) of this Second Amendment (including, subject to Landlord’s prior written approval as to the aesthetics, locations, size, color and method of attachment of such signage, which approval shall not be unreasonably withheld, conditioned or delayed). In the event of a conflict between the terms of the Fascia Sign Offer and the terms of Paragraph 12(c), the terms of the Fascia Sign Offer shall prevail.

(f)

Elevator Button Signage. Subject to Landlord’s prior written approval as to the aesthetics, size, color, and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant may install elevator button signage on any full floor that Tenant leases. Upon Tenant failing to lease and occupy any particular full floor, Tenant shall remove any previously installed elevator button signage for such floor and pay for the cost to reinstall any replacement elevator buttons required by Landlord.

13.

Riser Management Company. Notwithstanding anything herein to the contrary, Landlord may require that Tenant utilize Landlord’s building riser management company in connection with any access to or installation of cabling and wiring in the vertical risers for the Building. Tenant shall pay any actual and reasonable costs charged by the riser management company in connection with the installation of Tenant’s cabling and wiring. Landlord, at its option, may reasonably restrict access to the telephone closets of the Project and may exclude Tenant and its contractors from such telephone closets.

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14.

Renewal Option. Landlord hereby grants to Tenant one (1) option to further extend the Lease Term for an additional period of five (5) years in accordance with the terms and conditions of Exhibit C attached hereto and incorporated herein for all purposes. In the event that tenant elects to exercise the renewal option, it shall be required to exercise it for the entirety of the Premises then being leased by Tenant (i.e., it cannot exercise the renewal option for only a portion of the Premises being leased).

15.

Right of First Offer. Landlord hereby grants to Tenant a right of first offer to certain space in the Project as more particularly described in Exhibit D attached hereto and incorporated herein for all purposes.

16.

No Preferential Rights or Options. Except for (i) the renewal option set forth in Paragraph 14 and Exhibit C of this Second Amendment and (ii) the right of first offer set forth in Paragraph 15 and Exhibit D of this Second Amendment, notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant stipulate and agree that Tenant has no preferential rights or options under the Lease, as herein amended, such as any rights of renewal, expansion, reduction, refusal, offer, purchase, termination, relocation or any other such preferential rights or options, such rights originally set forth in the Lease, including, without limitation, (A) the two renewal options set forth in Addendum One of the Original Lease, (B) the right of first offer set forth in Addendum Two of the Original Lease, and (C) the cancellation option set forth in Addendum Three of the Original Lease, being hereby null and void in their entirety and of no further force or effect.

17.	Relocation. The parties hereby agree that Paragraph 15 of the Original Lease is hereby deleted in its entirety and of no further force or effect.

18.

Subordination. During the thirty (30) day period following the Effective Date of this Second Amendment, Landlord agrees to use commercially reasonable efforts to obtain and provide to Tenant a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in substantially the form of the agreement used by the lender holding the existing mortgage encumbering the Building (the “Lender”); provided, however, in no event shall Landlord be in default under the Lease (as amended by this Second Amendment), and in no event shall Tenant be entitled to terminate the Lease or this Second Amendment, if Landlord is unable to provide Tenant with such SNDA. Tenant shall reimburse Landlord upon demand for any actual and reasonable costs, including attorneys fees, that Landlord incurs in seeking to obtain an SNDA for Tenant.

19.

Alterations and Improvements. Notwithstanding anything in the Lease to the contrary, any alterations or improvements existing in the Premises as of the Effective Date do not have to be removed and restored at the expiration or earlier termination of the Lease; provided, however, Tenant shall be required to remove any telephone/data cabling and wiring installed in the Premises and repair any damage arising from such removal. With respect to the Tenant Improvements being constructed pursuant to Exhibit B attached hereto, at the time that Landlord approves the Final Plans in accordance with the procedures set forth in Exhibit B, Landlord shall advise Tenant which, if any, portions of such Tenant Improvements Tenant shall be required to remove and restore at the expiration of the Lease Term; provided, however, in all cases Tenant shall be required to remove any telephone/data cabling and wiring installed in the Premises and repair any damage arising from such removal. Notwithstanding the foregoing to the contrary, upon the expiration or earlier termination of the Lease, in no event shall Tenant be required to restore any multi-tenant corridors existing in the Suite 900 Space as of the Effective Date hereof.

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20.

Brokers. Landlord and Tenant each warrant that it has had no dealings with any broker or agent other than CBRE, Inc., representing Tenant, and Cushman & Wakefield U.S., Inc., representing Landlord (collectively, the “Broker”) in connection with the negotiation or execution of this Second Amendment, and Landlord and Tenant each agree to indemnify the other and hold the other harmless from and against any and all costs, expenses, or liability for commissions or other compensations or charges claimed by any broker or agent, other than the Broker, who claim to have represented the indemnifying party with respect to this Second Amendment or otherwise claim a commission with respect to this Second Amendment due to their dealings with the indemnifying party.

21.

OFAC. Tenant certifies, represents, warrants and covenants that: (i) it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents from and against any and all claims or damages arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

22.	CASp Disclosure. In accordance with California Civil Code Section 1938, Landlord makes the following disclosure to Tenant:

As of the Effective Date, neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy of Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

Except as otherwise expressly agreed upon in writing by Landlord, neither Landlord nor any Landlord Affiliate shall have any obligation for the payment of the CASp fee or the cost of making repairs pursuant thereto, nor shall Landlord or any Landlord Affiliate have any liability to Tenant arising out of or related to the fact that neither the Building nor the Premises has been inspected by a CASp, and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord or the Project as a result of or in connection therewith.

23.

Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall supersede and control.

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24.

Counterparts/Facsimiles. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Second Amendment, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

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SIGNATURE PAGE TO SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

BY AND BETWEEN KBSIII ALMADEN FINANCIAL PLAZA, LLC, AS LANDLORD,

AND ZOOM VIDEO COMMUNICATIONS, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed, effective as of the Effective Date set forth herein.

LANDLORD:

KBSIII ALMADEND FINANCIAL PLAZA, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC,
a Delaware limited liability company, as agent

	By:	/s/ Brent Carroll
Brent Carroll,
Senior Vice President

	Date:	August 8, 2018

TENANT:

ZOOM VIDEO COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Kelly Steckelberg
Name:	Kelly Steckelberg
Title:	CFO

Date:	August 6, 2018

[S-1]

EXHIBIT A

SUITE 400 SPACE

A-1

EXHIBIT A-1

SUITE 900 SPACE

A-1-1

EXHIBIT B

Work Letter

THIS WORK LETTER is attached as Exhibit B to the Second Amendment to Office Lease between KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company, as Landlord, and ZOOM VIDEO COMMUNICATIONS, INC., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a)    Tenant Improvements; Landlord’s Construction Allowance. The leasehold improvements to be constructed by Tenant (the “Tenant Improvements”), at Tenant’s sole cost and expense (except for the Landlord’s Construction Allowance, as specified in Paragraph 7 of this Second Amendment), shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Exhibit B.

Landlord shall have no obligation to construct or to pay for the construction of the Tenant Improvements. However, Landlord agrees to contribute toward the cost of construction of the Tenant Improvements the cash sum of up to the Landlord’s Construction Allowance (as defined in Paragraph 7 of this Second Amendment). Notwithstanding anything in this Second Amendment or in this Work Letter to the contrary, except as provided in the last sentence of Paragraph 7, Landlord’s Construction Allowance shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed by the applicable Construction Termination Date (as defined below), then Landlord’s obligation to provide the unused portion of the Landlord’s Construction Allowance allocable to the applicable Construction Termination Date shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said unused portion of the Landlord’s Construction Allowance. The “Construction Termination Dates” shall be as follows: (i) with respect to the portion of the Landlord’s Construction Allowance attributable to the Suite 400 Space, the Construction Termination Date shall be deemed to be February 28, 2021, (ii) with respect to the portion of the Landlord’s Construction Allowance attributable to the Suite 500 Space, the Construction Termination Date shall be deemed to be February 28, 2023, (iii) with respect to the portion of the Landlord’s Construction Allowance attributable to the Suite 600 Space, the Construction Termination Date shall be deemed to be July 31, 2020, and (iv) with respect to the portion of the Landlord’s Construction Allowance attributable to the Suite 900 Space, the Construction Termination Date shall be deemed to be December 31, 2019. The Landlord’s Construction Allowance may be used to pay any reasonable out-of-pocket costs incurred by Landlord in connection with the construction of the Tenant Improvements and any work related to the construction of the Tenant Improvements in the Premises. The construction costs that may be reimbursed from the Landlord’s Construction Allowance shall include the following: “hard costs” of the Tenant Improvements including costs of labor, equipment, supplies and materials furnished for construction of the Tenant Improvements; governmental fees and charges for required permits, plan checks, and inspections for the Tenant Improvements; Tenant’s project management costs, charges of Tenant’s design professionals; and charges of Landlord’s design professionals for review of plans and monitoring of construction or installation of the Tenant Improvements. Except as otherwise provided herein, no other costs, fees or expenses of the Tenant Improvements shall be reimbursable out of the Landlord’s Construction Allowance.

Landlord’s payment of the Landlord’s Construction Allowance, or such portion thereof as Tenant may be entitled to, shall be made within thirty (30) days after each and all of the following conditions shall have been satisfied (it being agreed that the disbursement shall be made in phases based on Substantial Completion of each of the particular suites): (i) the Tenant Improvements shall have been Substantially Completed in accordance with the Final Plans (as hereinafter defined); (ii) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics’ lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Tenant Improvements have been unconditionally waived, released, or extinguished; (iii) Tenant shall have delivered to Landlord paid receipts or other written evidence reasonably satisfactorily substantiating the actual amount of the construction costs of the Tenant Improvements; (iv) Tenant shall have delivered to

Landlord a final certificate of occupancy, if required, for the Premises; and (v) Tenant shall not then be in default of any of the provisions of the Lease beyond any applicable notice and cure period (in which event all such disbursements shall be suspended until such default is fully cured). The Landlord’s Construction Allowance shall be disbursed as each of the phases of the Tenant Improvements are Substantially Completed (e.g., the Landlord’s Construction Allowance with respect to the Suite 600 Space shall be disbursed following Substantial Completion of the Tenant Improvements to the Suite 600 Space and satisfaction of the disbursement requirements above). If the actual cost of the Tenant Improvements is less than the Landlord’s Construction Allowance, then, except as set forth in Paragraph (g) below, Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Tenant Improvements and Landlord’s Construction Allowance. In the event any portion of the Landlord’s Construction Allowance remains outstanding and has not otherwise lapsed or expired and Landlord sells the Project to an unaffiliated third party entity, then, as of the closing of any such sale, Landlord shall either (i) enter into a mutually agreeable amendment to the Lease in order to provide Tenant with an offset right to the extent Landlord thereafter fails to disburse any such remaining portion of the Landlord’s Construction Allowance following Tenant’s satisfaction of all of the disbursement conditions or (ii) agree to escrow the then remaining balance of the Landlord’s Construction Allowance with a title or escrow company reasonably selected by Landlord pursuant to an escrow agreement that is consistent with the terms and conditions of this Work Letter and Second Amendment (i.e., relating to disbursement conditions and expiration of the Landlord’s Construction Allowance as of the respective Construction Termination Date, except as set forth in Paragraph (g) below).

(b)    Preparation and Review of Plans for Tenant Improvements. Tenant has retained a space planner (the “Space Planner”), and the Space Planner has prepared (or will prepare) certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements in the Premises to be installed in the Premises by a general contractor selected by Tenant pursuant to this Work Letter. Tenant shall deliver to Space Planner within thirty (30) days after the execution of this Second Amendment, all necessary information required by the Space Planner to complete the Temporary Plans with respect to the Suite 600 Space. Tenant understands that the Tenant Improvements are to be completed in phases with respect to the Suite 400 Space, Suite 500 Space, Suite 600 Space and Suite 900 Space. Except with respect to the Movable Amounts (as defined below), Tenant shall only be permitted to apply the Landlord’s Construction Allowance allocable to each floor of the Premises so to such floor (i.e., Tenant cannot take a portion of the allowance allocable to the Suite 600 Space and apply it to improvements for the Suite 400 Space). As used herein, the term “Movable Amounts” means (i) up to $875,700.00 out of the Landlord’s Construction Allowance allocable to the Suite 600 Space can be allocated to other suites of the Premises and (ii) up to $199,365.00 out of the Landlord’s Construction Allowance allocable to the Suite 500 Space can be allocated to other suites of the Premises. The plan approval process set forth in this Paragraph (b) shall be applicable with respect to each phase of construction in each of the suites of the Premises. Landlord shall have ten (10) business days after Landlord’s receipt of the proposed Temporary Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Landlord fails to give written comments to or approve the Temporary Plans within such ten (10) business day period, then Landlord shall be deemed to have rejected the Temporary Plans as submitted. Tenant shall have ten (10) business days following its receipt of Landlord’s comments and objections to redraw the proposed Temporary Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within ten (10) business days of Landlord’s receipt of such revised plans. Such process shall be repeated twice and if at such time final approval by Landlord of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant’s sole cost and expense, to reflect Landlord’s objections or comments. Once Landlord has approved the Temporary Plans, the approved Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction unless otherwise expressly set forth in the Final Plans, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances. Tenant, using the Space Planner, shall prepare or cause to be prepared and submitted the Final Plans, concurrently, and in each case by receipted courier or delivery service, to Landlord’s construction representative (“Landlord’s Construction Representative”), and Landlord’s offices for Landlord’s review and approval, which shall be consistent with the description of the Tenant Improvements set forth in the Temporary Plans.

Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints. The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction. Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by the Space Planner, and shall include (to the extent relevant or applicable) such additional plans reasonably requested by Landlord related to the Tenant Improvements, including, without limitation, any and all additional plans related to Tenant’s specific use of the Premises, or as may be required by local city ordinance or building code.

Tenant shall submit all Final Plans concurrently to Landlord’s construction representative and offices, as designated above, for Landlord’s review and approval. Landlord shall have ten (10) business days after Landlord’s receipt of the proposed Final Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans. If Landlord fails to give written comments to or approve the Final Plans within such ten (10) business day period, then Landlord shall be deemed to have rejected the Final Plans as submitted. Tenant shall have ten (10) business days following its receipt of Landlord’s comments and objections to redraw the proposed Final Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within ten (10) business days of Landlord’s receipt of such revised plans. Such process shall be repeated as necessary until final approval by Landlord of the proposed Final Plans has been obtained. Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord’s construction representative to receive plans delivered by Tenant to Landlord. In the event that Tenant disagrees with any of the changes to the proposed Final Plans required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans. If such Final Plans are not resolved by Landlord and Tenant, then Tenant shall accept Landlord’s final changes to the proposed Final Plans. For purposes hereof, “business days” shall be all calendar days except Saturdays and Sundays and holidays observed by national banks in the State in which the Premises are situated.

Notwithstanding the preceding provisions of this Paragraph (b), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be placed or exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord.

In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord’s reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Premises.

As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Tenant Improvements, if Tenant elects to proceed with a “fast track” construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Tenant Improvements (or such portion thereof, as applicable). Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

(c)    Construction of the Tenant Improvements. Construction or installation of the Tenant Improvements shall be performed by a licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed (the “Tenant’s Contractor,” whether one or more), pursuant to a written construction contract negotiated and entered into by and between the Tenant’s Contractor and Tenant and approved by Landlord. Each such contract shall (i) obligate Tenant’s Contractor to comply with all reasonable rules and regulations of Landlord relating to construction activities in the Building, (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the Tenant’s Contractor holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the Tenant’s Contractor with respect to the work performed thereunder and the obligation of the Tenant’s Contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following final completion of the work under such contract, (iv) evidence the agreement of the Tenant’s Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction, and (v) evidence the waiver and release by the Tenant’s Contractor of any lien or right to assert a lien on all or any portion of the fee estate of Landlord in and to the Building as a result of the work performed or to be performed thereunder (and obligating the Tenant’s Contractor to include a substantially similar release and waiver provision in all subcontracts and purchase orders entered under or pursuant to the contract). Notwithstanding anything to the contrary, union labor shall not be required to be used for construction of the Tenant Improvements; provided, however, Landlord shall be permitted to withhold its consent to a contractor proposed to be utilized by Tenant to the extent such contractor would create a labor dispute at the Building or Project that could impair or affect the Landlord’s ability to operate the Building or otherwise provide the services it is required to provide to its tenants. In the event there is any labor dispute as a result of Tenant’s contractor and such labor dispute is impairing or affecting Landlord’s ability to operate the Building or otherwise provide the services it is required to provide to its tenants, then Tenant shall immediately take such actions as may be required in order to cause such labor dispute to cease. Tenant and its contractors shall be required to comply with the constructions rules and regulations set forth Exhibit B-1 attached hereto (and the Tenant Improvement shall be required to incorporate all design elements set forth in such Exhibit B-1).

Tenant acknowledges and understands that all roof penetrations involved in the construction of the Tenant Improvements must be performed by the Landlord’s Building roofing contractor. All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Tenant Improvements (which such cost may be payable out of the Landlord’s Construction Allowance), in accordance with the provisions of this Exhibit B. Tenant or Tenant’s Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Tenant Improvements.

Tenant specifically agrees to carry, or cause the Tenant’s Contractor to carry, during all such times as the Tenant’s work is being performed, (a) builder’s risk completed value insurance on the Tenant Improvements, in an amount not less than the full replacement cost of the Tenant Improvements, (b) a policy of insurance covering commercial general liability, in an amount not less than One Million Dollars ($1,000,000.00), combined single limit for bodily injury and property damage per occurrence (and combined single limit coverage of $2,000,000.00 in the aggregate), and automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord as an additional insured, and (c) workers’ compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the Tenant’s Contractor may have against Landlord. Tenant shall not commence construction of the Tenant Improvements until Landlord has issued to Tenant a written authorization to proceed with construction after Tenant has delivered to Landlord’s construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Tenant Improvements and a copy of the permitted Final Plans as approved by the appropriate governmental agency, and (iii) a copy of each signed construction contract for the Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord’s construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder). All of the construction work shall be the responsibility of and supervised by Tenant.

(d)    Requirements for Tenant’s Work. All of Tenant’s construction with respect to the Premises shall be performed in substantial compliance with this Exhibit B and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant’s work must be confined to within the Premises. All trash and construction debris not located wholly within the Premises must be removed each day from the Project at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Exhibit B. If Landlord reasonably determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises or the Project until such time as Landlord is reasonably satisfied that the applicable requirements will be observed. Any approval given by Landlord with respect to Tenant’s construction or the Temporary Plans or Final Plans therefor, and/or any monitoring of Tenant’s work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters.

(e)    No Liens; Indemnification. Tenant shall have no authority to place any lien upon the Premises, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any act or omission of Tenant, or Tenant’s Contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Premises, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof. With respect to the contract for labor or materials for construction of the Tenant Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building. No contractor of Tenant is intended to be a third-party beneficiary with respect to the Landlord’s Construction Allowance, or the agreement of Landlord to make such Landlord’s Construction Allowance available for payment of or reimbursement for the costs of construction of the Tenant Improvements. Tenant agrees to indemnify, defend and hold Landlord, the Premises and the Project, harmless from all claims (including all reasonable costs and expenses of defending against such claims) arising from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Premises, except to the extent caused by the negligence or willful misconduct of Landlord. Any Default by Tenant under this Exhibit B shall constitute a default by Tenant under the Lease for all purposes. Additionally, any approval given by Landlord with respect to the Tenant Improvements or the Final Plans and/or any monitoring of the construction of the Tenant Improvements by Landlord shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any such matters.

(f)    Substantial Completion. “Substantial Completion” (or any grammatical variant thereof) of construction of the Tenant Improvements shall be defined as the later of (i) the date upon which Landlord’s Construction Representative (or other consultant engaged by Landlord) determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, and (ii) the date upon which a temporary certificate of occupancy (or its equivalent) is issued for the Premises by the appropriate governmental authority. After the completion of the Tenant Improvements, Tenant shall, within ten (10) business days of demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

(g)    Excess Allowance.

(i)    Suite 500 Space. Notwithstanding anything herein to the contrary, if the total cost of the Tenant Improvements with respect to the Suite 500 Space are less than the total amount of the Landlord’s Construction Allowance allocable to such Suite 500 Space (the difference between the cost of the Tenant Improvements to the Suite 500 Space and the cost of the Landlord’s Construction Allowance allocable to the Suite 500 Space being referred to herein as the “Excess Suite 500 Allowance”), then Landlord agrees that, upon Tenant’s written request and subject to the further terms of this Paragraph (g)(i), Tenant shall have the right to have up to (but not to exceed) $264,585.00 out of such Excess Suite 500 Allowance disbursed to Tenant as a reimbursement of the actual out-of-pocket expenses paid by Tenant to third parties in connection with Tenant’s move to the Premises, including space planning and design, built-in and movable furniture, signage costs and the installation of Tenant’s wiring and cabling in the Suite 500 Space and Suite 600 Space (the “Moving Reimbursement”); provided, however, in no event shall the total amount advanced by Landlord to Tenant for the Moving Reimbursement exceed the lesser of the amount of the Excess Suite 500 Allowance or $264,585.00. In the event Tenant desires any such reimbursement, Tenant shall notify Landlord of the amounts that Tenant wants reimbursed (and such request shall include actual copies of paid invoices reflecting amounts Tenant desires to have reimbursed) by the Construction Termination Date applicable to the Suite 500 Space, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have reimbursed by the Construction Termination Date applicable to the Suite 500 Space, Tenant shall not be entitled to any such reimbursement and all such Excess Suite 500 Allowance shall belong to Landlord and Tenant shall have no rights thereto other than apply such Excess Suite 500 Allowance amounts to the installation of the FANWALL system as contemplated in Paragraph 11 (i.e., if there is any Excess Suite 500 Allowance that has not been utilized as of the Construction Termination Date allocable to the Suite 500 Space, then Tenant can only access such Excess Suite 500 Allowance in order to pay for any costs related to the FANWALL system being installed pursuant to the terms of Paragraph 11).

(ii)    Suite 600 Space. Notwithstanding anything herein to the contrary, if the total cost of the Tenant Improvements with respect to the Suite 600 Space are less than the total amount of the Landlord’s Construction Allowance allocable to such Suite 600 Space (the difference between the cost of the Tenant Improvements to the Suite 600 Space and the cost of the Landlord’s Construction Allowance allocable to the Suite 600 Space being referred to herein as the “Excess Suite 600 Allowance”), then Landlord agrees that, upon Tenant’s written request and subject to the further terms of this Paragraph (g)(ii), Tenant shall have the right to have up to (but not to exceed) $262,710.00 out of such Excess Suite 600 Allowance disbursed to Tenant as a reimbursement of the actual out-of-pocket expenses paid by Tenant to third parties in connection with Tenant’s move to the Premises, including space planning and design, built-in and movable furniture, signage costs and the installation of Tenant’s wiring and cabling in the Suite 500 Space and Suite 600 Space (the “Moving Reimbursement”); provided, however, in no event shall the total amount advanced by Landlord to Tenant for the Moving Reimbursement exceed the lesser of the amount of the Excess Suite 600 Allowance or $262,710.00. In the event Tenant desires any such reimbursement, Tenant shall notify Landlord of the amounts that Tenant wants reimbursed (and such request shall include actual copies of paid invoices reflecting amounts Tenant desires to have reimbursed) by the Construction Termination Date applicable to the Suite 600 Space, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have reimbursed by the Construction Termination Date applicable to the Suite 600 Space, Tenant shall not be entitled to any such reimbursement and all such Excess Suite 600 Allowance shall belong to Landlord and Tenant shall have no rights thereto other than apply such Excess Suite 600 Allowance amounts to the installation of the FANWALL system as contemplated in Paragraph 11 (i.e., if there is any Excess Suite 600 Allowance that has not been utilized as of the Construction Termination Date allocable to the Suite 600 Space, then Tenant can only access such Excess Suite 600 Allowance in order to pay for any costs related to the FANWALL system being installed pursuant to the terms of Paragraph 11).

EXHIBIT B-1

One Renewal Option at Market

Construction Rules and Regulations

To:	All Tenants and Contractors

From:	KBSIII ALMADEN FINANCIAL PLAZA,

LLC

Date:	5/15/2018

Re:	KBS Construction Rules and Regulations as provided for construction projects at

The Almaden - 1, 55 &99 Almaden Blvd., San Jose, CA. 95113

The following rules and regulations shall apply for projects at The Almaden:

Tenant Construction Release:

A Construction Release form signed by the Property Manager is required before construction begins. This is a check-off form to ensure that all required documentation has been provided.

Display of Building Permits

Tenant and/or General Contractor must post all building permits on a wall of the construction site prior to commencement of work. Permit shall remain posted until final inspections are completed.

Project Directory List

Provide numbered list of contractors and subcontractors to be involved with the project, with the contact names and telephone numbers of key personnel. Contractor will also be required to provide a numbered badge to all personnel on the project, showing Contractor’s Logo and worker’s name and trade. These must be worn at all times while working in the building - no exceptions.

Landlord Drawing Approval

No work shall start until Contractor/Tenant has submitted proper drawings and received written approval from KBS project manager and or property manager.

Pre-Construction Building Inspection

Prior to commencement of work Contractor/Tenant shall inspect building conditions outside of work area (paths of travel, elevators, electrical/mechanical rooms, etc.) to verify existing building conditions. When final inspections are completed Tenant shall notify the Property Management Office and a post-construction walk thru will be conducted and any construction related damages to existing building areas/finishes will be determined at that time

B-1-1

Hours of Operation:

The building is typically staffed with engineers between 7:00 AM and 5:00 PM, Monday through Friday. No engineers are specifically on duty at the building on Weekends and Holidays. Overtime charge for KBS to provide an engineer during Contractor’s after-hours work will be billed accordingly to union rates.

Work requiring the disabling of fire alarm systems must be finished before 2:00 PM. This is to allow sufficient time to restore the systems to normal operation, and to resume monitoring by the offsite security contractor before key engineering personnel leave for the day.

All planned sprinkler work will be conducted only as arranged with the Building Engineer on duty. No sprinkler valves are to be closed or opened until the OK is given by the Building Engineer. From time to time there may also be limits on the times during which sprinkler work may be performed. Provide a minimum of two business days advance notice for any planned sprinkler work.

Contractor Parking

Landlord shall designate contractor parking areas, if available. Parking may be limited. Contractor parking is prohibited in and around the loading dock area.

Roof Penetrations

Landlord must approve all roof top equipment installations. All penetrations must be cut, flashed and sealed by the roof warranty holder or other vendor approved by property manager. Cost of such work shall be the sole responsibility of the Tenant/General Contractor

Structural Slab or Wall Penetrations:

Some projects may require independent review by the Owner’s preferred Structural Consultant, who maintains a record set of drawings. Typical projects requiring structural review would include slab penetrations or installations where weight/slab loading may be an issue. Costs associated with such special review requirements may be billed to the tenant. Add extra time for any additional reviews required.

Nishkian Menninger Structural

1200 Folsom Street

San Francisco, CA 94103

The Contractor shall use whatever means necessary to avoid damaging electrical conduit buried in walls or slabs. Non-destructive GPR (ground penetrating radar) technology is now available to scan concrete structures. Any and all damages to buried conduit are to be repaired quickly, and at the Contractor’s expense. Life Safety Systems shall be restored by the building’s approved Life Safety Contractor.

Roof work is to be completed by Prospect Waterproofing Company. Contact:

GoGreen Roofing Corp.

3315 Woodward Ave.

Santa Clara, CA 95054

Openings and/or damaged areas shall be patched with non-shrink grout. In areas subject to moisture such as toilet rooms, kitchens, etc., the opening shall be filled with expanding grout, which will completely seal the opening from moisture penetration, and a liquid-tight approved Fire Stop Compound shall be applied as per the manufacturer’s standard detail.

B-1-2

Public Facilities:

Please use the restrooms designated by the Property Management Office. The General Contractor shall be responsible for cleaning and maintaining restroom designated by Property Management.

Contractor and its employees shall not litter or abuse the restrooms. If it is determined by the Property Manager that the Contractor is not utilizing the building restrooms in the manner intended, or that the restrooms are being abused, the Contractor will be required to provide outdoor portable toilet facilities in a location determined by the Property Manager, and maintain same at the Contractor’s sole expense.

Contractor and its employees are not to congregate or eat in public lobbies, corridors or at the front entrance of the building. No eating or open containers are allowed in the elevators, public hallways or in any carpeted area in the building. No alcohol is permitted on the premises at any time. Radios are allowed only with in the construction area but must be kept at a reasonable level or at landlord’s sole discretion may be prohibited from the job site.

Deliveries:

All deliveries must be coordinated with the Property Management Office. Deliveries must occur afterhours, before 7AM and after 6PM Monday through Friday, or on weekends. If the scope requires an engineer to be present for the delivery, Contractors will be subject to an engineering charge.

No Smoking:

Smoking is not permitted anywhere within the building. Contractor smoking outdoors shall be limited to those areas designated by the Property Management Office.

Safety:

Wooden ladders are not allowed on construction projects. Only OSHA - approved fiberglass ladders are permitted. The building does not lend ladders to Contractors due to insurance regulations. The Owner will not be responsible for injuries or damages that may occur due to the Contractor’s unauthorized use of ladders.

Contractor must maintain a copy of all product MSDS sheets used on the project on site, per OSHA HazCom Standards.

All areas of fire egress must be maintained at all times. Under no circumstances should any equipment or materials be stored in a fire egress path. This includes stairwells and fire exit corridors.

No combustible materials shall be stored in any mechanical, electrical, or telephone rooms. A staging area must be set up on site for all equipment and material storage and agreed upon by Property Management and Tenant.

All trash or foreign objects must be removed from above the ceiling prior to ceiling close-in for the safety of building personnel working above the ceiling. Superintendent shall verify the ceiling is “clean” prior to closing out the job.

All lighting fixtures, electrical wiring, piping, data cabling, and any other equipment installed above the ceiling must be properly supported per building codes. Under no circumstances shall anything but ceiling panels be supported solely by the ceiling grid or any wiring or cabling lay resting on the grid. Superintendent shall verify the ceiling is “clean” prior to closing out the job.

B-1-3

Any electrical switch or circuit breaker turned off for the purposes of working on a downstream circuit must be locked and tagged according to OSHA guidelines. Any live exposed electrical component/s shall be clearly marked with a warning sign, such as “Danger, Exposed Live Electrical Components. Authorized Personnel Only”, and proper protection shall be put up to protect personnel from entering proximity of electrical hazard. Under no circumstances shall an electrical closet be left propped in the open position while unattended unless the entire floor is under renovation and approved by Property Management, no other exceptions! Superintendent on site will be responsible for enforcing this policy with electrical contractors.

All “Hot Work” must first be approved by Building Engineer and “Hot Work” procedures must be followed per Building Engineer and FM Global standards.

Protection:

Protection shall pertain to, but not be limited to, the following concerns: noise, fumes, odors, dust, moisture, vibration, static electricity around integrated circuits, and other potentially harmful elements and actions.

All window blinds and tint are to be checked, and any damage or operational problems brought to the attention of the Project Manager or Senior Property Manager, before the project commences. All window glass is to be inspected prior to work commencement, and any broken glass shall be brought to the attention of the KBS Project Manager and the Property Manager. Any broken glass which occurs after project commencement is the responsibility of the Contractor, and shall be replaced promptly and at the expense of the Contractor. Public areas and corridors are to be protected by non-slip runners and walk off mats from the elevator (or entrance) to the entrance door of the suite under construction and in all areas of work.

A designated freight elevator shall be used for all deliveries to the building and must be properly protected including floors, walls, ceilings, side frames, and common area floors and walls with plywood or Masonite. Protection must be approved by the on-site Building Engineer prior to beginning work. Contractor/Tenant will be held liable for any damages to the building resulting from improper protection.

Return air ducts and return air shaft openings shall be covered with filter material throughout the construction period, and the filters are to be checked and changed on a regular basis as required to maintain return air flow from the space and avoid space pressurization. The Mechanical Contractor shall reduce flow on the supply air systems to the extent necessary to create a slightly negative pressure within the construction area, to prevent the migration of dust.

Temporary partitions and polyethylene plastic curtains are to be installed as necessary. The Mechanical Contractor shall reduce flow on the supply air systems to the extent necessary to create a slightly negative pressure within the construction area, to prevent the migration of dust.

All existing carpeting to remain will be protected with matting, drop cloths, or similar covering.

All fire alarm devices and wiring shall be identified, bagged and protected prior to any demolition work so as to prevent damage and false alarms.

All pneumatic thermostats and related temperature controls shall be covered with plastic bags and tied up with their respective lines to the ceiling, taking care not to create leaks - notify the Building Engineer immediately if a leak occurs.

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Fire Alarm System Protection:

The Contractor shall be fully responsible for the payment of any fines levied by Santa Clara County Fire Marshal, and any and all other such monetary damages which may result from the failure of the Contractor’s employees and/or subcontractors to properly guard the fire alarm system from accidental alarm activation. It should be noted that the local Authority having jurisdiction could determine that such fines are directly attributable to an individual or responsible person, who in the Authority’s judgment could have or should have prevented the alarm. In no instance will the Owner be responsible for the payment of fines/damages that result from the Contractor’s negligence in this regard.

Deactivation of the fire alarm system must be arranged by written request from the Contractor to Building Management 24 hours in advance. Work requiring disabling of fire alarm systems must be finished before 2:00 p.m. This is to allow sufficient time to restore systems to normal operation, and to resume off-site monitoring by Red-Hawk before key engineering personnel leave for the day.

Hazardous Materials:

No paints or chemicals shall be left behind after project completion. Should the Tenant request touch-up samples, provide the appropriate Material Safety Data Sheets, in soft plastic covers, affixed to the respective containers. No application of VOC or odor-producing products is permitted before 6:30 p.m. or after 7:30 a.m.

Project Close Out:

Once construction has been completed, whether new or remodeling, previous revisions and/or notes shall be removed from as-built drawings so that they properly reflect existing conditions.

Prior to closing the ceiling, while building HVAC systems are off, disable and cover all plenum smoke detectors, then remove filter media at all return air openings.

On all projects where changes to mechanical systems have occurred, after the ceiling is closed, all HVAC systems serving the newly constructed area and any adjacent areas in the same control zone shall be air balanced by third party. Contractor must notify property manager 48 hours prior to the start of air balancing work. Landlord’s operating personnel may witness balancing effort, if they so desire. A completed air balancing report shall be submitted to the mechanical engineer of record & Building Owner within thirty days after the completion of the project.

Provide 100% CAD drawings on disc, saved in both “.dwg” and “.dwf” formats.

Emergencies:

To reach the building engineer in an emergency, after normal hours of operation, call the Security, (408) 768- 4547. Officers are on duty at The Almaden 24/7. They maintain an up-to-date calling list for all engineers, so they will be able to notify someone to help you with your problem.

Security Access & Keying:

To protect our tenants and the integrity of our key system, it is our policy to have the contractor sign for any keys received for the project. A receipt is provided at project completion for the PM and Contractor’s records, showing that all keys have been returned. It is recommended that the Tenant arrange to have suite entry doors re-keyed on or before move-in day. All locks must be keyed to the Master, Floor Master, and change key. The base building key system is Sargent LB key way.

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Key work is to be completed by:

Silicon Valley Locksmith

1444 South Main Street

Milpitas, CA 95035

Close Out Documentation:

Provide 100% CAD drawings on disc, saved in both “.dwg” and “.dwf” formats. Provide 100% As-Built Drawings, hard copies, full set.

Sprinkler System:

Due to demonstrated unreliability, the building Owner does not permit “plain end”, “slip type” or “torque type” fittings that rely upon a break-off fastener or bite screw to connect the fitting to the pipe.

All fire sprinkler heads shall be Tyco series RFII 5.6 K-Factor “Royal Flush” concealed pendent sprinklers. Centered in tile.

General Demolition and Construction:

No utilities (electricity, water, gas, plumbing) or services to Tenants are to be cut off or interrupted without first having requested the permission of the Property Manager in writing at least 48 hours in advance.

Any work that results in noise which can be heard outside of the Tenant’s leased premises is considered to be disturbing or inconvenient. All core drilling, hammer drilling, duct installation or other loud work must be completed prior to 7:30 a.m. or after 6:30 p.m. Monday-Friday.

Most demolition and some construction work will require the fire sprinkler valves on that floor to be closed to protect against major property damage in the event a sprinkler head is accidentally bumped and discharged during the process. It will be the Chief Building Engineer’s decision or any other designated on-site Building Engineer to determine when the valves will need to be secured. Designated Construction Superintendent for the project must review (with the on-site Building Engineer) the planned work for the day prior to beginning any work day. The Engineer will make a determination based on this information whether to close the valves. The Contractor may be required to provide an individual assigned as Fire Watch during all times any part of the fire alarm system is disabled, and shall be equipped with a fire extinguisher and a working telephone. The building engineer/property management will make that determination.

All activities which create excessive dust or smoke (e.g. burning or welding) must be coordinated with Building Management and the Building Engineer with 24 hours written notice, and shall be performed prior to 7:30 AM unless otherwise instructed. The Contractor must provide an individual assigned as Fire Watch during all hot work, equipped with a fire extinguisher and a working telephone. A Hot Work Permit, issued by the Building, is required. The Contractor shall arrange with the Building Engineer to protect smoke detectors during such work. Protection shall be removed at the conclusion of every workday. In that the work is being performed in an occupied building, the Contractor is responsible for providing a means of local exhaust are necessary to remove smoke, fumes and odors from the building.

Contractor or subcontractor signage may not be displayed in the building common areas or any of the window glass without prior Building Management approval.

Access to suite immediately below and adjacent to construction area must be coordinated at least 48 hours prior to actual work with the Property Manager through written request.

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If sprinkler system or HVAC must be temporarily out of service, the Property Manager must be notified in writing and approval given 48 hours prior to drain down.

Contractors are not to use Tenant’s telephone, fax machines, photocopiers or other office equipment. Premises must be secured and doors to the work area, mechanical and electrical room and stairwells closed and lights turned off at the end of each day.

Cleaning of spackling knives, painting equipment, tools and buckets shall only be permitted in the janitor’s closet slop sink. The contractor is responsible for protecting and cleaning the slop sinks and the walls at the closet. Painting the walls within the janitor’s closet may be required at project completion as determined by the Project Manager or Property Manager. The contractor is responsible for any plumbing blockages that occur in the janitor’s closet slop sink or at floor drains utilized by the Contractor over the course of the project. If the Building is required to call a plumber in the event the Contractor fails to address blockages in a timely manner, all charges will be billed back to the Contractor.

The Contractor will not be permitted to use the Building Management’s maintenance tools, vacuum cleaners, ladders or materials.

No materials may be stored or stocked in main lobbies at any time.

Only the Landlord designated elevator shall be used to ferry material and workers to the construction areas. Construction personnel are prohibited from using normal passenger elevators at any time except during an emergency.

Mechanical & HVAC:

All new HVAC installations which pull ventilation air from the outdoors, independent of the base- building central fans, shall have spring-operated/normally-closed motorized dampers on all ductwork, fitted and installed in such a manner as to prevent the infiltration of outside air when the unit is commanded OFF. The control circuit(s) for all system START/STOP functions shall be interrupted by a control circuit relay tied into the BAS/EMS One-Point Shutdown EMERGENCY OFF Switch. Operation of the EMERGENCY OFF switch shall result in the immediate shutdown of all system fans, and closing of all system dampers, regardless of HOA switch position, in the event of terrorist attack or other event requiring immediate H V A C system shutdown or isolation. Coordinate with Environmental Services Inc., the building EMS vendor.

Environmental Systems Inc.

3353 De La Cruz Blvd.

Santa Clara, CA 95054

Contact: T.J. Kay

Any exception to this rule must be approved by the Project Manager or Property Manager.

VAV units shall upgraded to Titus with integral heat as needed to meet design. All VAV shall have Delta DDC controls. All boxes will fail open for fire life safety. Any exceptions must be approved by the Building Owner.

Tenant installed self-contained units are to be complete with all factory wiring installed within the unit. They are to have ball valves installed as stop valves on the supply and return lines near the unit. Back flush hose connections shall be installed between the shut off valve and the unit. A/C unit water strainers are to be a minimum of 1.5 times (x) the pipe size, with an insert screen designed for water use. Steam type mesh screens are not acceptable. Dielectric fittings are to be used at all piping material changes.

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Tenant is responsible for obtaining regular maintenance and service on any additional mechanical equipment added that is not part of the base building system, and is also responsible for any service lines connected to such mechanical equipment along the entire length of those lines and up to where connected to the base building risers, regardless of whether such lines or connections are located in the tenant’s demised premises.

All HVAC equipment duct flex connectors are to be bridged with a bonding cable provided and installed by the Electrical Contractor, to insure the electrical grounding of all ductwork.

All duct joints are to be sealed with duct sealant compound to make air tight. All new ductwork is to be insulated to match the base building ductwork for the same type of use. Do not use internally insulated (sound lined) ductwork on any base building ductwork modifications.

All duct openings not used for supply or return connections are to be capped, sealed, and insulated.

Plumbing:

All waste lines are to be a minimum of 2” ID pipe size with clean outs. Dielectric fittings are to be used at all piping material changes.

Provide shut off valves in domestic water system branch lines serving all fixtures. Architectural panels or doors shall be provided where necessary to allow free access to the valves. Non-metal piping such as PVC shall not be used. Piping for drainage or venting is to be DWV.

IMPORTANT: Do to recurring problems with point of use hot water heaters, their use is not permitted in the building. These units have a demonstrated history of sudden failure at the seams, resulting in severe flooding.

Fire Alarm System:

The property has a Notifier 3030 addressable fire alarm system. The following vendors are approved to work in the building.

Cal Building

2624 Vern Roberts Circle Suite 102

Antioch, CA 94509

EMT Electric Inc.

1282 Dupont Court

Manteca, CA 95336

Speaker / Strobe circuits are to be run in plenum rated shielded 14-gauge cabling.

Fire Alarm-related work is to be completed by 2:00 P.M. This is to allow sufficient time to restore the systems to normal operation, and to resume monitoring by the off-site Security Company before key engineering personnel leave for the day.

Duct smoke detectors may be required on Air Handling Units, per the following schedule:

0-1,999 CFM – Not required

2000 CFM and up – Return duct only

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An allowance should be made for smoke detectors in each of these locations, even if they are not called for on the plans.

Smoke detection is required in full floor build outs without smoke detection in the exit corridors. Multi-tenant floors with corridors with smoke control do not require smoke detection in the suits.

Full floor suites with smoke detection will require smoke detectors in each beam bay in open ceiling areas.

Smoke detectors located above suspended ceilings will require remote alarm indicators to be mounted in the suspended ceiling below, so as to be easily visible from the floor level.

Electrical:

Regarding circuit(s) in corridors, Tenant Architects may wish to consider a separate utility circuit in hallway areas for use by the night cleaners, to avoid nuisance tripping of office circuits supporting computers, fax machines, and other critical loads.

Dependent upon the lease, the Tenant may be responsible for providing some types of specialty LED fixtures, which are not building standard and therefore not normally purchased or stocked by the building.

All penetrations at fire rated walls and floors at shafts, stairwells, elevators, telephone and electric closets are to be fire-stopped per NEC and Building Code requirements.

Rules for Telecommunications/Utility Closet work.

Any cabling or equipment proposed to be mounted or placed in core telephone closets must be pre-approved by Project or Property Manager.

Provide a sketch of the intended route for cabling. Contractor will be responsible for fire stopping all penetrations used along that route.

Prior notification of work dates will be required to allow notification of tenants on all floors to be accessed during cabling work.

Cables, if more than one, shall be joined with cable ties. The cable/bunched cables shall be clearly tagged at each phone closet with the name of the Vendor (example: AT&T) and the Tenant served (example: International Widgets Co., Suite 1100).

NEC 800.53 Fire and Smoke Classifications:

Plenum–Cables installed in ducts, plenums, and other spaces used for environmental air shall be type CMP Riser – Cables installed in vertical runs and penetrating more than one floor or cables installed in vertical runs in a shaft shall be type CMR. Also acceptable (preferred) cable type – Type LCC, limited combustible cable (less smoke, less flame)

Lighting:

The Almaden building standard for lighting is Metulx 2x2 cooper skybridge fixtures. 4000K lumens with 0-10 dimmable driver. Wattstopper Title 24 compliant controls.

Exit signs and emergency lighting are 277 volts with no battery backup. New fixtures should be ordered accordingly.

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All new exit signs are to be LED type, with green letters on a white or similar background field. Per code, there must be sufficient contrast to clearly distinguish the letters from the field even when the sign is not powered. Building Standard is: Hubbell dual lite LES series fixtures.

1.	ELECTRICAL CONTRACTORS:

PLEASE BE ADVISED, THE BUILDING STANDARD LIGHTING CONTROL SYSTEMS SHALL BE A WATTSTOPPER DLM SYSTEM. TYPICAL INSTALLATIONS SHALL INCLUDE USE OF THE FOLLOWING:

1.1	WATTSTOPPER LMSW-105 MULTI-BUTTON LOW VOLTAGE SWITCHES OR OTHER DLM MODELS AS APPROPRIATE FOR EACH CONTROL SPACE

1.2	WATTSTOPPER LMRC ROOM CONTROLLERS AS REQUIRED PER TITLE-24 REQUIREMENTS AND THE NECESSARY ZONE CONFIGURATION FOR EACH CONTROL SPACE

1.3	WATTSTOPPER LMDC-100 CEILING OCCUPANCY SENSORS AS REQUIRED PER TITLE-24 REQUIREMENTS AND THE NECESSARY ZONE CONFIGURATION FOR EACH CONTROL SPACE

1.4

WATTSTOPPER LMLS-400 CLOSED LOOP DAYLIGHT SENSORS AS REQUIRED PER TITLE-24 REQUIREMENTS AND THE NECESSARY ZONE CONFIGURATION FOR EACH CONTROL SPACE (EACH EXPOSURE SIDE OF THE BUILDING TO BE ZONES SEPARATELY)

1.4	WATTSTOPPER LMPL-100 PLUG-CONTROLLERS AS REQUIRED PER TITLE-24 REQUIREMENTS AND THE NECESSARY ZONE CONFIGURATION FOR EACH CONTROL SPACE (INCLUDING OPEN OFFICE FURNITURE CIRCUIT DISTRIBUTION)

1.5	WATTSTOPPER ELCU-200 EM RELAYS AS REQUIRED PER TITLE-24 REQUIREMENTS AND THE NECESSARY ZONE CONFIGURATION FOR EACH CONTROL SPACE

1.6	WATTSTOPPER LMIO-101 DIGITAL INPUT/OUTPUT INTERFACE AS REQUIRED PER TITLE-24 REQUIREMENTS AND THE NECESSARY ZONE CONFIGURATION TO MEET DEMAND CONTROL RESPONSE REQUIREMENTS

NOTE: PRE-WIRE OF ALL DEMAND CONTROL INTERFACES TO THE BUILDING MANAGEMENT SYSTEM POINT OF CONNECTION SHALL BE INCLUDED IN ELECTRICAL CONTRACTOR PRICING

ELECTRICAL CONTRACTORS SHALL PROVIDE THE BUILDING ENGINEER WITH A COPY OF THEIR PERMIT SUBMITTAL DRAWINGS FOR REVIEW AND APPROVAL PRIOR TO INSTALLATION.

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The Almaden

Tenant Construction Release

All tenant improvement projects require the approval of the Landlord. At a minimum, the following items will be required to obtain approval. Failure to meet these requirements may result in delayed construction schedules. Management reserves the right to shut down any construction project(s) found to be underway without proper authorization per the Lease requirements. A copy of KBS Construction Rules and Regulations is attached, to familiarize designers and contractors with Landlord requirements. To help insure prompt approval, please provide the following:

Copies of all Building Permits required for the project prior to commencement of any construction activities. If the work scope is such that no building permits are required under current San Jose, CA, the General Contractor shall provide our office with a statement, on their letterhead, stating such fact.

Numbered list of contractors and subcontractors to be involved with the project, with the contact names and telephone numbers of key personnel.

Two complete sets of professionally prepared Architectural and MEP drawings. Allow a minimum of 10 working days for Landlord review. The plans are checked for general design concept only. It is the Tenant’s responsibility to comply with all governing codes, and all accepted engineering standards and practices. Note: Some projects may require independent review by the Landlord’s architect. Slab penetrations, or installations where weight may be an issue, may also require review by the Landlord’s structural engineer. Costs associated with special review requirements may be billed to the tenant. Add extra time for any additional reviews required.

Two sets of drawings incorporating the Landlord’s review comments to the Property Management Office, prior to submission for permit. San Jose Permits division approvals are not, in and of themselves, authorization to proceed. Important: Construction bids that do not allow for Landlord’s requirements may not reflect actual costs. General Contractors and Subcontractors should be given drawings and specifications with Landlord comments for bid purposes.

Certificates of Insurance with the coverage limits and additional insured’s as required by the Landlord. Specific requirements may be obtained at the Management Office.

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         Special Requirements or Waivers for this project (if any):

Authorization and Notice to Proceed:

The Tenant Improvements for                                          on the                                          floor(s), per the drawings and specifications dated         /    /         are approved for construction.

Signed:

Date:

EXHIBIT C

One Renewal Option at Market

(a)    Provided that as of the time of the giving of the Renewal Notice and the Commencement Date of the Renewal Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein or an assignee pursuant to a Permitted Transfer, (y) Tenant or a sublessee pursuant to a Permitted Transfer actually occupies at least seventy-five percent (75%) of the Rentable Area of the Premises initially demised under this Lease and any space added to the Premises, and (z) no event of default exists beyond applicable notice and cure periods; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “Renewal Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Renewal Term”). Tenant must give Landlord notice (hereinafter called the “Renewal Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

(b)    The Basic Annual Rent payable by Tenant to Landlord during the Renewal Term shall be the Fair Market Rent, as defined and determined pursuant to Paragraph (c), Paragraph (d), and Paragraph (e) below.

(c)    The term “Fair Market Rent” shall mean the Basic Annual Rent, expressed as an annual rent per square foot of Rentable Area, which Landlord would have received from leasing the Premises for the Renewal Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations taking into account the terms of the Lease. Fair Market Rent means only the rent component defined as Basic Annual Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease, but such reimbursement and payments shall be considered in determining the Basic Annual Rent. In addition to its obligation to pay Basic Annual Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Renewal Term. The arbitration process described below shall be limited to the determination of the Basic Annual Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

(d)    Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole discretion) for the Renewal Term, and Tenant shall advise Landlord of any objection within thirty (30) days of receipt of Landlord’s notice. Failure to respond within the thirty (30) day period shall constitute Tenant’s deemed objection to such Fair Market Rent. If Tenant objects (or is deemed to have objected), Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice (or within thirty (30) days after the expiration of the thirty-day period in the event of a deemed objection). If the parties cannot agree, each acting in good faith but without any obligation to agree, then the arbitration procedure provided below to determine the Fair Market Rent shall be invoked.

(e)    Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Each party shall send written notice to the other party and the Regional Office of the American Arbitration Association within ten (10) days after the thirty (30) day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this

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paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Tenant and by Tenant if the Fair Market Rent is that proposed by Landlord; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay one hundred five percent (105%) of the Basic Annual Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f)    The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Exhibit C and to enter judgment upon the decision of the arbitrator.

(g)    Except for the Basic Annual Rent as determined above, Tenant’s occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this Exhibit C or to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease.

(h)    If Tenant does not give the Renewal Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Renewal Notice and the notice of Tenant’s objection under Paragraph (d).

(i)    Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Commencement Date of the Renewal Term in “as-is” condition.

(j)    If the Lease is extended for the Renewal Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”); provided, however, the failure of either party to execute such Amendment shall not void or nullify the Renewal Term.

(k)    If Tenant exercises its right to extend the term of the Lease for the Renewal Term pursuant to this Exhibit C, the defined term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Renewal Term except as provided in Paragraph (g) above.

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EXHIBIT D

Right of First Offer

(a)    “Offered Space” shall mean any full floor in any building in the Project (it being agreed that Landlord shall only be required to offer to Tenant full floors and Landlord is entitled to lease to third parties any partial floors without being obligated to offer to Tenant such partial floors to Tenant under this Exhibit D).

(b)    Provided that as of the date of the giving of the First Offer Notice, (i) Tenant is the Tenant originally named herein or an assignee pursuant to a Permitted Transfer, (ii) Tenant or a sublessee pursuant to a Permitted Transfer actually occupies at least seventy-five percent (75%) of the Rentable Area of the Premises originally demised under this Lease and any premises added to the Premises, and (iii) no event of default has occurred and is continuing beyond any applicable notice and cure periods, if at any time during the Lease Term any portion of the Offered Space is vacant and unencumbered by any rights of any third party, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease; provided, however, in the event Landlord delivers the First Offer Notice prior to October 31, 2019, then (x) the term of the Lease with respect to the Offered Space leased pursuant to the terms of such Offer Notice shall be coterminous with the Extension Term, (y) the Basic Annual Rent payable with respect to such Offered Space shall be equal to the same amounts (based on per square foot of Rentable Area basis) required to be paid with respect to the Suite 600 Space for the same months during the Lease Term (i.e., the escalations of Basic Annual Rent shall occur at the same time as it is scheduled for the Suite 600 Space), and (z) the total amount of “Landlord’s Construction Allowance” that Landlord shall provide Tenant with respect to such Offered Space shall be equal to the product of (i) One Hundred Twenty-Five Dollars ($125.00), multiplied by (ii) the total number of square feet of Rentable Area contained within such Offered Space, multiplied by (iii) a fraction, the numerator of which is the number of full calendar months remaining in the Extension Term from and after the date Tenant is first obligated to pay Basic Annual Rent with respect to such Offered Space, and the denominator of which is 98. Notwithstanding anything to the contrary in the Lease, the right of first offer granted to Tenant under this Exhibit D shall be subject and subordinate to (i) the rights of all tenants at the Project under existing leases, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates), whether pursuant to a renewal or extension option in such lease or otherwise.

(c)    Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Exhibit D with respect to the Offered Space designated in the First Offer Notice and execute the Amendment (defined below) within thirty (30) days after the delivery of the First Offer Notice, then, except as set forth in Paragraph (e) below, Landlord shall be under no further obligation with respect to such space identified in the First Offer Notice by reason of this Exhibit D.

(d)    Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space.

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In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(e)    If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Exhibit D with respect to the Offered Space designated in the First Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Exhibit D; provided, however, in the event that Landlord has not leased out the Offered Space and thereafter intends the Offered Space for terms that are materially less favorable to Landlord than those set forth in the First Offer Notice (it being understood and agreed that “materially less favorable” shall mean that the net present value of the material economic terms of the modified transaction is at least ten percent (10%) less than the net present value of the material economic terms set forth in the First Offer Notice), Landlord agrees that Tenant’s rights under this Exhibit D with respect to such Offered Space shall be reinstated and Landlord shall provide Tenant with a First Offer Notice if, as, and to the extent, required under the terms of this Exhibit D. Additionally, if Tenant timely accepts such offer and fails to execute the ROFO Amendment (defined below) within thirty (30) days after the delivery of the First Offer Notice, then, at Landlord’s sole option, Landlord shall be under no further obligation with respect to such space by reason of this Exhibit D.

(f)    In the event that Tenant exercises its rights to any Offered Space pursuant to this Exhibit D, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “ROFO Amendment”); provided, however, Landlord’s refusal to execute the ROFO Amendment shall not void or nullify Tenant’s right to lease such Offered Space but Tenant’s refusal to execute the ROFO Amendment may, at Landlord’s option, void the Tenant’s right to lease the Offered Space.

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EXHIBIT E

Fascia Sign Locations

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THIRD AMENDMENT TO OFFICE LEASE

This Third Amendment to Office Lease (this “Third Amendment”) is made and entered into by and between KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company (“Landlord”), and ZOOM VIDEO COMMUNICATIONS, INC., a Delaware corporation (“Tenant”), and shall be effective for all purposes as of the date that Landlord executes this Third Amendment as reflected in the signature page below (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated August 1, 2016 (the “Original Lease”), as amended by (i) that certain First Amendment to Office Lease dated October 31, 2016 (the “First Amendment”) and (ii) that certain Second Amendment to Office Lease dated August 8, 2018 (the “Second Amendment;” the Original Lease, as so amended, being the “Lease”), pursuant to which Tenant is currently leasing from Landlord certain premises containing a total of 66,020 square feet of Rentable Area consisting of (i) 17,576 square feet of Rentable Area designated as Suite 400 (the “Suite 400 Space”) in the building known as 55 Almaden Boulevard San Jose, California (the “55 Almaden Building”), (ii) 17,639 square feet of Rentable Area designated as Suite 500 (the “Suite 500 Space”) in the 55 Almaden Building, (iii) certain 17,514 square feet of Rentable Area designated as Suite 600 (the “Suite 600 Space”) in the 55 Almaden Building, and (iv) 13,291 square foot of Rentable Area designated as Suite 900 (the “Suite 900 Space;” collectively with the Suite 400 Space, Suite 500 Space and Suite 600 Space referred to herein as the “Existing Premises”) in the building known as One Almaden, San Jose, California (“One Almaden Building”), all being in the multi-office building project known as The Almaden (the “Project”);

WHEREAS, Tenant desires to further expand the “Premises” under the Lease;

WHEREAS, the current Lease Term is scheduled to expire on February 28, 2027 (the “Current Expiration Date”) and the parties hereby desire to extend the Lease Term as more particularly described hereinbelow;

WHEREAS, Landlord and Tenant desire to expand the Premises and further amend the Lease as more particularly described hereinbelow;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained herein and in the Lease, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended as follows:

1.	Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Third Amendment.

2.

Expansion of Premises. Effective as of April 1, 2019 (the “Suite 1150 Commencement Date”), the Premises shall be expanded to include that certain 7,734 square foot of Rentable Area designated as Suite 1150 (the “Suite 1150 Space”) in the One Almaden Building, for a term that is coterminous with the Lease Term, as extended pursuant to Paragraph 3 below. The Suite 1150 Space is more particularly shown in Exhibit A attached hereto and incorporated herein for all purposes. Landlord shall deliver possession of the Suite 1150 Space to Tenant on the Suite 1150 Commencement Date.

3.

Lease Term. The Lease Term, which is currently scheduled to expire on February 28, 2027, is hereby extended for an additional twenty-four (24) months, commencing on March 1, 2027 (the “Third Amendment Extension Term Commencement Date”) and continuing through and expiring on February 28, 2029 (the “Third Amendment Extension Term”).

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4.

Confirmation of the Premises. Commencing on the Suite 1150 Commencement Date and continuing through the remainder of the Third Amendment Extension Term (but subject to the terms of Paragraph 13 below), the “Premises” under the Lease shall be deemed to contain a total of 73,754 square feet of Rentable Area, consisting of the Suite 400 Space (which is located in the 55 Almaden Building), Suite 500 Space (which is located in the 55 Almaden Building), Suite 600 Space (which is located in the 55 Almaden Building), Suite 900 Space (which is located in the One Almaden Building), and Suite 1150 Space (which is located in the One Almaden Building).

5.	Basic Annual Rent.

(a)

Suite 1150 Space. Effective as of the Suite 1150 Commencement Date and continuing thereafter through the Third Amendment Extension Term, Tenant shall pay Basic Annual Rent with respect to the Suite 1150 Space as follows:

Period	Monthly Installment
04/01/2019 – 12/31/2019	$36,126.10	*
01/01/2020 – 12/31/2020	$37,088.98
01/01/2021 – 12/31/2021	$38,080.75
01/01/2022 – 12/31/2022	$39,102.28
01/01/2023 – 12/31/2023	$40,154.44
01/01/2024 – 12/31/2024	$41,238.18
01/01/2025 – 12/31/2025	$42,354.42
01/01/2026 – 12/31/2026	$43,504.15
01/01/2027 – 12/31/2027	$44,688.38
01/01/2028 – 12/31/2028	$45,908.13
01/01/2029 – 02/28/2029	$47,164.47

*Provided that Tenant is not in default under this Lease past applicable notice and cure periods, then Landlord hereby agrees to partially abate the Basic Annual Rent with respect to the Suite 1150 Space for the first full three (3) month period following the Suite 1150 Commencement Date (i.e., April 1, 2019 through June 30, 2019) so that during this partial abatement period, the Basic Annual Rent payable by Tenant for the Suite 1150 Space shall equal $4,030.00 per month. Notwithstanding anything herein to the contrary, prior to the occurrence of the scheduled abatement of the Basic Annual Rent, Landlord may pay to Tenant the sum scheduled to be abated, in which case the abatement of Basic Annual Rent shall not occur and Tenant shall pay Basic Annual Rent in the amount required in the Basic Annual Rent schedule above.

(b)	[Intentionally Deleted].

(c)

Suite 500 Space. Tenant shall continue to pay Basic Annual Rent with respect to the Suite 500 Space in accordance with the terms and conditions of the Lease through the Current Expiration Date. Thereafter, commencing on the Third Amendment Extension Term Commencement Date and continuing thereafter through the Third Amendment Extension Term, the Basic Annual Rent payable with respect to the Suite 500 Space shall be as follows:

Period	Rate/rsf/month		Monthly Installment
03/01/2027 – 02/29/2028	Approx. $	5.10	$90,029.04
03/01/2028 – 02/28/2029	Approx. $	5.26	$92,729.92

(b)	Suite 400 Space. Tenant shall continue to pay Basic Annual Rent with respect to the Suite 400 Space in accordance with the terms and conditions of the Lease through the Current

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Expiration Date. Thereafter, commencing on the Third Amendment Extension Term Commencement Date and continuing thereafter through the Third Amendment Extension Term, the Basic Annual Rent payable with respect to the Suite 400 Space shall be as follows:

Period	Rate/rsf/month		Monthly Installment
03/01/2027 – 02/29/2028	Approx. $	5.10	$89,707.49
03/01/2028 – 02/28/2029	Approx. $	5.26	$92,398.71

(c)

Suite 600 Space. Tenant shall continue to pay Basic Annual Rent with respect to the Suite 600 Space in accordance with the terms and conditions of the Lease through the Current Expiration Date. Thereafter, commencing on the Third Amendment Extension Term Commencement Date and continuing thereafter through the Third Amendment Extension Term, the Basic Annual Rent payable with respect to the Suite 600 Space shall be as follows:

Period	Monthly Installment
03/01/2027 – 02/29/2028	$117,812.78
03/01/2028 – 02/28/2029	$120,574.96

(d)

Suite 900 Space. Tenant shall continue to pay Basic Annual Rent with respect to the Suite 900 Space in accordance with the terms and conditions of the Lease through the Current Expiration Date. Thereafter, commencing on the Third Amendment Extension Term Commencement Date and continuing thereafter through the Third Amendment Extension Term, the Basic Annual Rent payable with respect to the Suite 900 Space shall be as follows:

Period	Monthly Installment
03/01/2027 – 02/29/2028	$78,452.06
03/01/2028 – 02/28/2029	$80,548.22

6.	Additional Rent.

(a)	Suite 600 Space. Throughout the Third Amendment Extension Term, Tenant shall continue to pay Additional Rent with respect to the Suite 600 Space in accordance with the terms of the Lease.

(b)	Suite 500 Space. Throughout the Third Amendment Extension Term, Tenant shall continue to pay Additional Rent with respect to the Suite 500 Space in accordance with the terms of the Lease.

(c)	Suite 400 Space. Throughout the Third Amendment Extension Term, Tenant shall continue to pay Additional Rent with respect to the Suite 400 Space in accordance with the terms of the Lease.

(d)	Suite 900 Space. Throughout the Third Amendment Extension Term, Tenant shall continue to pay Additional Rent with respect to the Suite 900 Space in accordance with the terms of the Lease.

(e)

Suite 1150 Space. With respect to the Suite 1150 Space, commencing on the Suite 1150 Commencement Date and continuing thereafter through the Third Amendment Extension Term, Tenant shall pay, as Additional Rent, the Tenant’s Proportionate Share of Operating

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Costs attributable to the Suite 1150 Space in excess of those Operating Costs incurred in the Base Year and for purposes of performing such calculations: (i) the Tenant’s Proportionate Share of the One Almaden Building with respect to the Suite 1150 Space shall be deemed to equal 4.9453% (7,734 rsf / 156,392 rsf), (ii) the Tenant’s Proportionate Share of the Project with respect to the Suite 1150 Space shall be deemed to equal 1.8586% (7,734 rsf / 416,126 rsf), (iii) the Base Year with respect to the Suite 1150 Space shall be deemed to be the calendar year 2019, and (iv) any references to the “Building” in the Lease shall mean and refer to the One Almaden Building. The cap on Controllable Operating Costs set forth in Paragraph 3(l) of the Original Lease shall apply with respect to the Suite 1150 Space, however, for purposes of calculating such cap, the phrase “first calendar year” as set forth in the third line of Paragraph 3(l) shall be amended to be “2019 calendar year”.

7.

Condition of Premises. Notwithstanding anything in the Lease to the contrary, Tenant is currently in possession of the Existing Premises and agrees to accept the entirety of the Premises (inclusive of the 1150 Space) from Landlord, in their existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and, except as provided in the Lease, Landlord shall have no obligation whatsoever to refurbish or otherwise improve any portion of the Premises at any time during the Lease Term; provided, however, Landlord hereby agrees to provide to Tenant an allowance equal to $542,000 (the “Third Amendment Allowance”), which shall be utilized for the construction of certain improvements to the Premises (which may include work in the Suite 1150 Space) in accordance with the terms and conditions of the work letter attached as Exhibit B to the Second Amendment. The terms, conditions and provisions regarding the use and disbursement of the Landlord’s Construction Allowance (as defined in Paragraph 7 of the Second Amendment) shall govern with respect to the use and disbursement of the Third Amendment Allowance, except that (i) the Third Amendment Allowance shall be available for use in any portion of the Existing Premises or the Suite 1150 Space, (ii) the “Construction Termination Date” with respect to the Third Amendment Allowance shall be deemed to be February 28, 2023, and (iii) in no event shall any portion of the Third Amendment Allowance be utilized towards a Moving Reimbursement (as such term is defined in Paragraph (g) of the work letter attached as Exhibit B to the Second Amendment).

8.

Additional TI Allowance. Provided that the costs to construct the Tenant Improvements (as defined in Exhibit B to the Second Amendment) exceed Landlord’s Construction Allowance (as defined in Paragraph 7 of the Second Amendment) plus the Third Amendment Allowance (i.e., such that Tenant would be required to come out of pocket with respect to such excess costs for the Tenant Improvements), then Landlord agrees to provide Tenant with an additional allowance (the “Additional TI Allowance”) of up to $525,000 to be used by Tenant solely towards paying for that portion of the cost of constructing the Tenant Improvements in excess of the aggregate Landlord’s Construction Allowance and Third Amendment Allowance. In the event Tenant desires to utilize any portion of the Additional TI Allowance, then Tenant shall make a one-time request on or before December 31, 2019, indicating in such request the amount of such Additional TI Allowance Tenant desires that Landlord disburse. Landlord and Tenant hereby agree that in the event Tenant notifies Landlord in writing that Tenant desires any portion of the Additional TI Allowance, such portion requested by Tenant shall be amortized (at a rate of interest equal to seven and one-half percent (7.5%) per annum) over the period commencing on the date that such sums were initially advanced or disbursed by Landlord and ending on the expiration of the Third Amendment Extension Term, and the monthly installments of Basic Annual Rent payable by Tenant with respect to the Existing Premises and Suite 1150 Space shall be increased by the monthly amount necessary to so amortize such Additional TI Allowance so disbursed by Landlord. Tenant agrees to execute promptly an amendment to the Lease reflecting the increase in the Basic Annual Rent as described above. In the event Tenant fails to request such Additional TI Allowance by December 31, 2019, then Tenant shall forfeit its right to request such Additional TI Allowance.

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9.

Parking. Notwithstanding anything to the contrary in Paragraph 9(a) of the Second Amendment, the Standard Parking Allocation shall apply with respect to the Suite 1150 Space. As of the Suite 1150 Commencement Date, the parking charges for the Standard Parking Allocation attributable to the Suite 1150 Space are incorporated into the Basic Annual Rent amounts for the Suite 1150 Space reflected in the rent schedule in Paragraph 5(a) above and, as a result, there is no separate charge payable for by Tenant for such Standard Parking Allocation attributable to the Suite 1150 Space; provided, however, in the event the prevailing rate increases after the Effective Date (such incremental increase being the “Increased Rate Amount”) for unreserved parking spaces in the Project, then Tenant shall pay such Increased Rate Amount (as such amount may increase from time to time) as a separate charge (plus any applicable taxes) for each unreserved parking space provided to Tenant in the Standard Parking Allocation attributed to the Suite 1150 Space.

10.

Prepaid Rent. Concurrently with the execution of this Third Amendment, Tenant shall pay to Landlord the sum of $32,096.10, which shall be applied towards the Basic Annual Rent first becoming due with respect to the Suite 1150 Space.

11.

Rooftop Signage. Provided that (x) Zoom Video Communications, Inc. is the Tenant under this Lease or an assignee pursuant to a Permitted Transfer, (y) Zoom Video Communications, Inc. is leasing and actually occupies at least seventy-five percent (75%) of the Existing Premises and the Suite 1150 Space, and (z) no event of default has occurred and is continuing beyond applicable notice and cure periods (items (x) – (z) are hereinafter referred to as the “Signage Conditions”), then, subject to all applicable laws, ordinances, restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Project (collectively, the “Applicable Rules and Restrictions”), Tenant shall have the right, but not the obligation, throughout the Lease Term (including the Third Amendment Extension Term, but subject to termination as provided in this Paragraph 11) to install its painted (or, if not painted, such other sign that lies flat on the roof, but in all event subject to Landlord’s review and approval) name and/or logo on the rooftop of the One Almaden Building (the “One Almaden Rooftop Sign”) and the 55 Almaden Building (the “55 Almaden Rooftop Sign,” collectively with the One Almaden Sign, the “Rooftop Signs”) provided that Landlord, acting reasonably, approves the Rooftop Signs (including all structural engineering and aesthetic aspects thereof) and the exact location where the same is to be installed. Tenant hereby acknowledges and understands that in no event is Landlord representing or guarantying that any such Rooftop Signs are permitted under Applicable Rules and Restrictions and, in the event the Applicable Rules and Restrictions do not permit any such Rooftop Signs, then this Third Amendment shall continue in full force and effect except that this Paragraph 11 shall be deemed null and void. The engineering, manufacture, installation, maintenance and removal of, and the procurement of all required approvals for, the Rooftop Signs shall be at Tenant’s sole cost and expense. The installation of the Rooftop Signs shall be in compliance with all Applicable Rules and Restrictions. Prior to the manufacturing or installing the Rooftop Signs, Tenant shall submit to Landlord, for Landlord’s approval which shall not be unreasonably withheld, delayed or, except as expressly provided herein, conditioned, a detailed drawing indicating the size, layout, design, configuration, lettering and/or graphics and color of the proposed Rooftop Signs, together with the proposed location where the Rooftop Signs are to be installed. In the event Landlord approves the Rooftop Signs and the location, Landlord shall evidence such approval in writing. Tenant shall install, repair, maintain, and remove the Rooftop Signs with contractors reasonably approved by Landlord and Landlord may require Tenant to utilize Landlord’s roofing contractor in connection with the installation of such Rooftop Signs or otherwise require that such roofing contractor supervise the installation and maintenance of any such Rooftop Sign. In no event shall Tenant impair, void or otherwise adversely affect any rooftop warranty maintained by Landlord with respect to the Building and, if Tenant does impair, void or adversely affect any such warranty, then, in addition to any other rights or remedies that Landlord may have, Tenant shall indemnify and hold Landlord harmless as set forth below. In addition, in no event shall Tenant affect, modify, or

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relocate any Building system or rooftop equipment installed on the roof of the Building in connection with the installation, repair, maintenance or removal of any such Rooftop Signs. Tenant’s contractors shall satisfy Landlord’s insurance and indemnification requirements prior to performing any work. Tenant agrees that the installation, maintenance, repair and removal of the Rooftop Signs shall be at Tenant’s sole risk. Tenant agrees to maintain the Rooftop Signs in good condition and repair and, prior to the expiration of the Lease Term (as extended by the Third Amendment Extension Term) or the earlier termination of this Lease or Tenant’s right of possession under this Lease, Tenant shall remove the Rooftop Signs and restore the Building to the condition immediately prior to the installation of the Rooftop Signs, at Tenant’s sole cost and expense. In the event Tenant fails to repair or remove the Rooftop Signs, Landlord shall have the right to repair or remove the Rooftop Signs, as the case may be, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee, and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES) INCURRED OR SUFFERED BY LANDLORD AND EXISTING OUT OF OR IN ANY WAY RELATED TO THE INSTALLATION, MAINTENANCE, REPAIR OR REMOVAL OF THE ROOFTOP SIGNS (INCLUDING COSTS AND EXPENSES ARISING FROM ANY IMPAIRMENT OR ADVERSE AFFECT TO ANY ROOF WARRANTY MAINTAINED BY LANDLORD), except to the extent caused by the gross negligence or willful misconduct of Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate Tenant’s rights under this Paragraph 11 by providing written notice of termination to Tenant if, at any time, Tenant (1) assigns this Lease other than in connection with a Permitted Transfer, (2) subleases more than forty-nine percent (49%) of the Existing Premises (including the Suite 1150 Space) other than in connection with a Permitted Transfer, or (3) suffers an event of default of any term or condition of this Lease beyond applicable notice and cure periods. In the event Landlord terminates Tenant’s rights under this Paragraph 11 as provided for in the immediately preceding sentence, Tenant shall remove the Rooftop Signs from the Building and repair any damage to the Building caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlord’s written notice of termination, and, in the event Tenant fails to timely remove the Rooftop Signs and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the Rooftop Signs and Landlord shall have the right to dispose of the Rooftop Signs in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto). In no event does Landlord make any representation or warranty to Tenant that the Rooftop Signs shall be permitted under the Applicable Rules and Restrictions and, to the extent the Rooftop Signs are not permitted by the Applicable Rules and Restrictions, Tenant acknowledges and agrees that this Third Amendment shall remain in full force and effect despite Tenant not being permitted to install such Rooftop Signs. Tenant shall be responsible, at its cost and expense, to obtain any necessary approvals or permits from the applicable governmental authorities for the purposes of installing and maintaining such Rooftop Signs (the “Rooftop Signs Approvals”); provided, however, at Landlord’s option it can apply for such Rooftop Signs Approvals on Tenant’s behalf, at Tenant’s cost and expense. In no event shall Landlord be required to remove any existing sign present in order to accommodate any approvals required by the Applicable Rules and Restrictions affecting the Building for the Rooftop Signs. The terms and provisions of this Paragraph 11 shall survive the expiration or earlier termination of this Lease. As consideration for Tenant’s right to install and maintain the Rooftop Signs, commencing on the date that the Rooftop Signs Approvals are obtained and the Rooftop Signs have been installed and continuing thereafter for the remainder of the Lease

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Term or earlier removal of the One Almaden Rooftop Sign and/or 55 Almaden Rooftop Sign, Tenant shall pay to Landlord $2,000.00 per month for the One Almaden Rooftop Sign and an additional $2,000.00 per month for the 55 Almaden Rooftop Sign (the “Rooftop Sign Rent”), with such Rooftop Sign Rent being payable in advance on the first day of the month in the same manner and time as Tenant is obligated to pay Basic Annual Rent (provided, however, any abatement of the Basic Annual Rent shall not apply with respect to the Rooftop Sign Rent). Notwithstanding anything herein to the contrary, in the event that Tenant has failed to obtain the Rooftop Sign Approvals and installed the Rooftop Signs by August 31, 2020 (the “Outside Date”), then Tenant’s rights to install the Rooftop Signs shall be waived and this Paragraph 11 shall thereafter be null and void and of no further force or effect. If Tenant has installed only one of the Rooftop Signs by the Outside Date, then Tenant shall forfeit its rights to install the other Rooftop Sign that has not yet been installed. In addition, if Tenant has installed one or both of the Rooftop Signs and thereafter elects to remove one or both of such Rooftop Signs and cease paying the applicable Rooftop Sign Rent, then Tenant shall be deemed to forfeit its rights to install a Rooftop Sign on the building(s) where Tenant removed its Rooftop Sign (however, if Tenant removes its Rooftop Sign but continues to pay the Rooftop Sign Rent with respect to such building, then Tenant shall maintain its right to install its Rooftop Sign for so long as Tenant continues to pay the Rooftop Sign Rent, but in all events such rights shall expire on the expiration or earlier termination of the Lease). Upon Tenant forfeiting or losing its rights to install any such Rooftop Sign, then Landlord shall have the right to lease to any third party the right to install a Rooftop Sign on the building(s) where Tenant forfeited its rights.

12.

Signage Rights. Provided that (x) Zoom Video Communications, Inc. is the Tenant under this Lease or an assignee pursuant to a Permitted Transfer, (y) Zoom Video Communications, Inc. is leasing and actually occupies all of the Suite 900 Space and Suite 1150 Space, and (z) no event of default has occurred and is continuing beyond applicable notice and cure period, Tenant, at Tenant’s sole cost and expense and subject to the further provisions of this paragraph, shall have the right to install and maintain signage on the One Almaden Building’s existing monument sign in a location designated by Landlord (“Tenant’s Sign”) provided that there exists availability on such existing One Almaden Building monument sign and Landlord has the right to include the name of another tenant on such One Almaden Building monument sign. If, at the time of the execution of this Lease, there is no availability on the existing One Almaden Building monument sign or Landlord is not permitted to include other tenant’s names on such monument sign, Landlord shall use reasonable efforts to place Tenant’s name on the existing One Almaden Building monument sign as soon as such space becomes available, and Landlord agrees that Tenant shall have priority over other tenants executing leases after the Effective Date of this Third Amendment in terms of rights to such monument signage (but Tenant’s rights shall be subject to existing rights of existing tenants). Notwithstanding the foregoing sentence, Tenant’s Sign shall be subject to and in compliance with all Applicable Rules and Restrictions. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Sign and any sign licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant’s Sign (including all metered electrical usage). Additionally, Tenant shall, in a first class manner, maintain and repair any damage to Tenant’s Sign. The style, type, color, size, and design of Tenant’s Sign shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Upon the expiration or earlier termination of the Lease or Tenant otherwise ceasing to lease and occupy the entirety of the Suite 900 Space and Suite 1150 Space, Tenant shall pay all costs associated with the removal of Tenant’s Sign. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to perform Tenant’s obligations hereunder with respect to Tenant’s Sign, and, in the event Landlord performs any of Tenant’s obligations hereunder, Tenant shall pay to Landlord, upon demand as additional rental hereunder, the cost incurred by Landlord in connection therewith, plus an additional charge of ten percent (10%) of such cost to cover overhead. Tenant shall protect,

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defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord and which arise out of any work performed by or on behalf of Tenant in connection with Tenant’s Signage. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

13.

Must Take Space. Tenant hereby agrees that in the event the existing tenant (the “Suite 800 Tenant”) in the 55 Almaden fails to timely exercise its option to renew the term of its lease (the “Suite 800 Existing Lease”) which option must be exercised by October 3, 2019, then Tenant shall be obligated to expand in that certain 17,941 square feet of space designated as Suite 800 in the 55 Almaden Building (the “Suite 800 Space”) following the Suite 800 Tenant surrendering the Suite 800 Space to Landlord following the expiration or earlier termination of the Suite 800 Existing Lease. The Suite 800 Space is depicted in Exhibit B attached hereto and incorporated herein for all purposes. Following the date that such Suite 800 Tenant’s existing renewal option lapses, Landlord shall send written notice to Tenant (the “Must Take Notice”) advising Tenant of the same and notifying Tenant that pursuant to this Paragraph 13, the Premises shall be expanded to include the Suite 800 Space. If the Suite 800 Tenant does exercise its renewal option, then this Paragraph 13 shall be null and void and Tenant shall not be obligated to expand into the Suite 800 Space. If Landlord delivers a Must Take Notice to Tenant, then Tenant shall lease the Suite 800 Space on the following terms: (i) the Lease Term for the Suite 800 Space shall be coterminous with the Lease Term for the balance of the Premises, (ii) the Lease Term for the Suite 800 Space shall commence on the date that is ten (10) days following Landlord’s delivery of the Suite 800 Space to Tenant, (iii) the initial Basic Annual Rent rate payable with respect to the Suite 800 Space shall equal $4.45 per square foot of rentable area per month and such rate shall escalate by three percent (3%) on each anniversary of the commencement date with respect to the Suite 800 Space, (iv) the initial three (3) monthly installment of Basic Annual Rent with respect to the Suite 800 Space shall be abated, (v) Tenant shall pay as Additional Rent the Suite 800 Space’s proportionate share of Operating Costs in excess of those incurred in a 2021 Base Year, (vi) Tenant shall lease the Suite 800 Space in its as-is condition and Landlord shall have no obligation to improve the same, except that Landlord shall provide a tenant improvement allowance equal to $60 per square foot of Rentable Area in the Suite 800 Space for a total allowance amount of $1,076,460 and (viii) in lieu of the Standard Parking Allocation, Tenant shall be provided with three (3) parking spaces per 1,000 square feet of Rentable Area in the Suite 800 Space and shall be required to pay the prevailing rate with respect to such parking spaces (plus applicable taxes), as such rate is subject to increase from time to time. Tenant’s expansion into the Suite 800 Space shall be deemed automatic to the extent Landlord delivers the Must Take Notice to Tenant; provided, however, if Landlord requests, Tenant shall execute an amendment to the Lease documenting such expansion and the terms set forth above. In no event shall Landlord be liable to Tenant in the event there is any delay in delivery of the Suite 800 Space to Tenant due to the Suite 800 Tenant holding over in the Suite 800 Space following the expiration or earlier termination of its lease; provided, however, Tenant shall have no obligation to pay any rent for the Suite 800 Space until Landlord delivers the Suite 800 Space to Tenant.

14.

Riser Management Company. Notwithstanding anything herein to the contrary, Landlord may require that Tenant utilize Landlord’s building riser management company in connection with any access to or installation of cabling and wiring in the vertical risers for the Building. Tenant shall pay any actual and reasonable costs charged by the riser management company in connection with the installation of Tenant’s cabling and wiring. Landlord, at its option, may reasonably restrict access to the telephone closets of the Project and may exclude Tenant and its contractors from such telephone closets.

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15.

Renewal Option. Tenant shall continue to have the renewal option set forth in Exhibit C to the Second Amendment and such renewal option shall apply to the Suite 1150 Space. In the event that tenant elects to exercise the renewal option, it shall be required to exercise it for the entirety of the Premises then being leased by Tenant (i.e., it cannot exercise the renewal option for only a portion of the Premises being leased).

16.

Trash Receptacles. Within one hundred eighty (180) days following the Effective Date hereof, Landlord shall designate a location on the Project for Tenant to install and maintain a trash receptacle for Tenant’s sole and exclusive use. Landlord shall notify Tenant once Landlord has determined the location of the trash dumpster. Tenant shall be responsible for any and all costs associated with procuring and maintaining any such trash dumpster, including constructing any screen or enclosure as Landlord may reasonably request. In no event shall Landlord be required to incur any costs in connection with locating an area for such trash receptacle or otherwise procuring or maintaining such receptacle. At Landlord’s request, Tenant shall contract directly with Landlord’s designated trash collection and recycling vendor in connection with collecting and emptying such trash receptacle (or if Landlord contracts with the vendor directly, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within thirty (30) days after receipt of an invoice). In no event shall Landlord have any obligation to ensure that no other third party utilizes any Tenant exclusive trash receptacle. From time to time Landlord shall have the right to relocate the location of Tenant’s dumpster to another location on the Project.

17.	Assignment/Sublease. The following revisions shall be made to Paragraph 11 of the Lease:

(a)	The following is added at the end of Paragraph 11(b) of the Original Lease:

“Within ten (10) days after Landlord’s receipt of Tenant’s request for consent to sublease or assignment and receipt of all of the foregoing pertinent information, Landlord shall advise Tenant in writing whether (i) Landlord approves of the request for consent to sublease or assignment, (ii) Landlord disapproves of the foregoing request for consent to sublease or assignment, or (iii) Landlord exercises its rights to recapture under Paragraph 11(c) below. If Landlord fails to respond to Tenant within such ten (10) day period, then Tenant shall provide a second written notice (the “A/S Notice”), which shall provide in bold, all-capital letters as follows: ‘LANDLORD’S FAILURE TO RESPOND TO TENANT’S REQUEST FOR CONSENT TO ASSIGN OR SUBLEASE WITHIN FIVE (5) DAYS AFTER RECEIPT OF THIS SECOND NOTICE SHALL BE DEEMED TO BE LANDLORD’S CONSENT TO THE PROPOSED SUBLEASE OR ASSIGNMENT.’ If Landlord fails to respond to Tenant’s request for consent to sublease or assign within five (5) days after receipt of the A/S Notice, then Landlord shall be deemed to have consented to the proposed assignment or sublease. In no event shall Tenant publicly advertise any sublease space for a net effective rent that is less than the net effective rent then being quoted by Landlord for new leases in the Building for comparable size.”

(b)	Paragraph 11(c) of the Original Lease shall be amended and restated in its entirety to read as follows:

“Other than in connection with a Permitted Transfer (as defined in Paragraph 8 of the Second Amendment), at any time within fifteen (15) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may be written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased (but only with respect to subleases that are for the balance of the then remaining Lease Term) or assigned, with a proportionate abatement in the Rent payable hereunder.”

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(c)	Paragraph 11(d)(v) of the Original Lease shall be amended and restated in its entirety to read as follows:

“The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous three (3) months, or is a current tenant or subtenant within the Building or Project, and, in either such case, Landlord then has or anticipates that it will soon have space of comparable size available for lease in the Building or Project.”

(d)	Paragraph 11(d)(vii) of the Original Lease shall be deleted in its entirety and replaced with “Intentionally Deleted.”

(e)	Paragraph 11(d)(viii) of the Original Lease shall be deleted in its entirety and replaced with “Intentionally Deleted.”

18.

Brokers. Landlord and Tenant each warrant that it has had no dealings with any broker or agent other than CBRE, Inc., representing Tenant, and Cushman & Wakefield U.S., Inc., representing Landlord (collectively, the “Broker”) in connection with the negotiation or execution of this Third Amendment, and Landlord and Tenant each agree to indemnify the other and hold the other harmless from and against any and all costs, expenses, or liability for commissions or other compensations or charges claimed by any broker or agent, other than the Broker, who claim to have represented the indemnifying party with respect to this Third Amendment or otherwise claim a commission with respect to this Third Amendment due to their dealings with the indemnifying party. Landlord shall pay the Broker a leasing commission in connection with this Third Amendment pursuant to a separate written agreement between Landlord and such Broker.

19.

OFAC. Tenant certifies, represents, warrants and covenants that: (i) it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents from and against any and all claims or damages arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

20.

Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall supersede and control.

21.

Counterparts/Facsimiles. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Third Amendment, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

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22.

ELECTRONIC SIGNATURES/COUNTERPARTS. Signatures to this Third Amendment transmitted by telecopy or electronic signatures shall be valid and effective to bind the party so signing. To facilitate execution of this Third Amendment, the parties may execute this Third Amendment via counterparts and exchange facsimile or pdf copies of such executed counterparts via telefax or e-mail, and such telefaxed or e-mailed facsimile counterparts shall serve as originals. FURTHER, THE PARTIES HERETO EXPRESSLY CONSENT, STIPULATE AND AGREE THAT THIS THIRD AMENDMENT MAY BE ELECTRONICALLY SIGNED. THE PARTIES AGREE THE ELECTRONIC SIGNATURES APPEARING ON THIS THIRD AMENDMENT SHALL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AS WELL AS ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.

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SIGNATURE PAGE TO THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

BY AND BETWEEN KBSIII ALMADEN FINANCIAL PLAZA, LLC, AS LANDLORD,

AND ZOOM VIDEO COMMUNICATIONS, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed, effective as of the Effective Date set forth herein.

LANDLORD:

KBSIII ALMADEN FINANCIAL PLAZA, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC,
a Delaware limited liability company, as agent

By:	/s/ Brent Carroll
Brent Carroll,
Senior Vice President

Date: 3/13/2019, 2019

TENANT:

ZOOM VIDEO COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Kelly S. Steckelberg
Name:	Kelly S. Steckelberg
Title:	CFO

Date:	3/13/2019, 2019

[S-1]

EXHIBIT A

SUITE 1150 SPACE

A-1

EXHIBIT B

SUITE 800 SPACE

B-1